                                                                EXHIBIT 10.10

===============================================================================


                    AMENDED AND RESTATED CREDIT AGREEMENT

                        Dated as of December __, 1997

                                    among

                                SELFIX, INC.,
                             TAMOR CORPORATION,
                             SHUTTERS, INC., and
                       SEYMOUR HOUSEWARES CORPORATION

                                as Borrowers,

                 THE OTHER CREDIT PARTIES SIGNATORY HERETO,

                             as Credit Parties,

                        THE LENDERS SIGNATORY HERETO
                             FROM TIME TO TIME,

                                 as Lenders,
                                      and

                    GENERAL ELECTRIC CAPITAL CORPORATION,

                             as Agent and Lender



===============================================================================

                              TABLE OF CONTENTS

1. AMOUNT AND TERMS OF CREDIT.............................................   2
   1.1.  Credit Facilities................................................   2
   1.2.  Letters of Credit................................................   6
   1.3.  Prepayments......................................................   7
   1.4.  Use of Proceeds..................................................   9
   1.5.  Interest and Applicable Margins..................................  10
   1.6.  Eligible Accounts................................................  13
   1.7.  Eligible Inventory...............................................  15
   1.8.  Cash Management Systems..........................................  16
   1.9.  Fees.............................................................  16
   1.10. Receipt of Payments..............................................  17
   1.11. Application and Allocation of Payments...........................  17
   1.12. Loan Account and Accounting......................................  18
   1.13. Indemnity........................................................  18
   1.14. Access...........................................................  19
   1.15. Taxes............................................................  19
   1.16. Capital Adequacy; Increased Costs; Illegality....................  20
   1.17. Single Loan......................................................  22

2. CONDITIONS PRECEDENT...................................................  22
   2.1.  Conditions to the Initial Loans..................................  22
   2.2.  Further Conditions to Each Loan..................................  23

3. REPRESENTATIONS AND WARRANTIES.........................................  24
   3.1.  Corporate Existence; Compliance with Law.........................  24
   3.2.  Executive Offices; FEIN..........................................  24
   3.3.  Corporate Power, Authorization, Enforceable Obligations..........  25
   3.4.  Financial Statements and Forecasts...............................  25
   3.5.  Material Adverse Effect..........................................  26
   3.6.  Ownership of Property; Liens.....................................  26
   3.7.  Labor Matters....................................................  27
   3.8.  Ventures, Subsidiaries and Affiliates; Outstanding Stock.........  27
   3.9.  Government Regulation............................................  27
   3.10. Margin Regulations...............................................  28
   3.11. Taxes............................................................  28
   3.12. ERISA............................................................  28
   3.13. No Litigation....................................................  29
   3.14. Brokers..........................................................  29
   3.15. Intellectual Property............................................  29
   3.16. Full Disclosure..................................................  29
   3.17. Environmental Matters............................................  30
   3.18. Insurance........................................................  30
   3.19. Deposit and Disbursement Accounts................................  30
   3.20. Government Contracts.............................................  30
   3.21. Customer and Trade Relations.....................................  31


   3.22. Agreements and Other Documents...................................  31
   3.23. Solvency.........................................................  31
   3.24. Acquisition Agreement............................................  31
   3.25. Subordinated Debt................................................  32

4. FINANCIAL STATEMENTS AND INFORMATION...................................  32
   4.1.  Reports and Notices..............................................  32
   4.2.  Communication with Accountants...................................  32

5. AFFIRMATIVE COVENANTS..................................................  32
   5.1.  Maintenance of Existence and Conduct of Business.................  32
   5.2.  Payment of Obligations...........................................  33
   5.3.  Books and Records................................................  33
   5.4.  Insurance; Damage to or Destruction of Collateral................  33
   5.5.  Compliance with Laws.............................................  35
   5.6.  Supplemental Disclosure..........................................  35
   5.7.  Intellectual Property............................................  35
   5.8.  Environmental Matters............................................  35
   5.9.  Landlords' Agreements, Mortgagee Agreements and Bailee Letters...  36
   5.10. Further Assurances...............................................  36
   5.11. Acquisition Agreement............................................  36

6. NEGATIVE COVENANTS.....................................................  37
   6.1.  Mergers, Subsidiaries, Etc.......................................  37
   6.2.  Investments; Loans and Advances..................................  37
   6.3.  Indebtedness.....................................................  37
   6.4.  Employee Loans and Affiliate Transactions........................  38
   6.5.  Capital Structure and Business...................................  39
   6.6.  Guaranteed Indebtedness..........................................  39
   6.7.  Liens............................................................  39
   6.8.  Sale of Stock and Assets.........................................  39
   6.9.  ERISA............................................................  40
   6.10. Financial Covenants..............................................  40
   6.11. Hazardous Materials..............................................  40
   6.12. Sale-Leasebacks..................................................  40
   6.13. Cancellation of Indebtedness.....................................  40
   6.14. Restricted Payments..............................................  40
   6.15. Change of Corporate Name or Location; Change of Fiscal Year......  40
   6.16. No Impairment of Intercompany Transfers..........................  41
   6.17. No Speculative Transactions......................................  41
   6.18. Leases...........................................................  41
   6.19. Changes Relating to Subordinated Debt............................  41
   6.20. Holdings.........................................................  41

7. TERM...................................................................  42
   7.1.  Termination......................................................  42
   7.2.  Survival of Obligations Upon Termination of
         Financing Arrangements...........................................  42


8.  EVENTS OF DEFAULT: RIGHTS AND REMEDIES................................  42
    8.1.   Events of Default..............................................  42
    8.2.   Remedies.......................................................  44
    8.3.   Waivers by Credit Parties......................................  44

9.  ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT...................  44
    9.1.   Assignment and Participations..................................  45
    9.2.   Appointment of Agent...........................................  46
    9.3.   Agent's Reliance, Etc..........................................  47
    9.4.   GE Capital and Affiliates......................................  47
    9.5.   Lender Credit Decision.........................................  48
    9.6.   Indemnification................................................  48
    9.7.   Successor Agent................................................  48
    9.8.   Setoff and Sharing of Payments.................................  49
    9.9.   Advances; Payments; Non-Funding Lenders;
           Information; Actions in Concert................................  49

10. SUCCESSORS AND ASSIGNS................................................  51
    10.1.  Successors and Assigns.........................................  51

11. MISCELLANEOUS.........................................................  52
    11.1.  Complete Agreement; Modification of Agreement..................  52
    11.2.  Amendments and Waivers.........................................  52
    11.3.  Fees and Expenses..............................................  54
    11.4.  No Waiver......................................................  55
    11.5.  Remedies.......................................................  55
    11.6.  Severability...................................................  55
    11.7.  Conflict of Terms..............................................  55
    11.8.  Confidentiality................................................  55
    11.9.  GOVERNING LAW..................................................  56
    11.10. Notices........................................................  56
    11.11. Section Titles.................................................  57
    11.12. Counterparts...................................................  57
    11.13. WAIVER OF JURY TRIAL...........................................  57
    11.14. Press Releases.................................................  57
    11.15. Reinstatement..................................................  58
    11.16. Advice of Counsel..............................................  58
    11.17. No Strict Construction.........................................  58

12. CROSS-GUARANTY........................................................  58
    12.1.  Cross-Guaranty.................................................  58
    12.2.  Waivers by Borrowers...........................................  59
    12.3.  Benefit of Guaranty............................................  59
    12.4.  Subordination of Subrogation, Etc. ............................  59
    12.5.  Election of Remedies...........................................  60
    12.6.  Limitation.....................................................  60
    12.7.  Contribution with Respect to Guaranty Obligations..............  60
    12.8.  Liability Cumulative...........................................  61


                              INDEX OF APPENDICES


Exhibit 1.1(a)(i)             -   Form of Notice of Revolving Credit Advance
Exhibit 1.1(a)(ii)            -   Form of Revolving Note
Exhibit 1.1(b)                -   Form of Term Note
Exhibit 1.1(c)(ii)            -   Form of Swing Line Note
Exhibit 1.5(e)                -   Form of Notice of Conversion/Continuation
Exhibit 4.1(b)                -   Form of Borrowing Base Certificate
Exhibit 9.1(a)                -   Form of Assignment Agreement
Schedule 1.1                  -   Responsible Individual
Schedule 1.1(b)(v)            -   Ratable Shares
Schedule 1.4                  -   Sources and Uses; Funds Flow Memorandum
Schedule 3.2                  -   Executive Offices; FEIN
Schedule 3.4(A)               -   Financial Statements
Schedule 3.4(B)               -   Pro Forma
Schedule 3.4(C)               -   Forecasts
Schedule 3.6                  -   Real Estate and Leases
Schedule 3.7                  -   Labor Matters
Schedule 3.8                  -   Ventures, Subsidiaries and Affiliates; Outstanding Stock
Schedule 3.11                 -   Tax Matters
Schedule 3.12                 -   ERISA Plans
Schedule 3.13                 -   Litigation
Schedule 3.15                 -   Intellectual Property
Schedule 3.17                 -   Hazardous Materials
Schedule 3.18                 -   Insurance
Schedule 3.19                 -   Deposit and Disbursement Accounts
Schedule 3.20                 -   Government Contracts
Schedule 3.22                 -   Material Agreements
Schedule 5.1                  -   Trade Names
Schedule 6.2                  -   Investments
Schedule 6.3                  -   Indebtedness
Schedule 6.4(a)               -   Transactions with Affiliates
Schedule 6.7                  -   Existing Liens
Schedule 11.18                -   Continuing Loans

Annex A (Recitals)                -    Definitions
Annex B (Section 1.2)             -   Letters of Credit
Annex C (Section 1.8)             -   Cash Management System
Annex D (Section 2.1(a))          -   Schedule of Additional Closing Documents
Annex E (Section 4.1(a))          -   Financial Statements and Forecasts -- Reporting
Annex F (Section 4.1(b))          -   Collateral Reports
Annex G (Section 6.10)            -   Financial Covenants
Annex H (Section 9.9(a))          -   Lenders' Wire Transfer Information
Annex I (Section 11.10)           -   Notice Addresses
Annex J                           -   Commitments

        CREDIT AGREEMENT, dated as of December __, 1997, among SELFIX, INC., a Delaware corporation ("Selfix"), TAMOR CORPORATION., a Massachusetts corporation ("Tamor"), SHUTTERS, INC., an Illinois corporation ("Shutters"), SEYMOUR HOUSEWARES CORPORATION, a Delaware corporation ("Seymour" and, together with Selfix, Tamor and Shutters, sometimes collectively referred to herein as the "Borrowers" and individually as a "Borrower"); the other Credit Parties signatory hereto; GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation (in its individual capacity, "GE Capital"), for itself, as Lender, and as Agent for Lenders, and the other Lenders signatory hereto from time to time.

                                    RECITALS

     WHEREAS, GE Capital and other Lenders have outstanding loans and letter of credit obligations to Selfix, Tamor and Shutters on the date hereof in the aggregate principal amount of the "Continuing Loans" (as summarized on Disclosure Schedule (11.18) hereto) pursuant to the terms of a Credit Agreement dated as of February 27, 1997 as amended (the "Prior Credit Agreement") by and among GE Capital, as Agent and Lender, the other Lenders party thereto, Selfix, Tamor and Shutters, as borrowers, and Home Products International, Inc., a Delaware corporation ("Holdings"), as an additional Credit Party (such Prior Credit Agreement and the loan documents entered into in connection therewith being hereinafter referred to as the "Prior Loan Documents");

     WHEREAS, pursuant to the Agreement and Plan of Merger dated as of November 11, 1997 (as amended, the "Purchase Agreement") by and among Holdings, HPII Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Holdings ("HPII"), Seymour Sales Corporation, a Delaware corporation ("Seymour Sales"), Seymour, Chase Manhattan Investment Holdings, Inc. and Chase Venture Capital Associates, L.P., (i) HPII issued a promissory note in favor of Holdings in exchange for approximately $14.2 million of Holdings stock; (ii) HPII then merged with and into Seymour Sales, with Seymour Sales as the surviving corporation, and HPII paid to the "Sellers" (as defined in Annex A hereto) its Holdings stock plus cash as consideration for the merger; and (iii) Seymour Sales, in turn, was merged with and into its wholly owned subsidiary, Seymour, with Seymour as the surviving corporation (such transaction is referred to herein as the "Acquisition");

     WHEREAS, Borrowers desire that Lenders amend and restate the Prior Credit Agreement so that it provides that Lenders shall extend revolving and term credit facilities to Borrowers of up to One Hundred Thirty Million Dollars ($130,000,000) in the aggregate (including the Continuing Loans), for the purpose of funding a portion of the Acquisition and refinancing certain indebtedness of Seymour and to provide (a) working capital financing for Borrowers, and (b) funds for other general corporate purposes of Borrowers; and for these purposes, Lenders are willing to make certain loans and other extensions of credit to Borrowers of up to such amount upon the terms and conditions set forth herein;

     WHEREAS, Borrowers desire to secure all of their obligations under the "Loan Documents" (as defined in Annex A hereto) by granting to Agent, for the benefit of Agent and Lenders, a security interest in and lien upon all of their existing and after-acquired personal and real property, including, without limitation, the capital stock of all of Borrowers' Subsidiaries; and

     WHEREAS, capitalized terms used in this Agreement shall have the meanings ascribed to them in Annex A. All Annexes, Disclosure Schedules, Exhibits and other attachments

(collectively, "Appendices") hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together, shall constitute but a single agreement. These Recitals shall be construed as part of the Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto agree as follows:

1.   AMOUNT AND TERMS OF CREDIT

        1.1 Credit Facilities. (a) Revolving Credit Facility. (i) Subject to the terms and conditions hereof, each Revolving Lender agrees to make available from time to time until the Commitment Termination Date its Pro Rata Share of advances (each, a "Revolving Credit Advance") of the total Revolving Loan Commitment. The Pro Rata Share of the Revolving Loan of any Revolving Lender shall not at any time exceed its separate Revolving Loan Commitment. The obligations of each Revolving Lender hereunder shall be several and not joint. The aggregate amount of Revolving Credit Advances outstanding, taking into account that portion of the Continuing Loans that are Revolving Credit Advances, shall not exceed at any time the lesser of (A) the Maximum Amount and (B) the Aggregate Borrowing Base, in each case less the sum of the Letter of Credit Obligations and the Swing Line Loan outstanding at such time ("Borrowing Availability"), except as set forth in Section 1.1 (a)(iii). Moreover, the sum of the Revolving Loan and Swing Line Loan outstanding to any Borrower shall not exceed at any time that Borrower's separate Borrowing Base, except as set forth in Section 1.1(a)(iii). Until the Commitment Termination Date, Borrowers may from time to time borrow, repay and reborrow under this Section 1.1(a). Each Revolving Credit Advance shall be made on notice by Borrower Representative on behalf of the applicable Borrower to the representative of Agent identified on
Schedule 1.1 at the address specified thereon. Those notices must be given no later than (1) 10:30 a.m. (Chicago time) on the Business Day of the proposed Revolving Credit Advance, in the case of an Index Rate Loan, or (2) 11:00 a.m. (Chicago time) on the date which is three (3) Business Days prior to the proposed Revolving Credit Advance, in the case of a LIBOR Loan. Each such notice (a "Notice of Revolving Credit Advance") must be given in writing (by telecopy or overnight courier) substantially in the form of Exhibit 1.1(a)(i), and shall include the information required in such Exhibit and such other information as may be required by Agent. If any Borrower desires to have the Revolving Credit Advances bear interest by reference to a LIBOR Rate, Borrower Representative must comply with Section 1.5(e).

        (ii) The Revolving Loan Commitments of each Revolving Lender shall be evidenced by a single Promissory Note, dated the Closing Date and substantially in the form of Exhibit 1.1(a)(ii) (each a "Revolving Note" and, collectively, the "Revolving Notes") and executed by all of the Borrowers. Each Revolving Note shall represent the obligation of each Borrower to pay to the applicable Revolving Lender the amount of such Revolving Lender's Revolving Loan Commitment to such Borrower or, if less, such Revolving Lender's Pro Rata Share of the aggregate unpaid principal amount of all Revolving Credit Advances to such Borrower together with interest thereon as prescribed in Section 1.5. The entire unpaid balance of the aggregate Revolving Loan and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date.

        (iii) At the request of Borrower Representative, in its discretion Agent may (but shall have absolutely no obligation to), make Revolving Credit Advances to Borrowers on behalf of

Revolving Lenders in amounts which cause the outstanding balance of the aggregate Revolving Loan to exceed the Aggregate Borrowing Base (less the Swing Line Loan) or which cause the outstanding balance of the Revolving Loan owing by any Borrower to exceed that Borrower's separate Borrowing Base (less the Swing Line Loan advanced to that Borrower) (any such excess Revolving Credit Advances are herein referred to collectively as "Overadvances"), and no such event or occurrence shall cause or constitute a waiver by Agent or Lenders of any Default or Event of Default that may result therefrom or of Agent's, Swing Line Lender's or Revolving Lenders' right to refuse to make any further Overadvances, Swing Line Advances or Revolving Credit Advances, or incur any Letter of Credit Obligations, as the case may be, at any time that an Overadvance exists or would result therefrom. In addition, Overadvances may be made even if the conditions to lending set forth in Section 2 have not been met. All Overadvances shall constitute Index Rate Loans, shall bear interest at the Default Rate and shall be payable on demand. Except as otherwise provided in Section 1.11(b), the authority of Agent to make Overadvances is limited to an aggregate amount not to exceed $500,000 at any time, shall not cause the aggregate Revolving Loan to exceed the Maximum Amount, and may be revoked prospectively by a written notice to Agent signed by Revolving Lenders holding fifty percent (50%) or more of the Revolving Loan Commitments.

        (b) (1) Term Loan A. Subject to the terms and conditions hereof, each Lender having a Term Loan A Commitment agrees to make (or continue to the extent of the Continuing Loans) a term loan on the Closing Date to each Borrower (the "Term Loan A") in the original principal amount of such Borrower's Ratable Share of such Lender's Term Loan A Commitment. The obligations of each Term A Lender hereunder shall be several and not joint. Term Loan A shall be evidenced by promissory notes substantially in the form of Exhibit 1.1(b) (each a "Term Note A" and collectively the "Term A Notes"). The Borrowers shall execute and deliver a single Term Note A to each Term A Lender. Each Term Note A shall represent the obligation of each Borrower to pay its Ratable Share of the amount of Term Loan A to the applicable Lender, together with interest thereon as prescribed in Section 1.5.

        (ii) Each Borrower shall pay its Ratable Share of the principal amount of the Term Loan A in twenty-four (24) consecutive quarterly installments on the first day of January, April, July and October of each year, commencing April 1, 1998, as follows:


                       Payment                           Installment
                         Date                            Amount (each)
        ------------------------------------------       -------------
        1-4    April 1, July 1, and October 1, 1998
               January 1, 1999                             $1,250,000

        5-8    April 1, July 1, and October 1, 1999
               January 1, 2000                             $1,750,000

        9-12   April 1, July 1, and October 1, 2000
               January 1, 2001                             $2,000,000

        13-24  April 1, July 1, and October 1, 2001;
               January 1, April 1, July 1, and October 1,
               2002; January 1, April 1, July 1, and
               October 1, 2003; and January 1, 2004        $2,500,000

        (iii) Notwithstanding the foregoing clause (ii), the aggregate outstanding principal balance of Term Loan A shall be due and payable in full in immediately available funds on the Commitment Termination Date, if not sooner paid in full.

        (iv) Each payment of principal with respect to Term Loan A shall be paid to Agent for the ratable benefit of each Term A Lender, ratably in proportion to each such Term A Lender's respective Term Loan A Commitment.

        (b) (2) Term Loan B. (i) Subject to the terms and conditions hereof, each Term B Lender agrees to make (or continue to the extent of the Continuing Loans) a term loan on the Closing Date to each Borrower (the "Term Loan B") in the principal amount of such Borrower's Ratable Share of such Lender's Term Loan B Commitment. The obligations of each Term B Lender hereunder shall be several and not joint. Term Loan B shall be evidenced by promissory notes substantially in the form of Exhibit 1.1 (b) (each a "Term Note B" and collectively the "Term B Notes"). The Borrowers shall execute and deliver a single Term Note B to each Term B Lender. Each Term Note B shall represent the obligation of each Borrower to pay its Ratable Share of the amount of its Term Loan B to the applicable Lender, together with interest thereon as prescribed in Section 1.5.

        (ii) Each Borrower shall pay its Ratable Share of the principal amount of Term Loan B in thirty-two (32) consecutive quarterly installments on the first day of January, April, July and October of each year, commencing April 1, 1998, as follows:


                        Payment                               Installment
                          Date                                Amount (each)
          -------------------------------------------------   ---------------

   1-24   April 1, July 1, and October 1, 1998
          January 1, April 1, July 1, and October 1, 1999
          January 1, April 1, July 1, and October 1, 2000
          January 1, April 1, July 1, and October 1, 2001
          January 1, April 1, July 1, and October 1, 2002,
          January 1, April 1, July 1, and October 1, 2003,
          and January 1, 2004                                     $150,000

   25-32   April 1, July 1, and October 1, 2004
           January 1, April 1, July 1, and October 1, 2005,
           and January 1, 2006                                    $7,050,000


        (iii) Notwithstanding the foregoing clause (ii), the aggregate outstanding principal balance of Term Loan B shall be due and payable in full in immediately available funds on the Commitment Termination Date, if not sooner paid in full.

        (iv) Each payment of principal with respect to Term Loan B shall be paid to Agent for the ratable benefit of each Term B Lender, ratably in proportion to each such Term B Lender's respective Term Loan B Commitment.

        (v) Each Borrower shall pay its Ratable Share of each scheduled installment of Term Loan A and Term Loan B. The Ratable Share of each Borrower with respect to Term Loan A and Term Loan B is set forth on Disclosure Schedule (1.1(b)(v)).

        (c)  Swing Line Facility.    Agent shall notify the Swing Line Lender
upon Agent's receipt of any Notice of Revolving Credit Advance. Subject to the terms and conditions hereof, the Swing Line Lender may, in its discretion, make available from time to time until the Commitment Termination Date advances (each, a "Swing Line Advance") in accordance with any such notice. The aggregate amount of Swing Line Advances outstanding shall not exceed the lesser of (A) the Swing Line Commitment and (B) the Aggregate Borrowing Base less the outstanding balance of the Revolving Loan at such time ("Swing Line Availability"). Moreover, the Swing Line Loan outstanding to any Borrower shall not exceed at any time that Borrower's separate Borrowing Base less the Revolving Loan outstanding to such Borrower. Until the Commitment Termination Date, Borrowers may from time to time borrow, repay and reborrow under this
Section 1.1(c). Each Swing Line Advance shall be made pursuant to a Notice of Revolving Credit Advance delivered to Agent by Borrower Representative on behalf of the applicable Borrower in accordance with Section 1.1(a). Those notices must be given no later than 11:00 a.m. (Chicago time) on the Business Day of the proposed Swing Line Advance. Notwithstanding any other provision of this Agreement or the other Loan Documents, the Swing Line Loan shall constitute an Index Rate Loan. Borrowers shall repay the aggregate outstanding principal amount of the Swing Line Loan upon demand therefor by Agent.

        (ii) Each Borrower shall execute and deliver to the Swing Line Lender a promissory note to evidence the Swing Line Commitment. Each note shall be in the principal amount of the Swing Line Commitment of the Swing Line Lender, dated the Closing Date and substantially in the form of Exhibit 1.1(c)(ii) (each a "Swing Line Note" and, collectively, the "Swing Line Notes"). Each Swing Line Note shall represent the obligation of each Borrower to pay the amount of the Swing Line Commitment or, if less, the aggregate unpaid principal amount of all Swing Line Advances made to such Borrower together with interest thereon as prescribed in Section 1.5. The entire unpaid balance of the Swing Line Loan and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date if not sooner paid in full.

        (iii) Refunding of Swing Line Loans. The Swing Line Lender, at any time and from time to time in its sole and absolute discretion, but not less frequently than weekly, shall on behalf of each Borrower (and each Borrower hereby irrevocably authorizes the Swing Line Lender to so act on its behalf) request each Revolving Lender (including the Swing Line Lender) to make a Revolving Credit Advance to such Borrower (which shall be an Index Rate Loan) in an amount equal to such Revolving Lender's Pro Rata Share of the principal amount of such Borrower's Swing Line Loan (the "Refunded Swing Line Loan") outstanding on the date such notice is given. Unless any of the events described in Sections 8.1(h) or 8.1 (i) shall have occurred (in which event the procedures of Section 1.1(c)(iv) shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of a Revolving Credit Advance are then satisfied, each Revolving Lender shall disburse directly to Agent, its Pro Rata Share of a Revolving Credit Advance on behalf of the Swing Line Lender, prior to 2:00 p.m. (Chicago time), in immediately available funds on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Credit Advances shall be immediately paid to the Swing Line Lender and applied to repay the Refunded Swing Line Loan of the applicable Borrower.

        (iv) Participation in Swing Line Loans. If, prior to refunding a Swing Line Loan with a Revolving Credit Advance pursuant to Section 1.1 (c)(iii), one of the events described in Sections 8.1(h) or 8.1(i) shall have occurred, then, subject to the provisions of Section 1.1 (c)(v) below, each Revolving Lender will, on the date such Revolving Credit Advance was to have been made for the benefit of the applicable Borrower, purchase from the Swing Line Lender an undivided participation interest in the Swing Line Loan to such Borrower in an amount equal to its Pro Rata Share of such Swing Line Loan. Upon request, each Revolving Lender will promptly transfer to the Swing Line Lender, in immediately available funds, the amount of its participation.

        (v) Revolving Lenders' Obligations Unconditional. Each Revolving Lender's obligation to make Revolving Credit Advances in accordance with
Section 1.1 (c)(iii) and to purchase participating interests in accordance with
Section 1.1 (c)(iv) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the Swing Line Lender, any Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of any Default or Event of Default; (C) any inability of any Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which such participating interest is to be purchased or (D) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Revolving Lender does not make available to Agent or the Swing Line Lender, as applicable, the amount required pursuant to Section 1.1 (c)(iii) or 1.1(c)(iv), as the case may be, the Swing Line Lender shall be entitled to recover such amount on demand from such Revolving Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the Federal Funds Rate for the first two Business Days and at the Index Rate thereafter.

        (d) Reliance on Notices; Appointment of Borrower Representative. Agent shall be entitled to rely upon, and shall be fully protected in relying upon, any Notice of Revolving Credit Advance, Notice of Conversion/Continuation or similar notice reasonably believed by Agent to be genuine. Agent may assume that each Person executing and delivering such a notice was duly authorized, unless the responsible individual acting thereon for Agent has actual knowledge to the contrary. Each Borrower hereby designates Selfix as its representative and agent on its behalf for the purposes of issuing Notices of Revolving Credit Advances, Notices of Swing Line Advances and Notices of Conversion/Continuation, giving instructions with respect to the disbursement of the proceeds of the Loans, selecting interest rate options, requesting Letters of Credit, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or Borrowers under the Loan Documents. Borrower Representative hereby accepts such appointment. Agent and each Lender may regard any notice or other communication pursuant to any Loan Document from Borrower Representative as a notice or communication from all Borrowers, and may give any notice or communication required or permitted to be given to any Borrower or Borrowers hereunder to Borrower Representative on behalf of such Borrower or Borrowers. Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

        1.2 Letters of Credit. Subject to and in accordance with the terms and conditions contained herein and in Annex B, Borrower Representative, on behalf of the applicable Borrower, shall have the right to request, and Revolving Lenders agree to incur, or purchase participations in, Letter of Credit Obligations in respect of each Borrower.

        1.3  Prepayments.

        (a)  Voluntary Prepayments. Borrowers may at any time on at least five
(5) days' prior written notice upon a partial prepayment (or at least thirty
(30) days' prior written notice in the case of a prepayment in full) by Borrower Representative to Agent voluntarily prepay all or part of the Term Loan A or Term Loan B; provided that any such prepayments or reductions shall be in a minimum amount of $500,000 and integral multiples of $250,000 in excess of such amount. In addition, Borrowers may at any time on at least thirty (30) days' prior written notice by Borrower Representative to Agent terminate the Revolving Loan Commitment; provided that upon such termination, all Loans and other Obligations shall be immediately due and payable in full. Any such voluntary prepayment and any such termination of the Revolving Loan Commitment must be accompanied by the payment of the fee required by Section 1.9(c), if any, plus the payment of any LIBOR funding breakage costs in accordance with
Section 1.13(b). Upon any such prepayment and termination of the Revolving Loan Commitment, each Borrower's right to request Revolving Credit Advances, or request that Letter of Credit Obligations be incurred on its behalf, or request Swing Line Advances shall simultaneously be permanently terminated. Each notice of partial prepayment shall designate the Loans or other Obligations to which such prepayment is to be applied, provided that any partial prepayments of Term Loan A or Term Loan B made by or on behalf of any Borrower shall be applied to prepay the scheduled installments of such Borrower's Term Loan A or Term Loan B, respectively, in inverse order of maturity.

        (b) Mandatory Prepayments. If at any time the outstanding balance of the aggregate Revolving Loan (taking into account the Continuing Loans that are part of the Revolving Loan) exceeds the lesser of (A) the Maximum Amount and
(B) the Aggregate Borrowing Base, less, in each case, the aggregate outstanding Swing Line Loan at such time, Borrowers shall immediately repay the aggregate outstanding Revolving Credit Advances to the extent required to eliminate such excess. If any such excess remains after repayment in full of the aggregate outstanding Revolving Credit Advances, Borrowers shall provide cash collateral for the Letter of Credit Obligations in the manner set forth in Annex B to the extent required to eliminate such excess. Furthermore, if the outstanding balance of the Revolving Loan of any Borrower exceeds that Borrower's separate Borrowing Base at any time less the outstanding balance of the Swing Line Loan of such Borrower at such time, the applicable Borrower shall immediately repay its Revolving Credit Advances in the amount of such excess (and, if necessary, shall provide cash collateral for its Letter of Credit Obligations as described above). Notwithstanding the foregoing, any Overadvance made pursuant to Section 1.1(a)(iii) shall be repaid on demand.

        (ii) Immediately upon receipt by any Credit Party of proceeds of any asset disposition (including condemnation proceeds, but excluding proceeds of asset dispositions permitted by Sections 6.8 (a) and 6.8(b)) or any sale of Stock of any Subsidiary of any Credit Party, Borrowers shall prepay the Loans in an amount equal to all such proceeds, net of (A) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by Borrowers in connection therewith (in each case, paid to non-Affiliates), (B) transfer taxes, (C) amounts payable to holders of senior Liens (to the extent such Liens constitute Permitted Encumbrances hereunder), if any, and (D) an appropriate reserve for income taxes in accordance with GAAP in connection therewith. Any such prepayment shall be applied in accordance with clause (c)(1) below.

        (iii) Except for the 1,362,700 shares of Holdings Stock to be issued to the shareholders of Seymour Sales pursuant to Section 2.5(b) of the Acquisition Agreement, if Holdings or any Borrower issues Stock, no later than the Business Day following the date of receipt of the proceeds thereof, all Borrowers (in the case of an issuance by Holdings) or the issuing Borrower shall prepay the Loans in an amount equal to all or a portion of such proceeds, in accordance with clause (c)(2) below, net of underwriting discounts and commissions and other reasonable costs paid to non-Affiliates in connection therewith.

        (iv) Until the Termination Date, Borrowers shall prepay the Obligations on the earlier of the date which is ten (10) days after (A) the date on which Borrowers' annual audited Financial Statements for the immediately preceding Fiscal Year are delivered pursuant to Annex E or (B) the date on which such annual audited Financial Statements were required to be delivered pursuant to Annex E, in an amount equal to seventy-five percent (75%) of Excess Cash Flow for the immediately preceding Fiscal Year. Any prepayments from Excess Cash Flow paid pursuant to this clause (iv) shall be allocated to each Borrower's Obligations based upon such Borrower's relative contribution to Excess Cash Flow and shall be applied in accordance with clause (c)(1) below. Each such prepayment shall be accompanied by a certificate signed by Borrower Representative's chief financial officer certifying the manner in which Excess Cash Flow, the resulting prepayment, and the method of allocation to each Borrower's Obligations were calculated, which certificate shall be in form and substance reasonably satisfactory to Agent.

        (c) (1) Application of Certain Mandatory Prepayments. Any prepayments made by any Borrower pursuant to clauses (b)(ii) or (iv) shall be applied as follows: first, to Fees and reimbursable expenses of Agent and other Lenders then due and payable pursuant to any of the Loan Documents; second, to interest then due and payable on such Borrower's Term Loans, pro rata; third, ratably to prepay the scheduled installments of such Borrower's Term Loans in inverse order of maturity, until such Loans shall have been prepaid in full; fourth to interest then due and payable on the Term Loans of each other Borrower, pro rata; fifth, to prepay the scheduled installments of the Term Loans of such other Borrowers in inverse order of maturity, until such Loans shall have been prepaid in full; sixth, to interest then due and payable on Revolving Credit Advances (including Swing Line Advances) made to such Borrower; seventh, to the principal balance of Revolving Credit Advances (including Swing Line Advances) outstanding to such Borrower until the same shall have been paid in full; eighth, to any Letter of Credit Obligations of such Borrower to provide cash collateral therefor in the manner set forth in Annex B, until all such Letter of Credit Obligations have been fully cash collateralized in the manner set forth in Annex B; ninth, to interest then due and payable on the Revolving Credit Advances (including Swing Line Advances) outstanding to each other Borrower, pro rata; tenth, to the principal balance of the Revolving Credit Advances (including

Swing Line Advances) made to each other Borrower, pro rata, until the same shall have been paid in full; and last, to any Letter of Credit Obligations of each other Borrower, pro rata, to provide cash collateral therefor in the manner set forth in Annex B, until all such Letter of Credit Obligations have been fully cash collateralized. Neither the Revolving Loan Commitment nor the Swing Line Commitment shall be permanently reduced by the amount of any such prepayments.

        (c) (2) Application of Mandatory Prepayments from Stock Sales. All prepayments made by Holdings or any Borrower pursuant to clause (b)(iii) above shall be applied as follows: first, 50% of the balance of such prepayments shall be applied to accrued interest and to the principal of the Subordinated Notes, and the remaining 50% of the balance of such prepayment shall be applied, ratably, to accrued interest and to the principal balances of Term Loan A and Term Loan B; and second, after payment in full of the Subordinated Notes, 100% of such prepayment shall be applied, ratably, to accrued interest and to the principal balances of Term Loan A and Term Loan B. All such prepayments of the Term Loans shall be applied to scheduled installments in inverse order of maturity.

        (d) Application of Prepayments from Insurance Proceeds. Prepayments from insurance proceeds in accordance with Section 5.4(c) shall be applied as follows: insurance proceeds from casualties or losses to cash or Inventory shall be applied, first, to the Swing Line Loans and, second, to the Revolving Credit Advances of the Borrower that incurred such casualties or losses; insurance proceeds from casualties or losses to Equipment, Fixtures and Real Estate shall be applied, pro rata, to scheduled installments of the Term Loans, if any, of the Borrower that incurred such casualties or losses in inverse order of maturity. Neither the Revolving Loan Commitment nor the Swing Line Loan Commitment shall be permanently reduced by the amount of any such prepayments. If the insurance proceeds received as to a particular Borrower exceed the outstanding principal balances of the Loans to that Borrower or if the precise amount of insurance proceeds allocable to Inventory as compared to Equipment, Fixtures and Real Estate are not otherwise determined, the allocation and application of those proceeds shall be determined by Agent, subject to the approval of Requisite Lenders.

        (e) Nothing in this Section 1.3 shall be construed to constitute Agent's or any Lender's consent to any transaction referred to in clauses
(b)(ii) and (b)(iii) above which is not permitted by other provisions of this Agreement or the other Loan Documents. If the application of any mandatory prepayment in accordance with this Section 1.3 would result in the payment of LIBOR funding breakage costs in accordance with Section 1.13(b), the applicable Credit Party may elect to deposit such mandatory prepayment in a cash collateral account pledged to Agent on terms reasonably satisfactory to it. Thereafter, such amounts will be applied to prepay the Loans upon expiration of the relevant LIBOR Periods then in effect.

        (1.4) Use of Proceeds. Borrowers shall utilize the proceeds of the Term Loans, the Revolving Loan and the Swing Line Advances solely for the Acquisition and the Refinancing (and to pay any related transaction expenses), and for the financing of Borrowers' ordinary working capital and general corporate needs (but excluding in any event the making of any Restricted Payment not specifically permitted by Section 6.14). Disclosure Schedule (1.4) contains a description of Borrowers' sources and uses of funds as of the Closing Date, including Loans and Letter of Credit Obligations to be made or incurred on that date, and a funds flow memorandum detailing how funds from each source are to be transferred to particular uses.

        1.5. Interest and Applicable Margins. (a) Borrowers shall pay interest to Agent, for the ratable benefit of Lenders in accordance with the various Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at the following rates: (i) with respect to the Revolving Credit Advances, the Index Rate plus the Applicable Revolver Index Margin per annum or, at the election of Borrower Representative, the applicable LIBOR Rate plus the Applicable Revolver LIBOR Margin per annum, based on the aggregate Revolving Credit Advances outstanding from time to time; (ii) with respect to Term Loan A, the Index Rate plus the Applicable Term Loan A Index Margin per annum or, at the election of Borrower Representative, the applicable LIBOR Rate plus the Applicable Term Loan A LIBOR Margin per annum; (iii) with respect to Term Loan B, the Index Rate plus the Applicable Term Loan B Index Margin per annum or, at the election of Borrower Representative, the applicable LIBOR Rate plus the Applicable Term Loan B LIBOR Margin per annum and (iv) with respect to the Swing Line Loan, the Index Rate plus the Applicable Revolver Index Margin per annum.

        The Applicable Margins will be at Level IV as of the Closing Date. The Applicable Margins will be adjusted (up or down) prospectively on a quarterly basis as determined by Borrowers' consolidated financial performance for the immediately preceding four-quarter period (using actual figures for all Borrowers for all periods), commencing on the first day of the first calendar month that occurs more than five (5) days after delivery of Borrowers' quarterly Financial Statements to Lenders for the Fiscal Quarter ended December, 1998. Adjustments in Applicable Margins will be determined by reference to the following grids:




                                                 Level of
                   If Leverage Ratio is:  Applicable Margins:
                   ---------------------  -------------------
                            < 2.5                Level I

                   <3.5, but > 2.5               Level II
                             -
                   <5.0, but > 3.5               Level III
                             -
                   <6.00, but > 5.0              Level IV
                              -
                          > 6.00                 Level V
                          -


                                    APPLICABLE MARGINS
                      -----------------------------------------------
                      LEVEL I  LEVEL II  LEVEL III  LEVEL IV  LEVEL V
                      -------  --------  ---------  --------  -------
Applicable Revolver
Index Margin           .25%      .50%      .75%       1.0%     1.25%
Applicable Revolver
LIBOR Margin           1.75%     2.0%      2.25%      2.5%     2.75%
Applicable Term
Loan A Index Margin    .25%      .50%      .75%       1.0%     1.25%
Applicable Term
Loan A LIBOR Margin    1.75%     2.0%      2.25%      2.5%     2.75%
Applicable Term
Loan B Index Margin    1.25%    1.25%      1.25%      1.5%     1.75%
Applicable Term
Loan B LIBOR Margin    2.75%    2.75%      2.75%      3.0%     3.25%

        All adjustments in the Applicable Margins after December 31, 1998 will be implemented quarterly on a prospective basis, for each calendar month commencing at least five (5) days after the date of delivery to Lenders of the quarterly unaudited or annual audited (as applicable) Financial Statements of Borrowers evidencing the need for an adjustment. Concurrently with the delivery of those Financial Statements, Borrower Representative shall deliver to Agent and Lenders a certificate, signed by its chief financial officer, setting forth in reasonable detail the basis for the continuance of, or any change in, the Applicable Margins. Failure to timely deliver such Financial Statements shall, in addition to any other remedy provided for in this Agreement, result in an increase in the Applicable Margins to the highest level set forth in the foregoing grid, until the first day of the first calendar month following the delivery of those Financial Statements demonstrating that such an increase is not required. If an Event of Default shall have occurred or be continuing at the time any reduction in the Applicable Margins is to be implemented, that reduction shall be deferred until the first day of the first calendar month following the date on which such Default or Event of Default is waived or cured.

        (b) If any payment on any Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day (except as set forth in the definition of LIBOR Period) and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

        (c) All computations of Fees calculated on a per annum basis and interest shall be made by Agent on the basis of a three hundred and sixty (360) day year, in each case for the actual number of days occurring in the period for which such interest and Fees are payable. The Index Rate shall be determined each day based upon the Index Rate as in effect on that day. Each determination by Agent of an interest rate hereunder shall be conclusive, absent manifest error.

        (d) So long as any Event of Default shall have occurred and be continuing, and at the election of Agent (or upon the written request of Requisite Lenders) confirmed by written notice from Agent to Borrower Representative, the interest rates applicable to the Loans and the Letter of Credit Fees shall be increased by two percentage points (2%) per annum above the rates of interest or the rate of such Fees otherwise applicable hereunder ("Default Rate"), and all outstanding Obligations shall bear interest at the Default Rate applicable to such Obligations. Interest and Letter of Credit Fees at the Default Rate shall accrue from the initial date of such Default or Event of Default until that Default or Event of Default is cured or waived and shall be payable upon demand.

        (e) So long as no Default or Event of Default shall have occurred and be continuing, and subject to the additional conditions precedent set forth in
Section 2.2, Borrower Representative shall have the option to (i) request that any Revolving Credit Advances be made as a LIBOR Loan, (ii) convert at any time all or any part of outstanding Loans (other than the Swing Line Loan) from Index Rate Loans to LIBOR Loans, (iii) convert any LIBOR Loan to an Index Rate Loan, subject to payment of LIBOR breakage costs in accordance with Section 1.13(b) if such conversion is made prior to the expiration of the LIBOR Period applicable thereto, or (iv) continue all or any portion of any Loan (other than the Swing Line Loan) as a LIBOR Loan upon the expiration of the applicable LIBOR Period and the succeeding LIBOR Period of that continued Loan shall commence on the last day of the LIBOR Period of the Loan to be continued. Any Loan to be made or continued as, or converted into, a LIBOR Loan must be in a minimum amount of $1,000,000 or in integral multiples of $100,000 in excess of such amount, and a separate LIBOR Loan must be obtained for each of the Revolving Credit Loan, Term Loan A and Term Loan B. Any such election must be made by 11:00 a.m. (Chicago time) on the third (3rd) Business Day prior to (1) the date of any proposed Advance which is to bear interest at the LIBOR Rate,
(2) the end of each LIBOR Period with respect to any LIBOR Loans to be continued as such, or (3) the date on which Borrower Representative wishes to convert any Index Rate Loan to a LIBOR Loan for a LIBOR Period designated by Borrower Representative in such election. If no election is received with respect to a LIBOR Loan by 11:00 a.m. (Chicago time) on the third (3rd) Business Day prior to the end of the LIBOR Period with respect thereto (or if a Default or an Event of Default shall have occurred and be continuing or if the additional conditions precedent set forth in Section 2.2 shall not have been satisfied), that LIBOR Loan shall be converted to an Index Rate Loan at the end of its LIBOR Period. Borrower Representative must make such election by notice to Agent in writing, by telecopy or overnight courier. In the case of any conversion or continuation, such election must be made pursuant to a written notice (a "Notice of Conversion/Continuation") in the form of Exhibit 1.5(e). Notwithstanding anything set forth herein to the contrary, (a) from the Closing Date through February 1, 1998, Borrowers may not request or convert to LIBOR Loans with LIBOR Periods in excess of one month and (b) from February 2, 1998 through March 2, 1998, no LIBOR Loans may be outstanding hereunder. Any LIBOR Loans outstanding during the period from February 2, 1998 through March 2, 1998 shall be immediately converted to Index Rate Loans and Borrowers shall bear any and all breakage costs as set forth herein.

        (f) Notwithstanding anything to the contrary set forth in this Section 1.5, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the "Maximum Lawful Rate"), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrowers shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Agent, on behalf of Lenders, is equal to the total interest which would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement. Thereafter, interest hereunder shall be paid at the rate(s) of interest and in the manner provided in Sections 1.5(a) through (e) above, unless and until the rate of interest again exceeds the Maximum Lawful Rate, and at that time this paragraph shall again apply. In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount which such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. If the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. If, notwithstanding the provisions of this Section 1.5(f), a court of competent jurisdiction shall finally determine that a Lender has received interest hereunder in excess of the Maximum Lawful Rate, Agent shall, to the extent permitted by applicable law, promptly apply such excess in the order specified in Section 1.11 and thereafter shall refund any excess to Borrowers or as a court of competent jurisdiction may otherwise order.

        1.6  Eligible Accounts.   Based on the most recent Borrowing Base
Certificate delivered by each Borrower to Agent and on other information available to Agent, Agent shall in its reasonable credit judgment determine which Accounts of each Borrower shall be "Eligible Accounts" for purposes of this Agreement. In determining whether a particular Account of any Borrower constitutes an Eligible Account, Agent shall not include any such Account to which any of the exclusionary criteria set forth below applies. Agent reserves the right, at any time and from time to time after the Closing Date, upon prior written notice to Borrower Representative to adjust any such criteria, to establish new criteria and to establish Reserves with respect to Eligible Accounts, in its reasonable credit judgment, subject to the approval of Supermajority Revolving Lenders in the case of adjustments or new criteria which have the effect of making more credit available. Eligible Accounts shall not include any Account of any Borrower:

        (a) which does not arise from the sale of goods or the performance of services by such Borrower in the ordinary course of its business,

        (b) upon which (i) such Borrower's right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever or
(ii) such Borrower is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process;

        (c) to the extent any defense, counterclaim, setoff or dispute is asserted as to such Account or if the Account represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor's obligation to pay that invoice is subject to such Borrower's completion of further performance under such contract;

        (d) that is not a true and correct statement of bona fide indebtedness incurred in the amount of the Account for merchandise sold to or services rendered and accepted by the applicable Account Debtor;

        (e) with respect to which an invoice, acceptable to Agent in form and substance, has not been sent to the applicable Account Debtor;

        (f) that (i) is not owned by such Borrower or (ii) is subject to any right, claim, security interest or other interest of any other Person, other than Liens in favor of Agent, on behalf of itself and Lenders;

        (g) that arises from a sale to any director, officer, other employee or Affiliate of any Credit Party, or to any entity which has any common officer or director with any Credit Party;

        (h) that is the obligation of an Account Debtor that is the United States government or a political subdivision thereof, or any state or municipality or department, agency or instrumentality thereof unless Agent, in its sole discretion, has agreed to the contrary in writing and such Borrower, if necessary or desirable, has complied with the Federal Assignment of Claims Act of 1940, and any amendments thereto, or any applicable state statute or municipal ordinance of similar purpose and effect, with respect to such obligation;

        (i) that is the obligation of an Account Debtor located in a foreign country other than Canada (excluding the provinces of Quebec, Newfoundland, Nova Scotia and Prince Edward Island) unless payment thereof is assured by a letter of credit, satisfactory to Agent as to form, amount and issuer;

        (j) to the extent such Borrower or any Subsidiary thereof is liable for goods sold or services rendered by the applicable Account Debtor to such Borrower or any Subsidiary thereof but only to the extent of the potential offset;

        (k) that arises with respect to goods which are delivered on a bill-and-hold, cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor is or may be conditional;

        (l) that is in default; provided, that, without limiting the generality of the foregoing, an Account shall be deemed in default upon the occurrence of any of the following:

        (i) it is not paid within the earlier of: sixty (60) days following its due date or ninety (90) days following its original invoice date;

        (ii) if any Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or

        (iii) if any petition is filed by or against any Account Debtor obligated upon such Account under any bankruptcy law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors;

        (m) which is the obligation of an Account Debtor if fifty percent
(50%) or more of the dollar amount of all Accounts owing by that Account Debtor are ineligible under the other criteria set forth in this Section 1.6;

        (n) as to which Agent's interest, on behalf of itself and Lenders, therein is not a first priority perfected security interest;

        (o) as to which any of the representations or warranties pertaining to Accounts set forth in this Agreement or the Security Agreement is untrue;

        (p) to the extent such Account is evidenced by a judgment, Instrument or Chattel Paper;

        (q) to the extent such Account exceeds any credit limit established by Agent, in its reasonable discretion;

        (r) which is payable in any currency other than Dollars;

        (s) to the extent covered by reserves against Accounts for cash discounts, defective items, debit memos and accrued advertising expense on the applicable Borrower's general ledger; or

        (t) which is unacceptable to Agent in its reasonable credit judgment.

        1.7 Eligible Inventory. Based on the most recent Borrowing Base Certificate delivered by each Borrower to Agent and on other information available to Agent, Agent shall in its reasonable credit judgment determine which Inventory of each Borrower shall be "Eligible Inventory" for purposes of this Agreement. In determining whether any particular Inventory of any Borrower constitutes Eligible Inventory, Agent shall not include any such Inventory to which any of the exclusionary criteria set forth below applies. Agent reserves the right, at any time and from time to time after the Closing Date, upon prior written notice to Borrower Representative to adjust any such criteria, to establish new criteria and to establish Reserves with respect to Eligible Inventory, in its reasonable credit judgment, subject to the approval of Supermajority Revolving Lenders in the case of adjustments or new criteria which have the effect of making more credit available. Eligible Inventory shall not include any Inventory of any Borrower:

        (a) that is not owned by such Borrower free and clear of all Liens and rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure such Borrower's performance with respect to that Inventory), except Permitted Encumbrances;

        (b) that is (i) not located on premises owned, leased or operated by such Borrower or (ii) is stored with a bailee, warehouseman or similar Person, unless Agent has given its prior consent thereto and unless (x) a satisfactory bailee letter or landlord waiver has been delivered to Agent, or (y) Reserves satisfactory to Agent have been established with respect thereto, or (iii) located at any site if the aggregate book value of Inventory at any such location is less than $100,000;

        (c) that is placed on consignment, is in transit or is otherwise not located on premises owned or leased by such Borrower;

        (d) that is covered by a negotiable document of title, unless such document has been delivered to Agent;

        (e) that in Agent's reasonable determination, is excess, obsolete, unsalable, shopworn, seconds, damaged or unfit for sale;

        (f) that consists of display items or packing or shipping materials, manufacturing supplies, work-in-process Inventory or replacement parts;

        (g) that consists of goods which have been returned by the buyer;

        (h) that is not of a type held for sale in the ordinary course of such Borrower's business;

        (i) that is located in Mexico or as to which Agent's Lien, on behalf of itself and Lenders, therein is otherwise not a first priority perfected Lien, subject to Permitted Encumbrances;

        (j) as to which any of the representations or warranties pertaining to Inventory set forth in this Agreement or the Security Agreement is untrue;

        (k) consists of any costs associated with "freight-in" charges;

        (l) consists of chemicals, Hazardous Materials or goods that can be transported or sold only with licenses that are not readily available;

        (m) is not covered by casualty insurance reasonably acceptable to Agent; or

        (n) is otherwise unacceptable to Agent in its reasonable credit judgment.

        1.8  Cash Management Systems.   On or prior to the Closing Date,
Borrowers will establish and will maintain until the Termination Date, the cash management systems described on Annex C (the "Cash Management Systems").

        1.9 Fees. (a) Borrowers shall pay to GE Capital, individually, the Fees specified in that certain fee letter dated as of December 11, 1997 among Borrowers and GE Capital (the "GE Capital Fee Letter"), at the times specified for payment therein.

        (b) As additional compensation for the Revolving Lenders, Borrowers agree to pay to Agent, for the ratable benefit of such Lenders, in arrears, on the first Business Day of each month prior to the Commitment Termination Date and on the Commitment Termination Date, a fee for Borrowers' non-use of available funds in an amount equal to one-half percent (0.5%) per annum (calculated on the basis of a 360 day year for actual days elapsed) of the difference between (x) the Maximum Amount (as it may be reduced from time to time) and (y) the average for the period of the daily closing balances of the aggregate Revolving Loan and the Swing Line Loan outstanding during the period for which such fee is due.

        (c) If Borrowers prepay all or any portion of the Term Loan A or Term Loan B or prepay the Revolving Loan and terminate the Revolving Loan Commitment, whether voluntarily or involuntarily and whether before or after acceleration of the Obligations, Borrowers shall pay to Agent, for the benefit of Lenders as liquidated damages and compensation for the costs of being prepared to make funds available hereunder an amount determined by multiplying the Applicable Percentage (as defined below) by (i) the principal amount of the Term Loans prepaid, and (ii) the Revolving Loan Commitment. As used herein, the term "Applicable Percentage" shall mean (x) two percent (2.0%), in the case of a prepayment on or prior to the first anniversary of the Closing Date, and (y) one percent (1.0%), in the case of a prepayment after the first anniversary of the Closing Date but on or prior to the second anniversary. No prepayment fee shall be payable upon any prepayment after the second anniversary of the Closing Date. Notwithstanding the foregoing, no prepayment fee shall be payable by Borrowers upon a mandatory prepayment made pursuant to Sections 1.3(b),

1.3(d) or 1.16(c); provided that Borrowers do not permanently reduce the Revolving Loan Commitment upon any such prepayment and, in the case of prepayments made pursuant to Section 1.3(b)(ii) or (b)(iii), the transaction giving rise to the applicable prepayment is expressly permitted under Section
6. Within one hundred eighty (180) days following the Closing Date any Borrower may voluntarily prepay all or a portion of its Ratable Share of Term Loan A and/or Term Loan B in accordance with Section 1.3(a), without premium or penalty (other than LIBOR breakage costs, if any); provided that (i) such prepayments are funded solely with proceeds of investment accounts held by the applicable Borrower(s); (ii) after giving effect to any such prepayment the applicable Borrower(s) have no Revolving Loan balance outstanding; and (iii) the aggregate of such prepayments shall not exceed $3,000,000.

        1.10 Receipt of Payments. Borrowers shall make each payment under this Agreement not later than 1:00 p.m. (Chicago time) on the day when due in immediately available funds in Dollars to the Collection Account. For purposes of computing interest and Fees and determining Borrowing Availability or Net Borrowing Availability as of any date, all payments shall be deemed received on the day of receipt of immediately available funds therefor in the Collection Account prior to 1 :00 p m. Chicago time. Payments received after 1:00 p m. Chicago time on any Business Day shall be deemed to have been received on the following Business Day.

        1.11 Application and Allocation of Payments. (a) So long as no Event of Default shall have occurred and be continuing, (i) payments consisting of proceeds of Accounts received in the ordinary course of business shall be applied to the Swing Line Loan and the Revolving Loan; (ii) payments matching specific scheduled payments then due shall be applied to those scheduled payments; (iii) voluntary prepayments shall be applied as determined by Borrower Representative, subject to the provisions of Section 1.3(a); and (iv) mandatory prepayments shall be applied as set forth in Section 1.3. As to each other payment, and as to all payments made when an Event of Default shall have occurred and be continuing or following the Commitment Termination Date, each Borrower hereby irrevocably waives the right to direct the application of any and all payments received from or on behalf of such Borrower, and each Borrower hereby irrevocably agrees that Agent shall have the continuing exclusive right to apply any and all such payments against the Obligations of Borrowers as Agent may deem advisable notwithstanding any previous entry by Agent in the Loan Account or any other books and records. In the absence of a specific determination by Agent with respect thereto, payments shall be applied to amounts then due and payable in the following order: (1) to Fees and Agent's and the Lenders' expenses reimbursable hereunder; (2) to interest on the Swing Line Loan; (3) to principal payments on the Swing Line Loan; (4) to interest on the other Loans, ratably in proportion to the interest accrued as to each Loan;
(5) to principal payments on the other Loans and to provide cash collateral for Letter of Credit Obligations in the manner described in Annex B, ratably to the aggregate, combined principal balance of the other Loans and outstanding Letter of Credit Obligations; and (6) to all other Obligations including expenses of Lenders to the extent reimbursable under Section 11.3.

        (b) Agent is authorized to, and at its sole election may, charge to the Revolving Loan balance on behalf of each Borrower and cause to be paid all Fees, expenses, Charges, costs (including insurance premiums in accordance with Section 5 4(a)) and interest and principal, other than principal of the Revolving Loan, owing by Borrowers under this Agreement or any of the other Loan Documents if and to the extent Borrowers fail to promptly pay any such amounts as and when due, even if such charges would cause the balance of the aggregate Revolving Loan and the Swing Line Loan to exceed Borrowing Availability or would cause the balance of the Revolving Loan and the Swing Line Loan of any Borrower to exceed such Borrower's separate Borrowing Base. At Agent's option and to the extent permitted by law, any charges so made shall constitute part of the Revolving Loan hereunder.

        1.12 Loan Account and Accounting. Agent shall maintain a loan account (the "Loan Account") on its books to record: (a) all Advances and the Term Loans, (b) all payments made by Borrowers, and (c) all other debits and credits as provided in this Agreement with respect to the Loans or any other Obligations. All entries in the Loan Account shall be made in accordance with Agent's customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded on Agent's most recent printout or other written statement, shall be presumptive evidence of the amounts due and owing to Agent and Lenders by each Borrower; provided that any failure to so record or any error in so recording shall not limit or otherwise affect any Borrower's duty to pay the Obligations. Agent shall render to Borrower Representative and each Lender a monthly accounting of transactions with respect to the Loans setting forth the balance of the Loan Account as to each Borrower. Unless Borrower Representative notifies Agent in writing of any objection to any such accounting (specifically describing the basis for such objection), within thirty (30) days after the date thereof, each and every such accounting shall (absent manifest error) be deemed final, binding and conclusive upon Borrowers in all respects as to all matters reflected therein. Only those items expressly objected to in such notice shall be deemed to be disputed by Borrowers.

        1.13 Indemnity. (a) Each Credit Party that is a signatory hereto shall jointly and severally indemnify and hold harmless each of Agent, Lenders and their respective Affiliates, and each such Person's respective officers, directors, employees, attorneys, agents and representatives (each, an "Indemnified Person"), from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) which may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents and the administration of such credit, and in connection with or arising out of the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith, including any and all Environmental Liabilities and legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Loan Documents (collectively, "Indemnified Liabilities"); provided, that no such Credit Party shall be liable for any indemnification to an Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results from that Indemnified Person's gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER ANY LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

        (b) To induce Lenders to provide the LIBOR Rate option on the terms provided herein, if (i) any LIBOR Loans are repaid in whole or in part prior to the last day of any applicable LIBOR Period (whether that repayment is made pursuant to any provision of this Agreement or any other Loan Document or is the result of acceleration, by operation of law or otherwise); (ii) any Borrower shall default in payment when due of the principal amount of or interest on any LIBOR Loan; (iii) any Borrower shall default in making any borrowing of, conversion into or continuation of LIBOR Loans after Borrower Representative has given notice requesting the same in accordance herewith; or (iv) any Borrower shall fail to make any prepayment of a LIBOR Loan after Borrower Representative has given a notice thereof in accordance herewith, Borrowers shall jointly and severally indemnify and hold harmless each Lender from and against all losses, costs and expenses resulting from or arising from any of the foregoing. Such indemnification shall include any loss (including loss of margin) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate deposits from which such funds were obtained. For the purpose of calculating amounts payable to a Lender under this subsection, each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at the LIBOR Rate in an amount equal to the amount of that LIBOR Loan and having a maturity comparable to the relevant LIBOR Period; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder. As promptly as practicable under the circumstances, each Lender shall provide Borrower Representative with its written calculation of all amounts payable pursuant to this Section 1.13(b), and such calculation shall be binding on the parties hereto unless Borrower Representative shall object in writing within ten (10) Business Days of receipt thereof, specifying the basis for such objection in detail.

        1.14 Access. Each Credit Party which is a party hereto shall, during normal business hours, from time to time upon three (3) Business Day's prior notice as frequently as Agent reasonably determines to be appropriate: (a) provide Agent and any of its officers, employees and agents access to its properties, facilities, advisors and employees (including officers) of each Credit Party and to the Collateral, (b) permit Agent, and any of its officers, employees and agents, to inspect, audit and make extracts from any Credit Party's books and records, and (c) permit Agent, and its officers, employees and agents, to inspect, review, evaluate and make test verifications and counts of the Accounts, Inventory and other Collateral of any Credit Party. If an Event of Default shall have occurred and be continuing, each such Credit Party shall provide such access to Agent and to each Lender at all times and without advance notice. Furthermore, so long as any Event of Default shall have occurred and be continuing, Borrowers shall provide Agent and each Lender with access to their suppliers and customers. Each Credit Party shall make available to Agent and its counsel, as quickly as is possible under the circumstances, originals or copies of all books and records which Agent may request. Each Credit Party shall deliver any document or instrument necessary for Agent, as it may from time to time reasonably request, to obtain records from any service bureau or other Person which maintains records for such Credit Party, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by such Credit Party. Agent will give Lenders at least ten (10) days' prior written notice of regularly scheduled audits. Representatives of other Lenders may accompany Agent's representatives on regularly scheduled audits at no charge to Borrowers.

        1.15  Taxes.    Any and all payments by each Borrower hereunder
(including any payments made pursuant to Section 12) or under the Notes shall be made, in accordance with this Section 1.15, free and clear of and without deduction for any and all present or future Taxes. If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder (including any sum payable pursuant to Section 12) or under the Notes, (i) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 1.15) Agent or Lenders, as applicable, receive an amount equal to the sum they would have received had no such deductions been made, (ii) such Borrower shall make such deductions, and (iii) such Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within thirty (30) days after the date of any payment of Taxes, Borrower Representative shall furnish to Agent the original or a certified copy of a receipt evidencing payment thereof.

        (b) Each Credit Party that is a signatory hereto shall jointly and severally indemnify and, within ten (10) days of demand therefor, pay Agent and each Lender for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this Section 1.15) paid by Agent or such Lender, as appropriate, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted.

        (c) Each Lender organized under the laws of a jurisdiction outside the United States (a "Foreign Lender") as to which payments to be made under this Agreement or under the Notes are exempt from United States withholding tax under an applicable statute or tax treaty shall provide to Borrower Representative and Agent a properly completed and executed IRS Form 4224 or Form 1001 or other applicable form, certificate or document prescribed by the IRS or the United States certifying as to such Foreign Lender's entitlement to such exemption (a "Certificate of Exemption"). Any foreign Person that seeks to become a Lender under this Agreement shall provide a Certificate of Exemption to Borrower Representative and Agent prior to becoming a Lender hereunder. No foreign Person may become a Lender hereunder if such Person is unable to deliver hereunder a Certificate of Exemption.

        1.16. Capital Adequacy; Increased Costs; Illegality. (a) If any Lender shall have determined that the adoption after the date hereof of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law) from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender and thereby reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder, then Borrowers shall from time to time upon demand by such Lender (with a copy of such demand to Agent) pay to Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by such Lender to Borrower Representative and to Agent shall, absent manifest error, be final, conclusive and binding for all purposes.

        (b) If, due to either (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Loan, then Borrowers shall from time to time, upon demand by such Lender (with a copy of such demand to Agent), pay to Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower Representative and to Agent by such Lender, shall be conclusive and binding on Borrowers for all purposes, absent manifest error. Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost, the affected Lender shall, to the extent not inconsistent with such Lender's internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrowers pursuant to this Section 1.16(b).

        (c) Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law or regulation (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to agree to make or to make or to continue to fund or maintain any LIBOR Loan, then, unless that Lender is able to make or to continue to fund or to maintain such LIBOR Loan at another branch or office of that Lender without, in that Lender's opinion, adversely affecting it or its Loans or the income obtained therefrom, on notice thereof and demand therefor by such Lender to Borrower Representative through Agent, (i) the obligation of such Lender to agree to make or to make or to continue to fund or maintain LIBOR Loans shall terminate and (ii) each Borrower shall forthwith prepay in full all outstanding LIBOR Loans owing by such Borrower to such Lender, together with interest accrued thereon, unless Borrower Representative on behalf of such Borrower, within five
(5) Business Days after the delivery of such notice and demand, converts all such Loans into a Loan bearing interest based on the Index Rate.

        (d) Replacement of Lender in Respect of Increased Costs. Within fifteen (15) days after receipt by Borrower Representative of written notice and demand from any Lender (an "Affected Lender") for payment of additional amounts or increased costs as provided in Section 1.15(a) 1.16(a) or 1.16(b), Borrower Representative may, at its option, notify Agent and such Affected Lender of its intention to replace the Affected Lender. So long as no Default or Event of Default shall have occurred and be continuing, Borrower Representative, with the consent of Agent, may obtain, at Borrowers' expense, a replacement Lender ("Replacement Lender") for the Affected Lender, which Replacement Lender must be satisfactory to Agent. If Borrowers obtain a Replacement Lender within ninety (90) days following notice of their intention to do so, the Affected Lender must sell and assign its Loans and Commitments to such Replacement Lender for an amount equal to the principal balance of all Loans held by the Affected Lender and all accrued interest and Fees with respect thereto through the date of such sale, provided that Borrowers shall have reimbursed such Affected Lender for the additional amounts or increased costs that it is entitled to receive under this Agreement through the date of such sale and assignment.

Notwithstanding the foregoing, Borrowers shall not have the right to obtain a Replacement Lender if the Affected Lender rescinds its demand for increased costs or additional amounts within fifteen (15) days following its receipt of Borrowers' notice of intention to replace such Affected Lender. Furthermore, if Borrowers give a notice of intention to replace and do not so replace such Affected Lender within ninety (90) days thereafter, Borrowers' rights under this Section 1.16(d) shall terminate and Borrowers shall promptly pay all increased costs or additional amounts demanded by such Affected Lender pursuant to Sections 1.15(a), 1.16(a) and 1.16(b).

        1.17 Single Loan. All Loans to each Borrower and all of the other Obligations of each Borrower arising under this Agreement and the other Loan Documents shall constitute one general obligation of that Borrower secured, until the Termination Date, by all of its Collateral.

2.      CONDITIONS PRECEDENT

        2.1  Conditions to the Initial Loans.

        No Lender shall be obligated to make any Loan or incur any Letter of Credit Obligations on the Closing Date, or to take, fulfill, or perform any other action hereunder, until the following conditions have been satisfied or provided for in a manner reasonably satisfactory to Agent, or waived in writing by Agent and Lenders:

        (a) Credit Agreement; Loan Documents. This Agreement or counterparts hereof shall have been duly executed by, and delivered to, Borrowers, Agent and Lenders; and Agent shall have received such documents, instruments, agreements and legal opinions as Agent shall request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including all those listed in the Closing Checklist attached hereto as Annex D, each in form and substance satisfactory to Agent.

        (b) Repayment of Prior Lender Obligations; Satisfaction of Outstanding L/Cs. (i) Agent shall have received a fully executed original or copy of pay-off letters satisfactory to Agent confirming that all of the Indebtedness owed by any Credit Party to the Prior Lender will be repaid in full from the proceeds of the Term Loans and the initial Revolving Credit Advance and all Liens upon any of the property of Borrowers or any of their Subsidiaries in favor of Prior Lenders shall be terminated by Prior Lenders immediately upon such payment; and (ii) all letters of credit issued or guaranteed by any Prior Lender shall have been cash collateralized, supported by a guaranty of Agent or supported by a Letter of Credit issued pursuant to Annex B, as mutually agreed upon by Agent, Borrowers and Prior Lender.

        (c) Approvals. Agent shall have received (i) satisfactory evidence that the Credit Parties have obtained all required consents and approvals of all Persons including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Loan Documents and the consummation of the Related Transactions, including, without limitation, termination of the Hart-Scott-Rodino waiting period with respect to the Acquisition of Seymour, or (ii) an officer's certificate in form and substance satisfactory to Agent affirming that no such consents or approvals are required.

        (d) Opening Availability. The Eligible Accounts and Eligible Inventory of each Borrower supporting the initial Revolving Credit Advance and the initial Letter of Credit Obligations incurred and the amount of the Reserves to be established on the Closing Date shall be sufficient in value, as determined by Agent, to provide Borrowers, collectively, with Net Borrowing Availability, after giving effect to the initial Revolving Credit Advance made to each Borrower, the incurrence of any initial Letter of Credit Obligations, the outstanding balances of the Continuing Loans as of the Closing Date and the consummation of the Related Transactions (on a pro forma basis, with trade payables being paid currently, and expenses and liabilities being paid in the ordinary course of business and without acceleration of sales) of at least $11,900,000.

        (e) Payment of Fees. Borrowers shall have paid the Fees required to be paid on the Closing Date in the respective amounts specified in Section 1.9 (including the Fees specified in the GE Capital Fee Letter), and shall have reimbursed Agent for all fees, costs and expenses of closing presented as of the Closing Date.

        (f) Equity and Indebtedness. As of the Closing Date and after giving effect to the Related Transactions, Holdings shall have stockholders equity of approximately $55,200,000 and Holdings and its Subsidiaries shall not have Indebtedness outstanding in excess of $128,000,000.

        (g) Consummation of Related Transactions. Agent and Lenders shall have received fully executed copies of the Acquisition Agreement, the Subordinated Notes, and each of the other Related Transactions Documents, each of which shall be in form and substance satisfactory to Agent and its counsel. The Acquisition and the other Related Transactions shall have been consummated in accordance with the terms of the Acquisition Agreement and the other Related Transactions Documents but for the payment of the cash purchase price payable on the Closing Date pursuant to the Acquisition Agreement.

        (h) (i) Holdings shall pay at least $14,200,000 of the consideration for the Acquisition by the issuance of its common stock; (ii) the cash portion of the consideration paid for the Acquisition shall not exceed $87,800,000 and
(iii) aggregate fees and closing costs for the Related Transactions will not exceed $4,000,000.

        (i) Agent and Lenders shall be reasonably satisfied that Holdings and its Subsidiaries, including Seymour on a pro forma basis, will have consolidated EBITDA of at least $32,000,000 for the Fiscal Year ending December 31, 1997 (excluding one-time expenses of $1.0 million for plant consolidation costs and approximately $500,000 for writing off pension plan assets), based on year-to-date financial statements and Forecasts provided to them by Borrowers.

        2.2 Further Conditions to Each Loan. Except as otherwise expressly provided herein, no Lender shall be obligated to fund any Loan, convert or continue any Loan as a LIBOR Loan or incur any Letter of Credit Obligation, if, as of the date thereof:

        (a) Any representation or warranty by any Credit Party contained herein or in any of the other Loan Documents shall be untrue or incorrect as of such date in any material respect, except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by this Agreement; or

        (b) As reasonably determined by Requisite Revolving Lenders, any event or circumstance having a Material Adverse Effect shall have occurred since the date hereof; or

        (c) (i) Any Event of Default shall have occurred and be continuing or would result after giving effect to any Loan (or the incurrence of any Letter of Credit Obligations), or (ii) a Default shall have occurred and be continuing or would result after giving effect to any Loan, and Agent or Requisite Revolving Lenders shall have determined not to make any Loan or incur any Letter of Credit Obligation so long as that Default is continuing; or

        (d) After giving effect to any Advance (or the incurrence of any Letter of Credit

Obligations), (i) the outstanding principal amount of the aggregate
Revolving Loan would exceed the lesser of the Aggregate Borrowing Base and the Maximum Amount, less, in each case, the outstanding principal amount of the Swing Line Loan, or (ii) the outstanding principal amount of the Revolving Loan of the applicable Borrower would exceed such Borrower's separate Borrowing Base less the outstanding principal amount of the Swing Line Loan to that Borrower; or

        (e) After giving effect to any Swing Line Advance, (i) the outstanding principal amount of the Swing Line Loan would exceed Swing Line Availability, or (ii) the outstanding principal amount of the Swing Line Loan of the applicable Borrower would exceed such Borrower's separate Borrowing Base less the outstanding principal amount of the Revolving Loan to that Borrower.

The request and acceptance by any Borrower of the proceeds of any Loan, the incurrence of any Letter of Credit Obligations or the conversion or continuation of any Loan into, or as, a LIBOR Loan, as the case may be, shall be deemed to constitute, as of the date of such request or acceptance, (i) a representation and warranty by Borrowers that the conditions in this Section
2.2 have been satisfied and (ii) a reaffirmation by Borrowers of the cross-guaranty provisions set forth in Section 12 and of the granting and continuance of Agent's Liens on behalf of itself and Lenders, pursuant to the Collateral Documents.

3.      REPRESENTATIONS AND WARRANTIES

        To induce Lenders to make the Loans and to incur Letter of Credit Obligations, the Credit Parties executing this Agreement, jointly and severally, make the following representations and warranties to Agent and each Lender with respect to all Credit Parties, each and all of which shall survive the execution and delivery of this Agreement.

        3.1 Corporate Existence; Compliance with Law. Each Credit Party (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (b) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect; (c) has the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now, heretofore and proposed to be conducted; (d) has all material licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct;
(e) is in compliance with its charter and by-laws; and (f) subject to specific representations set forth herein regarding ERISA, Environmental Laws, tax and other laws, is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

        3.2 Executive Offices; FEIN. As of the Closing Date, the current location of each Credit Party's chief executive office and principal place of business is set forth in Disclosure Schedule (3.2), and none of such locations have changed within the twelve (12) months preceding the Closing Date. In addition, Disclosure Schedule (3.2) lists the federal employer identification number of each Credit Party.

        3.3 Corporate Power, Authorization, Enforceable Obligations. The execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party and the creation of all Liens provided for therein: (a) are within such Person's corporate power; (b) have been duly authorized by all necessary or proper corporate and shareholder action; (c) do not contravene any provision of such Person's charter or bylaws; (d) do not violate in any material respect any law or regulation, or any order or decree of any court or Governmental Authority; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound; (f) do not result in the creation or imposition of any Lien upon any of the property of such Person other than those in favor of Agent, on behalf of itself and Lenders, pursuant to the Loan Documents; and (g) do not require the consent or approval of any Governmental Authority or any other Person, except those referred to in Section
2.1 (c), all of which will have been duly obtained, made or complied with prior to the Closing Date. On or prior to the Closing Date, each of the Loan Documents shall have been duly executed and delivered by each Credit Party thereto and each such Loan Document shall then constitute a legal, valid and binding obligation of such Credit Party enforceable against it in accordance with its terms.

        3.4 Financial Statements and Forecasts. Except for the forecasts referred to below, all Financial Statements concerning Holdings and its Subsidiaries which are referenced below have been prepared in accordance with GAAP consistently applied throughout the periods covered (except as disclosed therein and except, with respect to unaudited Financial Statements, for the absence of footnotes and normal year-end audit adjustments) and present fairly in all material respects the financial position of the Persons covered thereby as at the dates thereof and the results of their operations and cash flows for the periods then ended.

        (a) The following Financial Statements attached hereto as Disclosure Schedule (3.4(A)) have been delivered on or prior to the date hereof:

        (i) The audited combined balance sheets of Tamor and Housewares at December 31, 1995 and 1996 and the related combined statements of income, stockholders' equity and cash flows for each of the three Fiscal Years for the period ended December 31, 1996, certified by BDO Seidman.

        (ii) The audited consolidated balance sheet at December 28, 1996 and the related consolidated statement(s) of income and cash flows of Selfix and Shutters for the Fiscal Year then ended, certified by Arthur Andersen & Co.

        (iii) The audited balance sheets of Seymour and the related statements of income, stockholders' equity and cash flows at June 30, 1996 and June 30, 1997 and for the respective fiscal years then ended.

        (iv) The unaudited balance sheets and the related statements of income, stockholders equity and cash flow of Holdings and its Subsidiaries (other than Seymour) on a consolidated and consolidating basis at November 29, 1997 and for the 11 months then ending.

        (v) The unaudited balance sheet and related statements of income, stock holders equity and cash flow of Seymour at November 23, 1997 and for the 5 months then ended.

        (b) Pro Forma. The unaudited consolidated and consolidating balance sheet of Borrowers and their Subsidiaries as of the Closing Date delivered on or prior to the date hereof and attached hereto as Disclosure Schedule (3.4(B)) (the "Pro Forma") was prepared by Borrowers giving pro forma effect to the Related Transactions, was based on the unaudited consolidated and consolidating balance sheets of Borrowers and their Subsidiaries dated as of November 29, 1997, was prepared in accordance with GAAP, with only such adjustments thereto as would be required in accordance with GAAP and reflects stockholders equity of at least $55.2 million.

        (c) Forecasts. The forecasts delivered on or prior to the date hereof and attached hereto as Disclosure Schedule (3.4(C)) have been prepared by Borrowers in light of the past operations of their businesses and reflect Forecasts for the Fiscal Year beginning on December 28, 1997 on a quarter by quarter basis. Within thirty (30) days after the Closing Date Borrowers will deliver another set of forecasts for the Fiscal Year beginning on December 28, 1997 on a month by month basis. The forecasts are based upon estimates and assumptions stated therein, all of which Borrowers believe to be reasonable and fair in light of current conditions and current facts known to Borrowers and, as of the Closing Date, reflect Borrowers' good faith and reasonable estimates of the fixture financial performance of Borrowers and of the other information projected therein for the period set forth therein.

        (d) Post-Closing Balance Sheet. Within ninety (90) days after the Closing Date, Borrowers shall deliver to the Agent and Lenders a balance sheet for Seymour as of the Closing Date certified by the Chief Financial Officer of Holdings.

        3.5 Material Adverse Effect. Between December 31, 1996 and the Closing Date, (a) no Credit Party has incurred any obligations, contingent or non-contingent liabilities, liabilities for Charges, long-term leases or unusual forward or long-term commitments which are not reflected in the Pro Forma and which, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (b) no contract, lease or other agreement or instrument has been entered into by any Credit Party or has become binding upon any Credit Party's assets and no law or regulation applicable to any Credit Party has been adopted which has had or could reasonably be expected to have a Material Adverse Effect, and (c) no Credit Party is in default and to the best of Borrowers' knowledge no third party is in default under any material contract, lease or other agreement or instrument, which alone or in the aggregate could reasonably be expected to have a Material Adverse Effect. Between December 31, 1996 and the Closing Date no event has occurred, which alone or together with other events, could reasonably be expected to have a Material Adverse Effect.

        3.6 Ownership of Property; Liens. As of the Closing Date, the real estate ("Real Estate") listed on Disclosure Schedule (3.6) constitutes all of the real property owned, leased, subleased, or used by any Credit Party. Each Credit Party owns good and marketable fee simple title to all of its owned real estate, and valid and marketable leasehold interests in all of its leased Real Estate, all as described on Disclosure Schedule (3.6), and copies of all such leases or a summary of terms thereof satisfactory to Agent have been delivered to Agent. Disclosure Schedule (3.6) further describes any Real Estate with respect to which any Credit Party is a lessor, sublessor or assignor as of the Closing Date. Each Credit Party also has good and marketable title to, or valid leasehold interests in, all of its personal properties and assets. As of the Closing Date, none of the properties and assets of any Credit Party are subject to any Liens other than Permitted Encumbrances, and there are no facts, circumstances or conditions known to any Credit Party that may result in any Liens

(including Liens arising under Environmental Laws) other than Permitted Encumbrances. Disclosure Schedule (3.6) also describes any purchase options, rights of first refusal or other similar contractual rights pertaining to any Real Estate. As of the Closing Date, no portion of any Credit Party's Real Estate has suffered any material damage by fire or other casualty loss which has not heretofore been repaired and restored in all material respects to its original condition or otherwise remedied. As of the Closing Date, all material permits required to have been issued or appropriate to enable the Real Estate to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are in full force and effect.

        3.7 Labor Matters. As of the Closing Date (a) no strikes or other material labor disputes against any Credit Party are pending or, to any Credit Party's knowledge, threatened; (b) hours worked by and payment made to employees of each Credit Party comply with the Fair Labor Standards Act and each other federal, state, local or foreign law applicable to such matter; (c) all payments due from any Credit Party for employee health and welfare insurance have been paid or accrued as a liability on the books of such Credit Party; (d) except as set forth in Disclosure Schedule (3.7), no Credit Party is a party to or bound by any collective bargaining agreement, management agreement, consulting agreement or any employment agreement (and true and complete copies of any agreements described on Disclosure Schedule (3.7) have been delivered to Agent); (e) there is no organizing activity involving any Credit Party pending or, to any Credit Panty's knowledge, threatened by any labor union or group of employees; (f) there are no representation proceedings pending or, to any Credit Party's knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of any Credit Party has made a pending demand for recognition; and (g) except as set forth in Disclosure Schedule (3.7), there are no complaints or charges against any Credit Party pending or, to the knowledge of any Credit Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by any Credit Party of any individual.

        3.8 Ventures, Subsidiaries and Affiliates; Outstanding Stock. Except as set forth in Disclosure Schedule (3.8), no Credit Party has any Subsidiaries, is engaged in any joint venture or partnership with any other Person, or is an Affiliate of any other Person. All of the issued and outstanding Stock of each Credit Party is owned by each of the stockholders and in the amounts set forth on Disclosure Schedule (3.8). There are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Credit Party may be required to issue, sell, repurchase or redeem any of its Stock or other equity securities or any Stock or other equity securities of its Subsidiaries. All outstanding Indebtedness of each Credit Party as of the Closing Date is described in Section 6.3 (including Disclosure Schedule (6.3)). Holdings owns no material assets, except for the outstanding Stock of Borrowers. Holdings is not engaged in any trade or business.

        3.9 Government Regulation. No Credit Party is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940 as amended. No Credit Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other federal or state statute that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder. The making of the Loans by Lenders to Borrowers, the incurrence of the Letter of Credit Obligations on behalf of Borrowers, the application of the proceeds thereof and repayment thereof and the consummation of the Related Transactions will not violate any material provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

        3.10 Margin Regulations. No Credit Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin security" as such terms are defined in Regulation U or G of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as "Margin Stock"). No Credit Party owns any Margin Stock, and none of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might cause any of the Loans or other extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulation G, T, U or X of the Federal Reserve Board. No Credit Party will take or permit to be taken any action which might cause any Loan Document to violate any regulation of the Federal Reserve Board.

        3.11 Taxes. All tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by any Credit Party have been filed with the appropriate Governmental Authority and all Charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid), excluding Charges or other amounts being contested in accordance with Section 5.2(b). Proper and accurate amounts have been withheld by each Credit Party from its respective employees for all periods in full and complete compliance with all applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective Governmental Authorities. Disclosure Schedule (3.11) sets forth as of the Closing Date those taxable years for which any Credit Party's tax returns are currently being audited by the IRS or any other applicable Governmental Authority and any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding. Except as described on Disclosure Schedule (3.11), no Credit Party has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. None of the Credit Parties and their respective predecessors are liable for any Charges: (a) under any agreement (including any tax sharing agreements) or (b) to each Credit Party's knowledge, as a transferee. As of the Closing Date, no Credit Party has agreed or been requested to make any adjustment under IRC Section 481 (a), by reason of a change in accounting method or otherwise, which would have a Material Adverse Effect.

        3.12 ERISA. (a) Disclosure Schedule (3.l2) lists and separately identifies all Title IV Plans, Multiemployer Plans, ESOPs and Retiree
Welfare Plans. Copies of all such listed Plans, together with a copy of the latest form 5500 for each such Plan, have been delivered to Agent. Each Qualified Plan has been determined by the IRS to qualify under Section 401 of the IRC, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and nothing has occurred which would cause the loss of such qualification or tax-exempt status. Each Plan is in compliance with the applicable provisions of ERISA and the IRC, including the filing of reports required under the IRC or ERISA. No Credit Party or ERISA Affiliate has failed to make any contribution or pay any amount due as required by either Section 412 of the IRC or Section 302 of ERISA or the terms of any such Plan. No Credit Party or ERISA Affiliate has engaged in a prohibited transaction, as defined in Section 4975 of the IRC, in connection with any Plan, which would subject any Credit Party to a material tax on prohibited transactions imposed by

Section 4975 of the IRC.

        (b) Except as set forth in Disclosure Schedule (3.12): (i) no Title IV Plan has any Unfunded Pension Liability; (ii) no ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of any Credit Party, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan;
(iv) no Credit Party or ERISA Affiliate has incurred or reasonably expects to incur any liability as a result of a complete or partial withdrawal from a Multiemployer Plan; (v) within the last five years no Title IV Plan with Unfunded Pension Liabilities has been transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of any Credit Party or ERISA Affiliate; and (vi) no liability under any Title IV Plan has been satisfied with the purchase of a contract from an insurance company that is not rated AAA by the Standard & Poor's Corporation or the equivalent by another nationally recognized rating agency.

        3.13 No Litigation. No action, claim, lawsuit, demand, investigation or proceeding is now pending or, to the knowledge of any Credit Party, threatened against any Credit Party, before any Governmental Authority or before any arbitrator or panel of arbitrators (collectively, "Litigation"), (a) which challenges any Credit Party's right or power to enter into or perform any of its obligations under the Loan Documents to which it is a party, or the validity or enforceability of any Loan Document or any action taken thereunder, or (b) which has a reasonable risk of being determined adversely to any Credit Party and which, if so determined, could have a Material Adverse Effect. Except as set forth on Disclosure Schedule (3.13), as of the Closing Date there is no Litigation pending or threatened which seeks damages in excess of $250,000 or injunctive relief or alleges criminal misconduct of any Credit Party.

        3.14 Brokers. No broker or finder acting on behalf of any Credit Party brought about the obtaining, making or closing of the Loans or the Related Transactions, and no Credit Party has any obligation to any Person in respect of any finder's or brokerage fees in connection therewith.

        3.15 Intellectual Property. As of the Closing Date, each Credit Party owns or has rights to use all Intellectual Property necessary to continue to conduct its business as now conducted by it or proposed to be conducted by it, and each material Patent, Trademark and License is listed, together with application or registration numbers, as applicable, in Disclosure Schedule (3.15) hereto. To its knowledge, each Credit Party conducts its business and affairs without infringement of or interference with any Intellectual Property of any other Person.

        3.16 Full Disclosure. No information contained in this Agreement, any of the other Loan Documents, any Forecasts, Financial Statements or Collateral Reports or other reports from time to time delivered hereunder or any written statement furnished by or on behalf of any Credit Party to Agent or any Lender pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Liens granted to Agent, on behalf of itself and Lenders, pursuant to the Collateral Documents will at all times be fully perfected first priority Liens in and to the Collateral described therein, subject, as to priority, only to Permitted Encumbrances with respect to the Collateral other than Accounts.

        3.17 Environmental Matters. (a) Except as set forth in Disclosure Schedule (3.17), as of the Closing Date: (i) the Real Estate is free of contamination from any Hazardous Material except for such contamination that would not adversely impact the value or marketability of such Real Estate and which would not result in Environmental Liabilities which could reasonably be expected to exceed $250,000; (ii) no Credit Party has caused or suffered to occur any Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate; (iii) the Credit Parties are and have been in compliance with all Environmental Laws, except for such noncompliance which would not result in Environmental Liabilities which could reasonably be expected to exceed $250,000; (iv) the Credit Parties have obtained, and are in compliance with, all Environmental Permits required by Environmental Laws for the operations of their respective businesses as presently conducted or as proposed to be conducted, except where the failure to so obtain or comply with such Environmental Permits would not result in Environmental Liabilities which could reasonably be expected to exceed $250,000, and all such Environmental Permits are valid, uncontested and in good standing; (v) no Credit Party is involved in operations or knows of any facts, circumstances or conditions, including any Releases of Hazardous Materials, that are likely to result in any Environmental Liabilities of such Credit Party which could reasonably be expected to exceed $250,000, and no Credit Party has permitted any current or former tenant or occupant of the Real Estate to engage in any such operations;
(vi) there is no Litigation arising under or related to any Environmental Laws, Environmental Permits or Hazardous Material which seeks damages, penalties, fines, costs or expenses in excess of $25,000 or injunctive relief, or which alleges criminal misconduct by any Credit Party; (vii) no notice has been received by any Credit Party identifying it as a "potentially responsible party" or requesting information under CERCLA or analogous state statutes, and to the knowledge of the Credit Parties, there are no facts, circumstances or conditions that may result in any Credit Party being identified as a "potentially responsible party" under CERCLA or analogous state statutes; and
(viii) the Credit Parties have provided to Agent copies of all existing environmental reports, reviews and audits and all written information pertaining to actual or potential Environmental Liabilities, in each case relating to any Credit Party.

        (b) Each Credit Party hereby acknowledges and agrees that Agent (i) is not now, and has not ever been, in control of any of the Real Estate or any Credit Party's affairs, and (ii) does not have the capacity through the provisions of the Loan Documents or otherwise to influence any Credit Party's conduct with respect to the ownership, operation or management of any of its Real Estate or compliance with Environmental Laws or Environmental Permits.

        3.18 Insurance. Disclosure Schedule (3.18) lists all insurance policies of any nature maintained, as of the Closing Date, for current occurrences by each Credit Party, as well as a summary of the terms of each such policy.

        3.19 Deposit and Disbursement Accounts. Disclosure Schedule (3.19) lists all banks and other financial institutions at which any Credit Party maintains deposits and/or other accounts as of the Closing Date, including any Disbursement Accounts, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number.

        3.20 Government Contracts. Except as set forth in Disclosure Schedule (3.20), as of the Closing Date, no Credit Party is a party to any contract or agreement with any Governmental Authority and no Credit Party's Accounts are subject to the Federal Assignment of Claims Act, as amended (31 U.S.C. Section
3727) or any similar state or local law.

        3.21 Customer and Trade Relations. As of the Closing Date, there exists no actual or, to the knowledge of any Credit Party, threatened termination or cancellation of, or any material adverse modification or change in: (a) the business relationship of any Credit Party with any customer or group of customers whose purchases during the preceding twelve (12) months caused them to be ranked among the ten largest customers of such Credit Party; or (b) the business relationship of any Credit Party with any supplier material to its operations.

        3.22 Agreements and Other Documents. As of the Closing Date, each Credit Party has provided to Agent or its counsel, on behalf of Lenders, accurate and complete copies (or summaries) of all of the following agreements or documents to which any it is subject and each of which are listed on Disclosure Schedule (3.22): (a) supply agreements and purchase agreements not terminable by such Credit Party within sixty (60) days following written notice issued by such Credit Party and involving transactions in excess of $1,000,000 per annum; (b) any lease of Equipment having a remaining term of one year or longer and requiring aggregate rental and other payments in excess of $500,000 per annum; (c) licenses and permits held by the Credit Parties, the absence of which could be reasonably likely to have a Material Adverse Effect; (d) instruments or documents evidencing Indebtedness of such Credit Party and any security interest granted by such Credit Party with respect thereto; and (e) instruments and agreements evidencing the issuance of any equity securities, warrants, rights or options to purchase equity securities of such Credit Party.

        3.23 Solvency. Both before and after giving effect to (a) the Loans and Letter of Credit Obligations to be made or extended on the Closing Date or such other date as Loans and Letter of Credit Obligations requested hereunder are made or extended, (b) the disbursement of the proceeds of such Loans pursuant to the instructions of Borrower Representative, (c) the Acquisition, the Refinancing and the consummation of the other Related Transactions and (d) the payment and accrual of all transaction costs in connection with the foregoing, each Credit Party is Solvent.

        3.24 Acquisition Agreement. As of the Closing Date, Borrowers have delivered to Agent a complete and correct copy of the Purchase Agreement (including all schedules, exhibits, amendments, supplements, modifications, and assignments delivered pursuant thereto or in connection therewith). No Credit Party and, to the Credit Parties' knowledge, no other Person party thereto, is in default in the performance or compliance with any provisions thereof. The Acquisition Agreement complies with, and the Acquisition has been consummated in accordance in all material respects with, all applicable laws. The Acquisition Agreement is in full force and effect as of the Closing Date, has not been terminated, rescinded or withdrawn. All requisite approvals by Governmental Authorities having jurisdiction over any Credit Party with respect to the transactions contemplated by the Acquisition Agreement have been obtained, and no such approvals impose any conditions to the consummation of the transactions contemplated by the Acquisition Agreement or to the conduct by any Credit Party of its business thereafter. To the best of each Credit Party's knowledge, all requisite approvals by Governmental Authorities having jurisdiction over all Persons referenced in the Acquisition Agreement other than the Credit Parties, with respect to the transactions contemplated by the Acquisition Agreement, have been obtained, and no such approvals impose any conditions to the consummation of the transactions contemplated by the Acquisition Agreement or to the conduct by any Credit Party of its business thereafter. To the best of each Credit Party's knowledge, none of the Seller's representations or warranties in the Acquisition Agreement contain any untrue statement of a material fact or omit any fact necessary to make the statements therein not misleading. Each of the representations and warranties given by each applicable Credit Party in the Acquisition Agreement is true and correct in all material respects. Notwithstanding anything contained in the Acquisition Agreement to the contrary, such representations and warranties of the Credit Parties are incorporated into this Agreement by this Section 3.24 and shall, solely for purposes of this Agreement and the benefit of Agent and Lenders, survive the consummation of the Acquisition.

        3.25 Subordinated Debt. As of the Closing Date, Borrowers have delivered to Lenders a complete and correct copy of the Subordinated Notes and the Note Purchase Agreement (including all schedules, exhibits amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith). Borrowers have the corporate power and authority to incur the Indebtedness evidenced by the Subordinated Notes. The subordination provisions of the Subordinated Notes are enforceable against the holder of the Subordinated Notes by Lenders. All Obligations, including the Obligations to pay principal of and interest on the Loans and the Letter of Credit Obligations, constitute senior Indebtedness entitled to the benefits of the subordination provisions contained in the Subordinated Notes. The principal of and interest on the Notes, all Letter of Credit Obligations and all other Obligations will constitute "senior debt" as that or any similar term is or may be used in any other instrument evidencing or applicable to any other Subordinated Debt. Borrowers acknowledge that each Lender is entering into this Agreement and is extending the Commitments in reliance upon the subordination provisions of the Subordinated Notes and this Section 3.25.

4.      FINANCIAL STATEMENTS AND INFORMATION

        4.1. Reports and Notices. Each Credit Party executing this Agreement hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver to Agent and/or Lenders, as required, the Financial Statements, notices, Forecasts and other information at the times to the Persons and in the manner set forth in Annex E.

        (b) Each Credit Party executing this Agreement hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver to Agent and/or Lenders, as required, the various Collateral Reports (including Borrowing Base Certificates in the form of Exhibit 4.1 (b)) at the times, to the Persons and in the manner set forth in Annex F.

        4.2. Communication with Accountants. Each Credit Party executing this Agreement authorizes Agent and, so long as an Event of Default shall have occurred and be continuing, each Lender, to communicate directly with its independent certified public accountants including Arthur Andersen & Company, and authorizes and shall instruct those accountants and advisors to disclose and make available to Agent and each Lender any and all Financial Statements and other supporting financial documents, schedules and information relating to any Credit Party (including copies of any issued management letters) with respect to the business, financial condition and other affairs of any Credit Party.

5.      AFFIRMATIVE COVENANTS

        Each Credit Party executing this Credit Agreement jointly and severally agrees as to all Credit Parties that from and after the date hereof and until the Termination Date:

        5.1. Maintenance of Existence and Conduct of Business. Each Credit Party shall: (a) do or cause to be done all things reasonably necessary to preserve and keep in full force and


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



effect its corporate existence and its rights and franchises; (b) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder; (c) at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; and (d) transact business only in such corporate and trade names as are set forth in Disclosure Schedule (5.1).

        5.2. Payment of Obligations. (a) Subject to Section 5.2(b), each Credit Party shall pay and discharge or cause to be paid and discharged promptly all Charges payable by it, including (A) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all Charges with respect to tax, social security and unemployment withholding with respect to its employees, and (B) lawful claims for labor, materials, supplies and services or otherwise, before any thereof shall become past due.

        (b) Each Credit Party may in good faith contest, by appropriate proceedings, the validity or amount of any Charges or claims described in
Section 5.2(a); provided, that (i) at the time of commencement of any such contest no Event of Default shall have occurred and be continuing, (ii) adequate reserves with respect to such contest are maintained on the books of such Credit Party, in accordance with GAAP, (iii) such contest is maintained and prosecuted continuously and with diligence and operates to suspend collection or enforcement of such Charges or claims or any Lien in respect thereof, (iv) none of the Collateral becomes subject to forfeiture or loss as a result of such contest, (v) no Lien shall be imposed to secure payment of such Charges or claims other than Permitted Encumbrances, (vi) such Credit Party shall promptly pay or discharge such contested Charges or claims and all additional charges, interest, penalties and expenses, if any, and shall deliver to Agent evidence acceptable to Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Credit Party or the conditions set forth in this Section 5.2(b) are no longer met, and (vii) Agent has not advised Borrowers in writing that Agent reasonably believes that nonpayment or nondischarge thereof could have or result in a Material Adverse Effect.

        5.3. Books and Records. Each Credit Party shall keep adequate books and records with respect to its business activities in which proper entries, reflecting all financial transactions, are made in accordance with GAAP and on a basis consistent with the Financial Statements attached as Disclosure
Schedule (3.4(A)).

        5.4. Insurance; Damage to or Destruction of Collateral. (a) The Credit Parties shall, at their sole cost and expense, maintain the policies of insurance described on Disclosure Schedule (3.18) as in effect on the date hereof or otherwise in form and with insurers reasonably acceptable to Agent. If any Credit Party at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay all premiums relating thereto, Agent may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which Agent reasonably deems advisable. Agent shall have no obligation to obtain insurance for any Credit Party or pay any premiums therefor. By doing so, Agent shall not be deemed to have waived any Default or Event of Default arising from any Credit Party's failure to maintain such insurance or pay any premiums therefor. All sums so disbursed, including attorneys' fees, court costs and other charges related thereto, shall be payable on demand by Borrowers to Agent and shall be additional Obligations hereunder secured by the Collateral.

        (b) Agent reserves the right at any time upon any change in any Credit Party's risk profile (including any change in the product mix maintained by any Credit Party or any laws affecting the potential liability of such Credit Party) upon reasonable prior notice to Borrower Representative to require additional forms and limits of insurance to, in Agent's reasonable opinion, adequately protect both Agent's and Lender's interests in all or any portion of the Collateral and to ensure that each Credit Party is protected by insurance in amounts and with coverage customary for its industry. If requested by Agent, each Credit Party shall deliver to Agent from time to time a report of a reputable insurance broker, satisfactory to Agent, with respect to its insurance policies

        (c) Each Borrower shall deliver to Agent, in form and substance reasonably satisfactory to Agent, endorsements to (i) all "All Risk" and business interruption insurance naming Agent, on behalf of itself and Lenders, as loss payee, and (ii) all general liability and other liability policies naming Agent, on behalf of itself and Lenders, as additional insured. Each Borrower irrevocably makes, constitutes and appoints Agent (and all officers, employees or agents designated by Agent), so long as any Event of Default shall have occurred and be continuing or the anticipated insurance proceeds exceed $1,500,000 as such Borrower's true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such "All Risk" policies of insurance, endorsing the name of such Borrower on any check or other item of payment for the proceeds of such "All Risk" policies of insurance and for making all determinations and decisions with respect to such "All Risk" policies of insurance. Agent shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney. Borrower Representative shall promptly notify Agent of any loss, damage, or destruction to the Collateral in the amount of $250,000 or more, whether or not covered by insurance. After deducting from such proceeds the expenses, if any, incurred by Agent in the collection or handling thereof, Agent may, at its option, apply such proceeds to the reduction of the Obligations in accordance with Section 1.3(d), or permit or require the applicable Borrower to use such money, or any part thereof, to replace, repair, restore or rebuild the Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction. Notwithstanding the foregoing, so long as no Default or Event of Default shall have occurred and be continuing and if such insurance proceeds do not exceed $1,500,000 in the aggregate, Agent shall permit the applicable Borrower to replace, restore, repair or rebuild the property; provided that if such Borrower shall not have completed or entered into binding agreements to complete such replacement, restoration, repair or rebuilding within 180 days of such casualty, Agent may apply such insurance proceeds to the Obligations in accordance with Section 1.3(d). All insurance proceeds which are to be made available to any Borrower to replace, repair, restore or rebuild the Collateral shall be applied by Agent to reduce the outstanding principal balance of the Revolving Loan of such Borrower (which application shall not result in a permanent reduction of the Revolving Loan Commitment) and upon such application, Agent shall establish a Reserve against the separate Borrowing
Base of the affected Borrower in an amount equal to the amount of such proceeds so applied. Thereafter, such funds shall be made available to that Borrower to provide funds to replace, repair, restore or rebuild the Collateral as follows:
(i) Borrower Representative shall request a Revolving Credit Advance be made to such Borrower in the amount requested to be released; (ii) so long as the conditions set forth in Section 2.2 have been met, Revolving Lenders shall make such Revolving Credit Advance, and (iii) the Reserve established with respect to such insurance proceeds shall be reduced by the amount of such Revolving Credit Advance. To the extent not used to replace repair, restore or rebuild the

Collateral, such insurance proceeds shall be applied in accordance with
Section 1.3(d).

        5.5. Compliance with Laws. Each Credit Party shall comply with all federal, state, local and foreign laws and regulations applicable to it, including those relating to licensing, ERISA and labor matters and Environmental Laws and Environmental Permits, except to the extent that the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

        5.6. Supplemental Disclosure. From time to time as may be reasonably requested by Agent (which request will not be made more frequently than once each year absent the occurrence and continuance of an Event of Default), the Credit Parties shall supplement each Disclosure Schedule hereto, or any representation herein or in any other Loan Document, with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or as an exception to such representation or which is necessary to correct any information in such Disclosure Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any Disclosure Schedule, such Disclosure Schedule shall be appropriately marked to show the changes made therein); provided that (a) no such supplement to any such Disclosure Schedule or representation shall be or be deemed a waiver of any Default or Event of Default resulting from the matters disclosed therein, except as consented to by Agent and Requisite Lenders in writing; and (b) no supplement shall be required as to representations and warranties that relate solely to the Closing Date.

        5.7. Intellectual Property. Each Credit Party will conduct its business and affairs without infringement of any Intellectual Property of any other Person.

        5.8. Environmental Matters. Each Credit Party shall and shall cause each Person within its control to: (a) conduct its operations and keep and maintain its Real Estate in compliance with all Environmental Laws and Environmental Permits other than noncompliance which could not reasonably be expected to have a Material Adverse Effect; (b) implement any and all investigation, remediation, removal and response actions which are appropriate or necessary to maintain the value and marketability of the Real Estate or to otherwise comply with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, in, under, above, to, from or about any of its Real Estate; (c) notify Agent promptly after such Credit Party becomes aware of any violation of Environmental Laws or Environmental Permits or any Release on, at, in, under, above, to, from or about any Real Estate which is reasonably likely to result in Environmental Liabilities in excess of $25,000; and (d) promptly forward to Agent a copy of any order, notice, request for information or any communication or report received by such Credit Party in connection with any such violation or Release or any other matter relating to any Environmental Laws or Environmental Permits that could reasonably be expected to result in Environmental Liabilities in excess of $500,000, in each case whether or not the Environmental Protection Agency or any Governmental Authority has taken or threatened any action in connection with any such violation, Release or other matter. If Agent at any time has a reasonable basis to believe that there may be a violation of any Environmental Laws or Environmental Permits by any Credit Party or any Environmental Liability arising thereunder, or a Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, which, in each case, could reasonably be expected to have a Material Adverse Effect, then each Credit Party shall, upon Agent's written request (i) cause the performance of such environmental audits including subsurface sampling of soil and groundwater, and preparation of such environmental reports, at Borrowers' expense, as Agent may from time to time request, which shall be conducted by reputable environmental consulting firms acceptable to Agent and shall be in form and substance acceptable to Agent, and (ii) permit Agent or its representatives to have access to all Real Estate for the purpose of conducting such environmental audits and testing as Agent deems appropriate, including subsurface sampling of soil and groundwater Borrowers shall reimburse Agent for the costs of such audits and tests and the same will constitute a part of the Obligations secured hereunder.

        5.9. Landlords' Agreements, Mortgagee Agreements and Bailee Letters. Each Credit Party shall use its best efforts to obtain a landlord's agreement, mortgagee agreement or bailee letter, as applicable, from the lessor of each leased property or mortgagee of owned property or with respect to any warehouse, processor or converter facility or other location where Collateral is located, which agreement or letter shall contain a waiver or subordination of all Liens or claims that the landlord, mortgagee or bailee may assert against the Inventory or Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to Agent. With respect to such locations or warehouse space leased or owned as of the Closing Date, if Agent has not received a landlord or mortgagee agreement or bailee letter as of the Closing Date, any Borrower's Eligible Inventory at that location shall, in Agent's discretion, be excluded from the Borrowing Base or be subject to such Reserves as may be established by Agent in its reasonable credit judgment. After the Closing Date, no real property or warehouse space shall be leased or acquired by any Credit Party and no Inventory shall be shipped to a processor or converter under arrangements established after the Closing Date, unless and until a reasonably satisfactory landlord or mortgagee agreement or bailee letter, as appropriate, shall first have been obtained with respect to such location; provided that Borrowers may hold Inventory with a book value not to exceed $250,000 in the aggregate at newly established locations with Agent's prior approval and subject to a Reserve equal to the book value of such Inventory established at Agent's discretion. Each Credit Party shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located.

        5.10. Further Assurances. Each Credit Party executing this Agreement agrees that it shall and shall cause each other Credit Party to, at such Credit Party's expense and upon request of Agent, duly execute and deliver, or cause to be duly executed and delivered, to Agent such further instruments and do and cause to be done such further acts as may be reasonably necessary or proper in the opinion of Agent to carry out more effectually the provisions and purposes of this Agreement or any other Loan Document.

        5.11. Acquisition Agreement. Within two (2) days following the Closing Date, Borrowers shall have delivered to Agent a complete and correct copy of the Acquisition Agreement (including all schedules, exhibits, amendments, supplements, modifications, assignments, and all other documents delivered pursuant thereto or in connection therewith). The Credit Parties shall not waive any material representation, warranty, covenant or indemnity of Sellers contained in the Acquisition Agreement and shall diligently enforce the same.

6.      NEGATIVE COVENANTS

        Each Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties that, without the prior written consent of Agent and the Requisite Lenders, from and after the date hereof until the Termination
Date:

        6.1. Mergers, Subsidiaries, Etc. No Credit Party shall directly or indirectly, by operation of law or otherwise, (a) form or acquire any Subsidiary, or (b) merge with, consolidate with, acquire all or substantially all of the assets or capital stock of, or otherwise combine with or acquire, any Person, except that any Borrower may merge with another Borrower, provided that Borrower Representative shall be the survivor of any such merger to which it is a party.

        6.2. Investments; Loans and Advances. Except as otherwise expressly permitted by this Section 6, no Credit Party shall make or permit to exist any investment in, or make, accrue or permit to exist loans or advances of money to, any Person, through the direct or indirect lending of money, holding of securities or otherwise, except that (a) Borrowers may hold investments comprised of notes payable, or stock or other securities issued by Account Debtors to any Borrower pursuant to negotiated agreements with respect to settlement of such Account Debtor's Accounts in the ordinary course of business; (b) each Credit Party may maintain its existing investments in its subsidiaries as of the Closing Date; (c) other investments set forth on
Schedule 6.2 hereto; (d) Investments, loans or advances by Seymour in or to its Mexican Subsidiary at such times and in such amounts as are necessary to fund the working capital requirements of that Subsidiary in the ordinary course of business and maintenance level Capital Expenditure requirements of that Subsidiary, provided that Seymour shall not permit cash or cash equivalents in excess of such immediate requirements to be accumulated or held by such Subsidiary; and (e) so long as no Event of Default shall have occurred and be continuing and no Revolving Loan is outstanding, Borrowers may make investments, subject to Control Letters in favor of Agent for the benefit of Lenders or otherwise subject to a perfected security interest in favor of Agent for the benefit of Lenders, in (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within one year from the date of acquisition thereof, (ii) commercial paper maturing no more than one year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., (iii) certificates of deposit, maturing no more than one year from the date of creation thereof, issued by commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $300,000,000 and having a senior secured rating of "A" or better by a nationally recognized rating agency (an "A Rated Bank"), and (iv) time deposits, maturing no more than 30 days from the date of creation thereof with A Rated Banks. No Credit Party shall maintain funds on deposit in its disbursement accounts in excess of funds reasonably necessary to cover checks issued against such account.

        6.3. Indebtedness. (a) No Credit Party shall create, incur, assume or permit to exist any Indebtedness, except (without duplication) (i) Indebtedness secured by purchase money security interests permitted in clause (d) of Section 6.7, (ii) the Loans and the other Obligations, (iii) deferred taxes, (iv) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law, (v) existing Indebtedness described in Disclosure Schedule (6.3) and refinancings thereof or amendments or modifications thereto which do not have the effect of increasing the principal amount thereof or changing the amortization thereof (other than to extend the same) and which are otherwise on terms and conditions no less favorable to any Credit Party, Agent or any Lender, as determined by Agent, than the terms of the Indebtedness being refinanced, amended or modified, (vi) the Subordinated Debt outstanding under the Subordinated Notes, (vii) Indebtedness consisting of intercompany loans and advances made by any Borrower to any other Credit Party, provided that (A) each Borrower shall have executed and delivered to each other Borrower, on the Closing Date, a demand note (collectively, the "Intercompany Notes") to evidence any such intercompany Indebtedness owing at any time by such Borrower to such other Borrowers which Intercompany Notes shall be in form and substance satisfactory to Agent and shall be pledged and delivered to Agent pursuant to the applicable Pledge Agreement or Security Agreement as additional collateral security for the Obligations; (B) each Borrower shall record all intercompany transactions on its books and records in a manner satisfactory to Agent; (C) the obligations of each Borrower under any such Intercompany Notes shall be subordinated to the Obligations of such Borrower hereunder in a manner satisfactory to Agent; (D) at the time any such intercompany loan or advance is made by any Borrower to any other Borrower and after giving effect thereto, each such Borrower shall be Solvent; (E) no Default or Event of Default would occur and be continuing after giving effect to any such proposed intercompany loan; and (F) in the case of any intercompany Indebtedness, the Borrower advancing such funds shall have Net Borrowing Availability under its separate Borrowing Base of not less than the following respective amounts after giving effect to such intercompany loan: $500,000 in the case of Selfix, $1,000,000 in the case of Tamor $250,000 in the case of Shutters, and $1,000,000 in the case of Seymour, and (viii) Indebtedness secured by Liens on the real property and fixtures located at 3016 West George Street, Louisiana, Missouri in an aggregate principal amount of not more than $5,000,000 (provided, however, that Agent receives a mortgagee's waiver executed by the lender in form and substance satisfactory to Agent).

        (b) No Credit Party shall, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness prior to the maturity thereof, other than (i) the Obligations, (ii) Indebtedness secured by a Permitted Encumbrance if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with Sections 6.8(b) or (c), (iii) other Indebtedness (excluding Subordinated Debt) not in excess of $250,000, or (iv) the Subordinated Debt outstanding under the Subordinated Notes to the extent of voluntary or mandatory prepayments thereof permitted or required under Sections
1.3 and 6.14.

        6.4.  Employee Loans and Affiliate Transactions.

        (a) Except as otherwise expressly permitted in this Section 6 with respect to Affiliates, no Credit Party shall enter into any transaction with any other Credit Party or any Affiliate thereof except in the ordinary course of and pursuant to the reasonable requirements of such Credit Party's business and upon fair and reasonable terms that are no less favorable to such Credit Party than would be obtained in a comparable arm's length transaction with a Person not an Affiliate of such Credit Party. In addition, if any such transaction or series of related transactions involves payments in excess of $250,000 in the aggregate, the terms of these transactions must be disclosed in advance to Agent and Lenders. All such transactions existing as of the date hereof are described on Disclosure Schedule (6.4(a)).

        (b) No Credit Party shall enter into any lending or borrowing transaction with any employees of any Credit Party, except loans to their respective employees on an arm's-length basis in the ordinary course of business consistent with past practices for travel expenses, relocation costs and similar purposes and stock option financing up to a maximum of $100,000 to any employee and up to a maximum of $250,000 in the aggregate at any one time outstanding.

        6.5. Capital Structure and Business. No Credit Party shall (a) make any changes in any of its business objectives, purposes or operations which could have or result in a Material Adverse Effect, (b) make any change in its capital structure as described on Disclosure Schedule (3.8), including the issuance of any shares of Stock, warrants or other securities convertible into Stock or any revision of the terms of its outstanding Stock, except that Holdings may make one or more Qualified Public Offerings of its common Stock so long as (i) the proceeds thereof are applied in prepayment of the Obligations as required by Section 1.3(b)(iii), and (ii) no Change of Control occurs after giving effect thereto, or (c) amend its charter or bylaws in a manner which would adversely affect Agent or Lenders or such Credit Party's duty or ability to repay the Obligations. No Credit Party shall engage in any business other than the businesses currently engaged in by it or businesses reasonably related thereto.

        6.6. Guaranteed Indebtedness. No Credit Party shall create, incur, assume or permit to exist any Guaranteed Indebtedness except (a) by endorsement of instruments or items of payment for deposit to the general account of any Credit Party, and (b) for Guaranteed Indebtedness incurred for the benefit of any other Credit Party if the primary obligation is expressly permitted by this Agreement; provided, however that only Holdings may incur Guaranteed Obligations with respect to the Indebtedness permitted under Subsection 6.3(viii) and such Guaranteed Obligations shall be unsecured and subordinate to the Obligations pursuant to a subordination agreement in form and substance satisfactory to Agent.

        6.7. Liens. No Credit Party shall create, incur, assume or permit to exist any Lien on or with respect to its Accounts or other properties or assets (whether new owned or hereafter acquired) except for (a) Permitted Encumbrances; (b) Liens in existence on the date hereof and summarized on Disclosure Schedule (6.7); (c) Liens on the real property and fixtures located at 3016 West Georgia Street, Louisiana, Missouri, involving the incurrence of an aggregate principal amount of Indebtedness of not more than $5,000,000 outstanding at any one time (provided that such Lien attaches only to such real property and fixtures and provided, further, that Agent receives a mortgagee's waiver executed by the applicable lender in form and substance satisfactory to Agent); and (d) Liens created after the date hereof by conditional sale or other title retention agreements (including Capital Leases) or in connection with purchase money Indebtedness with respect to Equipment and Fixtures acquired by any Credit Party in the ordinary course of business, involving the incurrence of an aggregate amount of purchase money Indebtedness and Capital Lease Obligations of not more than $7,500,000 outstanding at any one time for all such Liens (provided that such Liens attach only to the assets subject to such purchase money debt and such Indebtedness is incurred within twenty (20) days following such purchase and does not exceed 100% of the purchase price of the subject assets).

        6.8. Sale of Stock and Assets. No Credit Party shall sell, transfer, convey, assign or otherwise dispose of any of its properties or other assets, including its Stock or the Stock of any of its Subsidiaries (whether in a public or a private offering or otherwise but subject, in the case of Holdings, to the provisions of Section 6.5(b)) or any of their Accounts, other than (a) the sale of Inventory in the ordinary course of business, and (b) the sale, transfer, conveyance or other disposition by a Credit Party of Equipment or Fixtures that are obsolete or no longer used or useful in such Credit Party's business and having a value not exceeding $500,000 in the aggregate in any

Fiscal Year and (c) so long as no Event of Default shall have occurred and be continuing other Equipment and Fixtures having a value not exceeding $500,000 in the aggregate in any Fiscal Year. With respect to any disposition of assets or other properties permitted pursuant to clause (b) and clause (c) above, Agent agrees on reasonable prior written notice to release its Lien on such assets or other properties in order to permit the applicable Credit Party to effect such disposition and shall execute and deliver to Borrowers, at Borrowers' expense, appropriate UCC-3 termination statements and other releases as reasonably requested by Borrowers.

        6.9. ERISA. No Credit Party shall, or shall cause or permit any ERISA Affiliate to, cause or permit to occur an event which could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA.

        6.10. Financial Covenants. Borrowers shall not breach or fail to comply with any of the Financial Covenants (the "Financial Covenants") set forth in Annex G.

        6.11. Hazardous Materials. No Credit Party shall cause or permit a Release of any Hazardous Material on, at, in, under, above, to, from or about any of the Real Estate where such Release would (a) violate in any respect, or form the basis for any Environmental Liabilities under, any Environmental Laws or Environmental Permits or (b) otherwise adversely impact the value or marketability of any of the Real Estate or any of the Collateral, other than such violations or impacts which could not reasonably be expected to have a Material Adverse Effect.

        6.12. Sale-Leasebacks. Except as set forth in Disclosure Schedule (3.6), no Credit Party shall engage in any sale-leaseback, synthetic lease or similar transaction involving any of its assets.

        6.13. Cancellation of Indebtedness. No Credit Party shall cancel any claim or debt owing to it, except for reasonable consideration negotiated on an arm's-length basis and in the ordinary course of its business consistent with past practices.

        6.14. Restricted Payments. No Credit Party shall make any Restricted Payment, except (a) intercompany loans and advances between Borrowers to the extent permitted by Section 6.3 above, (b) dividends and distributions by Subsidiaries of any Borrower paid to such Borrower, (c) employee loans permitted under Section 6.4(b) above, (d) Restricted Payments by Borrowers to Holdings in such amounts and at such times as are necessary to permit Holdings to pay the consolidated federal income taxes of Holdings and Borrowers, (e) scheduled payments of interest with respect to the Subordinated Debt, (f) the principal amount of the Subordinated Notes with the proceeds of public offerings of Stock by Holdings in an amount not to exceed 50% of the net proceeds thereof so long as Term Loan A or Term Loan B is outstanding; (g) the principal amount of the Subordinated Notes in an amount not to exceed 25% of the Borrowers' consolidated Excess Cash Flow for each Fiscal Year, payable concurrently with mandatory prepayments of the Loans from Excess Cash Flow in accordance with Section 1.3(b)(iv); provided that (i) no Event of Default shall have occurred and be continuing or would result after giving effect to any payment pursuant to clauses (e), (f) and (g) above, and (ii) the timing of the payments referred to in clauses (e), (f) and (g) above shall be set at dates which permit the delivery of Financial Statements necessary to determine current financial covenant compliance prior to each payment.

        6.15. Change of Corporate Name or Location; Change of Fiscal Year. No Credit


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


Party shall (a) change its corporate name, or (b) change its chief executive office, principal place of business, corporate offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral, in any case without at least thirty (30) days prior written notice to Agent and after Agent's written acknowledgment that any reasonable action requested by Agent in connection therewith, including to continue the perfection of any Liens in favor of Agent, on behalf of Lenders, in any Collateral, has been completed or taken, and provided that any such new location shall be in the continental United States. Without limiting the foregoing, no Credit Party shall change its name, identity or corporate structure in any manner which might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of Section 9-402(7) of the Code or any other then applicable provision of the Code except upon prior written notice to Agent and Lenders and after Agent's written acknowledgment that any reasonable action requested by Agent in connection therewith, including to continue the perfection of any Liens in favor of Agent, on behalf of Lenders, in any Collateral, has been completed or taken. No Credit Party shall change its Fiscal Year.

        6.16. No Impairment of Intercompany Transfers. No Credit Party shall directly or indirectly enter into or become bound by any agreement, instrument, indenture or other obligation (other than this Agreement and the other Loan Documents) which could directly or indirectly restrict, prohibit or require the consent of any Person with respect to the payment of dividends or distributions or the making or repayment of intercompany loans by a Subsidiary of any Borrower to any Borrower or between Borrowers.

        6.17. No Speculative Transactions. No Credit Party shall engage in any transaction involving commodity options, futures contracts or similar transactions, except solely to hedge against fluctuations in the prices of commodities owned or purchased by it and the values of foreign currencies receivable or payable by it and interest swaps, caps or collars.

        6.18. Leases. No Credit Party shall enter into any operating lease for Equipment or Real Estate, if the aggregate of all such operating lease payments payable in any year for Holdings and its Subsidiaries on a consolidated basis would exceed $3,000,000.

        6.19. Changes Relating to Subordinated Debt. No Credit Party shall change or amend the terms of any Subordinated Debt (or any indenture or agreement in connection therewith) if the effect of such amendment is to: (a) increase the interest rate on such Subordinated Debt; (b) change the dates upon which payments of principal or interest are due on such Subordinated Debt other than to extend such dates; (c) change any default or event of default other than to delete or make less restrictive any default provision therein, or add any covenant with respect to such Subordinated Debt; (d) change the redemption or prepayment provisions of such Subordinated Debt other than to extend the dates therefor or to reduce the premiums payable in connection therewith; or
(e) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights to the holder of such Subordinated Debt in a manner adverse to any Credit Party or Lenders.

        6.20. Holdings. Holdings shall not own any material assets other than the outstanding Stock of Borrowers. Holdings shall not engage in any trade or business.

7.      TERM

        7.1. Termination. The financing arrangements contemplated hereby shall be in effect until the Commitment Termination Date, and the Loans and all other Obligations shall be automatically due and payable in full on such date.

        7.2. Survival of Obligations Upon Termination of Financing Arrangements. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the obligations, duties and liabilities of the Credit Parties or the rights of Agent and Lenders relating to any unpaid portion of the Loans or any other Obligations, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Commitment Termination Date. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon the Credit Parties, and all rights of Agent and each Lender, all as contained in the Loan Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided however, that in all events the provisions of Section 11, the payment obligations under Sections 1.15 and 1.16, and the indemnities contained in the Loan Documents shall survive the Termination Date.

8.      EVENTS OF DEFAULT: RIGHTS AND REMEDIES

        8.1. Events of Default. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder:

        (a) Any Borrower (i) fails to make any payment of principal of, or interest on, or Fees owing in respect of, the Loans or any of the other Obligations when due and payable, or (ii) within ten (10) days following Agent's demand for such reimbursement or payment of expenses, fails to pay or reimburse Agent or Lenders for any expense reimbursable hereunder or under any other Loan Document.

        (b) Any Credit Party shall fail or neglect to perform, keep or observe any of the provisions of Sections 1.4, 1.8, 5.4 or 6, or any of the provisions set forth in Annexes C or G, respectively.

        (c) Any Borrower shall fail or neglect to perform, keep or observe any of the provisions of Section 4 or any provisions set forth in Annexes E or F, respectively, and the same shall remain unremedied for five (5) Business Days or more.

        (d) Any Credit Party shall fail or neglect to perform, keep or observe any other provision of this Agreement or of any of the other Loan Documents (other than any provision embodied in or covered by any other clause of this Section 8.1) and the same shall remain unremedied for twenty (20) days or more.

        (e) A default or breach shall occur under any other agreement, document or instrument to which any Credit Party is a party which is not cured within any applicable grace period, and such default or breach (i) involves the failure to make any payment when due in respect of any Indebtedness (other than the Obligations) of any Credit Party in excess of $1,000,000 in the aggregate, or (ii) causes, or permits any holder of such Indebtedness or a trustee to cause, Indebtedness or a portion thereof in excess of $1,000,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, regardless of whether such default is waived, or such right is exercised, by such holder or trustee.

        (f) Any information contained in any Borrowing Base Certificate is untrue or incorrect in any material respect or any representation or warranty herein or in any Loan Document or in any written statement, report, financial statement or certificate (other than a Borrowing Base Certificate) made or delivered to Agent or any Lender by any Credit Party is untrue or incorrect in any material respect as of the date when made or deemed made.

        (g) Assets of any Credit Party with a fair market value of $250,000 or more shall be attached, seized, levied upon or subjected to a writ or distress warrant or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of any Credit Party and such condition continues for thirty (30) days or more.

        (h) A case or proceeding shall have been commenced against any Credit Party seeking a decree or order in respect of any Credit Party (i) under Title 11 of the United States Code, as now constituted or hereafter amended or any other applicable federal, state or foreign bankruptcy or other similar law,
(ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for any Credit Party or of any substantial part of any such Person's assets, or (iii) ordering the winding-up or liquidation of the affairs of any Credit Party, and such case or proceeding shall remain undismissed or unstayed for sixty (60) days or more or such court shall enter a decree or order granting the relief sought in such case or proceeding.

        (i) Any Credit Party (i) shall file a petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar law,
(ii) shall fail to contest in a timely and appropriate manner or shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of any Credit Party or of any substantial part of any such Person's assets,
(iii) shall make an assignment for the benefit of creditors, (iv) shall take any corporate action in furtherance of any of the foregoing; or (v) shall admit in writing its inability to, or shall be generally unable to, pay its debts as such debts become due.

        (j) A final judgment or judgments for the payment of money in excess of $1,000,000 in the aggregate at any time outstanding shall be rendered against any Credit Party and the same shall not, within thirty (30) days after the entry thereof, have been discharged or execution thereof stayed or bonded pending appeal, or shall not have been discharged prior to the expiration of any such stay.

        (k) Any material provision of any Loan Document shall for any reason cease to be valid, binding and enforceable in accordance with its terms (or any Credit Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any security interest created under any Loan Document shall cease to be a valid and perfected first priority security interest or Lien (except as otherwise permitted herein or therein) in any of the Collateral purported to be covered thereby.

        (l) Any "Change of Control" shall occur.

        (m) Any event shall occur, whether or not insured or insurable, as a result of which revenue-producing activities cease or are substantially curtailed at any facility of Borrowers generating more than 10% of Borrowers' consolidated revenues for the Fiscal Year preceding such event and such cessation or curtailment continues for more than 30 days.

        8.2. Remedies. (a) If any Event of Default shall have occurred and be continuing or if a Default shall have occurred and be continuing and Agent or Requisite Revolving Lenders shall have determined not to make any Advances or incur any Letter of Credit Obligations so long as that specific Default is continuing, Agent may (and at the written request of the Requisite Revolving Lenders shall), without notice, suspend this facility with respect to further Advances and/or the incurrence of further Letter of Credit Obligations whereupon any further Advances and Letter of Credit Obligations shall be made or extended in Agent's sole discretion (or in the sole discretion of the Requisite Revolving Lenders, if such suspension occurred at their direction) so long as such Default or Event of Default is continuing. If any Event of Default shall have occurred and be continuing, Agent may (and at the written request of Requisite Lenders shall), without notice except as otherwise expressly provided herein, increase the rate of interest applicable to the Loans and the Letter of Credit Fees to the Default Rate.

        (b) If any Event of Default shall have occurred and be continuing, Agent may (and at the written request of the Requisite Lenders shall), (i) terminate this facility with respect to further Advances or the incurrence of further Letter of Credit Obligations; (ii) declare all or any portion of the Obligations, including all or any portion of any Loan to be forthwith due and payable, and require that the Letter of Credit Obligations be cash collateralized as provided in Annex B, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrowers and each other Credit Party; and (iii) exercise any rights and remedies provided to Agent under the Loan Documents and/or at law or equity, including all remedies provided under the Code; provided, however, that upon the occurrence of an Event of Default specified in Sections 8.1 (g), (h) or (i), all of the Obligations, including the aggregate Revolving Loan, shall become immediately due and payable without declaration, notice or demand by any Person.

        8.3. Waivers by Credit Parties. Except as otherwise provided for in this Agreement or by applicable law, each Credit Party waives (including for purposes of Section 12): (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Agent on which any Credit Party may in any way be liable, and hereby ratifies and confirms whatever Agent may do in this regard, (b) all rights to notice and a hearing prior to Agent's taking possession or control of, or to Agent's replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing Agent to exercise any of its remedies, and (c) the benefit of all valuation, appraisal, marshalling and exemption laws.

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




9.      ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT

        9.1. Assignment and Participations. (a) The Credit Parties signatory hereto consent to any Lender's assignment of, and/or sale of participations in, at any time or times, the Loan Documents, Loans, Letter of Credit Obligations and any Commitment or of any portion thereof or interest therein, including any Lender's rights, title, interests, remedies, powers or duties thereunder whether evidenced by a writing or not. Any assignment by a Lender shall (i) require the consent of Agent (which shall not be unreasonably withheld or delayed, provided that no consent by Borrower Representative shall be required so long as any Event of Default shall have occurred and be continuing) and the execution of an assignment agreement (an "Assignment Agreement") substantially in the from attached hereto as Exhibit 9.1 (a) and otherwise in form and substance satisfactory to, and acknowledged by, Agent; (ii) be conditioned on such assignee Lender representing to the assigning Lender and Agent that it is purchasing the applicable Loans to be assigned to it for its own account, for investment purposes and not with a view to the distribution thereof; (iii) if a partial assignment be in an amount at least equal to $2,500,000 and, after giving effect to any such partial assignment, the assigning Lender shall have retained Commitments in an amount at least equal to $2,500,000; and (iv) include a payment to Agent of an assignment fee of $3,500. In the case of an assignment by a Lender under this Section 9.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were a Lender hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Commitments or assigned portion thereof from and after the date of such assignment. Each Borrower hereby acknowledges and agrees that any assignment will give rise to a direct obligation of Borrowers to the assignee and that the assignee shall be considered to be a "Lender". In all instances, each Lender's liability to make Loans hereunder shall be several and not joint and shall be limited to such Lender's Pro Rata Share of the applicable Commitment. In the event Agent or any Lender assigns or otherwise transfers all or any part of a Note, Agent or any such Lender shall so notify Borrowers and Borrowers shall, upon the request of Agent or such Lender, execute new Notes in exchange for the Notes being assigned. Notwithstanding the foregoing provisions of this Section 9.1 (a), any Lender may at any time pledge or assign all or any portion of such Lender's rights under this Agreement and the other Loan Documents to a Federal Reserve Bank; provided, however, that no such pledge or assignment shall release such Lender from such Lender's obligations hereunder or under any other Loan Document.

        (b) Any participation by a Lender of all or any part of its Commitments shall be in an amount at least equal to $2,500,000, and with the understanding that all amounts payable by Borrowers hereunder shall be determined as if that Lender had not sold such participation, and that the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount of, or interest rate or Fees payable with respect to, any Loan in which such holder participates, (ii) any extension of the scheduled amortization of the principal amount of any Loan in which such holder participates or the final maturity date thereof, and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement, the Collateral Documents or the other Loan Documents). Solely for purposes of Sections 1.13, 1.15, 1.16 and 9.8, each Borrower acknowledges and agrees that a participation shall give rise to a direct obligation of Borrowers to the participant and the participant shall be considered to be a "Lender". Except as set forth in the preceding sentence no Borrower or Credit Party shall have any obligation or duty to any participant. Neither Agent nor any Lender (other than the Lender selling a participation) shall have any duty to any participant and may continue to deal solely with the Lender selling a participation as if no such sale had occurred.


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


        (c) Except as expressly provided in this Section 9.1, no Lender shall, as between Borrowers and that Lender, or Agent and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans, the Notes or other Obligations owed to such Lender.

        (d) Each Credit Party executing this Agreement shall assist any Lender permitted to sell assignments or participations under this Section 9.1 as reasonably required to enable the assigning or selling Lender to effect any such assignment or participation, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and, if requested by Agent, the preparation of informational materials for, and the participation of management in meetings with, potential assignees or participants. Each Credit Party executing this Agreement shall certify the correctness, completeness and accuracy of all descriptions of the Credit Parties and their affairs contained in any selling materials provided by them and all other information provided by them and included in such materials, except that any Forecasts delivered by Borrowers shall only be certified by Borrowers as having been prepared by Borrowers in compliance with the representations contained in Section 3.4(c).

        (e) A Lender may furnish any information concerning Borrowers in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants). Each Lender shall obtain from assignees or participants confidentiality covenants substantially equivalent to those contained in Section 11.8.

        (f) So long as no Event of Default shall have occurred and be continuing, no Lender shall assign or sell participations in any portion of its Loans or Commitments to a potential Lender or participant, if, as of the date of the proposed assignment or sale, the assignee Lender or participant would be subject to capital adequacy or similar requirements under Section 1.16(a), increased costs under Section 1.16(b), an inability to fund LIBOR Loans under
Section 1.16(c), or withholding taxes in accordance with Section 1.16(d).

        9.2. Appointment of Agent. (a) GE Capital is hereby appointed to act on behalf of all Lenders as Agent under this Agreement and the other Loan Documents. The provisions of this Section 9.2 are solely for the benefit of Agent and Lenders and no Credit Party nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and the other Loan Documents, Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Credit Party or any other Person. Agent shall have no duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents. The duties of Agent shall be mechanical and administrative in nature and Agent shall not have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any Lender. Neither Agent nor any of its Affiliates nor any of their respective officers, directors, employees, agents or representatives shall be liable to any Lender for any action taken or omitted to be taken by it hereunder or under any other Loan Document, or in connection herewith or therewith, except for damages caused by its or their own gross negligence or willful misconduct.

     (b) If Agent shall request instructions from Requisite Lenders, Requisite Revolving Lenders, Supermajority Revolving Lenders or all affected Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Requisite Lenders, Requisite Revolving Lenders, Supermajority Revolving Lenders or all affected Lenders, as the case may be, and Agent shall not incur liability to any Person by reason of so refraining. Notwithstanding any provision of any Loan Document to the contrary, Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document (a) if such action would, in the opinion of Agent, be contrary to law or the terms of this Agreement or any other Loan Document, (b) if such action would, in the opinion of Agent, expose Agent to Environmental Liabilities or (c) if Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of Requisite Lenders, Requisite Revolving Lenders, Supermajority Revolving Lenders or all affected Lenders, as applicable.

        9.3. Agent's Reliance, Etc. Neither Agent nor any of its Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages caused by its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, Agent: (a) may treat the payee of any Note as the holder thereof until Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to Agent; (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Credit Party or to inspect the Collateral (including the books and records) of any Credit Party; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (f) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

        9.4. GE Capital and Affiliates. With respect to its Commitments hereunder, GE Capital shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include GE Capital in its individual capacity. GE Capital and its Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Credit Party, any of their Affiliates and any Person who may do business with or own securities of any Credit Party or any such Affiliate, all as if GE Capital were not Agent and without any duty to account therefor to Lenders. GE Capital and its Affiliates may accept fees and other consideration from any Credit Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders. Each Lender acknowledges that GE Capital holds disproportionate interests in the Loans, a Subordinated Note and a warrant for Holdings Stock.


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




        9.5. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender and based on the Financial Statements referred to in Section 3.4(a) and such other documents and information as it has deemed appropriate, made its own credit and financial analysis of the Credit Parties and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Loans, and expressly consents to, and waives any claim based upon, such conflict of interest.

        9.6. Indemnification. Lenders agree to indemnify Agent (to the extent not reimbursed by Borrowers and without limiting the obligations of Borrowers hereunder), ratably according to their respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by Agent in connection therewith; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Agent is not reimbursed for such expenses by Borrowers.

        9.7. Successor Agent. Agent may resign at any time by giving not less than thirty (30) days' prior written notice thereof to Lenders and Borrower Representative. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within 30 days after the resigning Agent's giving notice of resignation, then the resigning Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution is organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $300,000,000. If no successor Agent has been appointed pursuant to the foregoing, by the 30th day after the date such notice of resignation was given by the resigning Agent, such resignation shall become effective and the Requisite Lenders shall thereafter perform all the duties of Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Agent as provided above. Any successor Agent appointed by Requisite Lenders hereunder shall be subject to the approval of Borrower Representative, such approval not to be unreasonably withheld or delayed; provided that such approval shall not be required if a Default or an Event of Default shall have occurred and be continuing. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the earlier of the acceptance of any appointment as Agent hereunder by a successor Agent or the effective date of the resigning Agent's resignation, the resigning Agent shall be discharged from its


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



duties and obligations under this Agreement and the other Loan Documents, except that any indemnity rights or other rights in favor of such resigning Agent shall continue. After any resigning Agent's resignation hereunder, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents. Agent may be removed at the written direction of the holders (other than Agent) of two-thirds or more of the Commitments (excluding Agent's Commitment); provided that in so doing, such Lenders shall be deemed to have waived and released any and all claims they may have against Agent. In addition to the foregoing, Requisite Lenders may remove Agent upon not less than ten (10) days' prior written notice to Agent for cause, consisting of one or more instances of gross negligence or willful misconduct, as specified in such notice.

        9.8. Setoff and Sharing of Payments. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender and each holder of any Note is hereby authorized at any time or from time to time, without notice to any Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all balances held by it at any of its offices for the account of any Borrower (regardless of whether such balances are then due to such Borrower) and any other properties or assets any time held or owing by that Lender or that holder to or for the credit or for the account of Borrowers against and on account of any of the Obligations which are not paid when due. Any Lender or holder of any Note exercising a right to set off or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender's or holder's Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so set off or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares. Each Lender's obligation under this Section 9.8 shall be in addition to and not in limitation of its obligations to purchase a participation in an amount equal to its Pro Rata Share of the Swing Line Loans under Section 1.1. Each Borrower agrees, to the fullest extent permitted by law, that (a) any Lender or holder may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such amount so set off to other Lenders and holders and (b) any Lender or holders so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Loans and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the set-off amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of set-off, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.

        9.9. Advances; Payments; Non-Funding Lenders; Information; Actions in Concert.

        (a) Advances; Payments. (i) Revolving Lenders shall refund or participate in the Swing Line Loan in accordance with clauses (iii) and (iv) of
Section 1.1(c). If the Swing Line Lender declines to make a Swing Line Loan or if Swing Line Availability is zero, Agent shall notify Revolving Lenders, promptly after receipt of a Notice of Revolving Credit Advance and in any event prior to 12:30 p.m. (Chicago time) on the date such Notice of Revolving Advance is received, by telecopy, telephone or other similar form of transmission. Each Revolving Lender shall make the amount of such Lender's Pro Rata Share of each Revolving Credit Advance available to Agent in


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


same day funds by wire transfer to Agent's account as set forth in Annex H not later than 2:00 p.m. (Chicago time) on the requested funding date, in the case of an Index Rate Loan and not later than 11 :00 a.m. (Chicago time) on the requested funding date in the case of a LIBOR Loan. After receipt of such wire transfers (or, in the Agent's sole discretion, before receipt of such wire transfers), subject to the terms hereof, Agent shall make the requested Revolving Credit Advance to the Borrower designated by Borrower Representative in the Notice of Revolving Credit Advance. All payments by each Revolving Lender shall be made without setoff, counterclaim or deduction of any kind.

        (ii) On the second (2nd) Business Day of each calendar week or more frequently as aggregate cumulative payments in excess of $1,000,000 are received with respect to the Loans (other than the Swing Line Loan) (each, a "Settlement Date"), Agent will advise each Lender by telephone and telecopy of the amount of such Lender's Pro Rata Share of principal, interest and Fees paid for the benefit of Lenders with respect to each applicable Loan. Provided that such Lender has made all payments required to be made by it and has purchased all participations required to be purchased by it under this Agreement and the other Loan Documents as of such Settlement Date, Agent will pay to each Lender such Lender's Pro Rata Share of principal, interest and Fees paid by Borrowers since the previous Settlement Date for the benefit of that Lender on the Loans held by it. Such payments shall be made by wire transfer to such Lender's account (as specified by such Lender in Annex H or the applicable Assignment Agreement) not later than 1:00 p.m. (Chicago time) on the next Business Day following each Settlement Date.

        (b) Availability of Lender's Pro Rata Share. Agent may assume that each Revolving Lender will make its Pro Rata Share of each Revolving Credit Advance available to Agent on each funding date. If such Pro Rata Share is not, in fact, paid to Agent by such Revolving Lender when due, Agent will be entitled to recover such amount on demand from such Revolving Lender without set-off, counterclaim or deduction of any kind. If any Revolving Lender fails to pay the amount of its Pro Rata Share forthwith upon Agent's demand, Agent shall promptly notify Borrower Representative and Borrowers shall immediately repay such amount to Agent. Nothing in this Section 9.9(b) or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Agent to advance funds on behalf of any Revolving Lender or to relieve any Revolving Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrowers may have against any Revolving Lender as a result of any default by such Revolving Lender hereunder. To the extent that Agent advances funds to any Borrower on behalf of any Revolving Lender and is not reimbursed therefor on the same Business Day as such Advance is made, Agent shall be entitled to retain for its account all interest accrued on such Advance until reimbursed by the applicable Revolving Lender.

        (c) Return of Payments. (i) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrowers and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender on demand without set-off, counterclaim or deduction of any kind.

        (ii) If Agent determines at any time that any amount received by Agent under this Agreement must be returned to any Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has


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



distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to any Borrower or such other Person, without set-off, counterclaim or deduction of any kind.

        (d) Non-Funding Lenders. The failure of any Revolving Lender (such Revolving Lender, a "Non-Funding Lender") to make any Revolving Credit Advance or to purchase any participation in any Swing Line Loan to be made or purchased by it on the date specified therefor shall not relieve any other Revolving Lender (each such other Revolving Lender, an "Other Lender") of its obligations to make such Advance or purchase such participation on such date, but neither any Other Lender nor Agent shall be responsible for the failure of any Non-Funding Lender to make an Advance to be made, or to purchase a participation to be purchased, by such Non-Funding Lender, and no Non-Funding Lender shall have any obligation to Agent or any Other Lender for the failure by such Non-Funding Lender. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender (so long as it shall remain a Non-Funding Lender) shall not have any voting or consent rights under or with respect to any Loan Document or constitute a "Lender" or a "Revolving Lender" (or be included in the calculation of "Requisite Lenders", "Requisite Revolving Lenders" or "Supermajority Revolving Lenders" hereunder) for any voting or consent rights under or with respect to any Loan Document.

        (e) Dissemination of Information. Agent will provide Lenders with any notice of Event of Default received by Agent from, or delivered by Agent to, any Credit Party. Lenders acknowledge that Borrowers are required to provide Financial Statements and Collateral Reports to Lenders in accordance with Annexes E and F hereto and agree that Agent shall have no duty to provide the same to Lenders.

        (f) Actions in Concert. Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Loan Documents (including exercising any rights of set-off) without first obtaining the prior written consent of Agent or Requisite Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of Agent.

10.     SUCCESSORS AND ASSIGNS

        10.1. Successors and Assigns. This Agreement and the other Loan Documents shall be binding on and shall inure to the benefit of each Credit Party, Agent, Lenders and their respective successors and assigns (including, in the case of any Credit Party, a debtor-in-possession on behalf of such Credit Party), except as otherwise provided herein or therein. No Credit Party may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of Agent and Lenders. Any such purported assignment, transfer, hypothecation or other conveyance by any Credit Party without the prior express written consent of Agent and Lenders shall be void. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of each Credit Party, Agent and Lenders with respect to the transactions contemplated hereby and no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement or any of the other Loan Documents.


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




11.     MISCELLANEOUS

        11.1. Complete Agreement; Modification of Agreement. The Loan Documents constitute the complete agreement between the parties with respect to the subject matter thereof and may not be modified, altered or amended except as set forth in Section 11.2 below. Any letter of interest, commitment letter, and/or fee letter (other than the GE Capital Fee Letter) and/or confidentiality agreement between any Credit Party and Agent or any Lender or any of their respective affiliates, predating this Agreement and relating to a financing of substantially similar form, purpose or effect shall be superseded by this Agreement.

        11.2. Amendments and Waivers. (a) Except for actions expressly permitted to be taken by Agent, no amendment, modification, termination or waiver of any provision of this Agreement or any of the Notes, or any consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Agent and Borrowers, and by Requisite Lenders, Requisite Revolving Lenders, Supermajority Revolving Lenders or all affected Lenders, as applicable. Except as set forth in clauses (b) and
(c) below, all such amendments, modifications, termination's or waivers requiring the consent of any Lenders shall require the written consent of Requisite Lenders.

        (b) No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement which increases the percentage advance rates set forth in the definition of the Borrowing Base, or which makes less restrictive the nondiscretionary criteria for exclusion from Eligible Accounts and Eligible Inventory set forth in Sections 1.6 and 1.7, shall be effective unless the same shall be in writing and signed by Agent, Supermajority Revolving Lenders and Borrowers. No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement which waives compliance with the conditions precedent set forth in
Section 2.2 to the making of any Loan or the incurrence of any Letter of Credit Obligations shall be effective unless the same shall be in writing and signed by Agent, Requisite Revolving Lenders and Borrowers. Notwithstanding anything contained in this Agreement to the contrary, no waiver or consent with respect to any Default (if in connection therewith Agent or Requisite Revolving Lenders, as the case may be, have exercised its or their right to suspend the making or incurrence of further Advances or Letter of Credit Obligations pursuant to Section 8.2(a)) or any Event of Default shall be effective for purposes of the conditions precedent to the making of Loans or the incurrence of Letter of Credit Obligations set forth in Section 2.2 unless the same shall be in writing and signed by Agent, Requisite Revolving Lenders and Borrowers.

        (c) No amendment, modification, termination or waiver shall, unless in writing and signed by Agent and each Lender directly affected thereby, do any of the following: (i) increase the principal amount of any Lender's Commitment (which action shall be deemed to directly affect all Lenders); (ii) reduce the principal of, rate of interest on or Fees payable with respect to any Loan or Letter of Credit Obligations of any affected Lender; (iii) change any scheduled payment date or final maturity date of the principal amount of any Loan of any affected Lender; (iv) waive, forgive, defer, extend or postpone any payment of interest or Fees as to any affected Lender; (v) release any Guaranty or, except as otherwise permitted herein or in the other Loan Documents, permit any Credit Party to sell or otherwise dispose of any Collateral with a value exceeding $5,000,000 in the aggregate (which action shall be deemed to directly affect all Lenders); (vi) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for Lenders or any of them to take any action hereunder; and (vii) amend or waive this Section 11.2


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



or the definitions of the terms "Requisite Lenders", "Requisite
Revolving Lenders" or "Supermajority Revolving, Lenders" insofar as such definitions affect the substance of this Section 11.2. Furthermore, no amendment, modification, termination or waiver affecting the rights or duties of Agent under this Agreement or any other Loan Document shall be effective unless in writing and signed by Agent, in addition to Lenders required hereinabove to take such action. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Agent to take additional Collateral pursuant to any Loan Document. No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that Note. No notice to or demand on any Credit Party in any case shall entitle such Credit Party or any other Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this
Section 11.2 shall be binding upon each holder of the Notes at the time outstanding and each future holder of the Notes.

        (d) If, in connection with any proposed amendment, modification, waiver or termination (a "Proposed Change"):

        (i) requiring the consent of all affected Lenders, the consent of Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described this clause (i) and in clauses (ii), (iii) and (iv) below being referred to as a "Non-Consenting Lender"), or

        (ii) requiring the consent of Supermajority Revolving Lenders, the consent of Requisite Revolving Lenders is obtained, but the consent of Supermajority Revolving Lenders is not obtained, or

        (iii) requiring the consent of Requisite Revolving Lenders, the consent of Revolving Lenders holding 51% or more of the aggregate Revolving Loan Commitments is obtained, but the consent of Requisite Revolving Lenders is not obtained, or

        (iv) requiring the consent of Requisite Lenders, the consent of Lenders holding 51% or more of the aggregate Commitments is obtained, but the consent of Requisite Lenders is not obtained,

then, so long as Agent is not a Non-Consenting Lender, at Borrower Representative's request, Agent or a Person acceptable to Agent shall have the right with Agent's consent and in Agent's sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon Agent's request, sell and assign to Agent or such Person, all of the Commitments of such Non-Consenting Lender for an amount equal to the principal balance of all Loans held by the Non-Consenting Lender and all accrued interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

        (e) Upon payment in full in cash and performance of all of the Obligations (other than indemnification Obligations under Section 1.13), termination of the Commitments and a release of all claims against Agent and Lenders, and so long as no suits, actions proceedings, or claims are pending or threatened against any Indemnified Person asserting any damages, losses or liabilities that

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


are Indemnified Liabilities, Agent shall deliver to Borrowers termination statements, mortgage releases and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.

        11.3. Fees and Expenses. Borrowers shall reimburse Agent for all out-of-pocket expenses incurred in connection with the preparation of the Loan Documents (including the reasonable fees and expenses of all of its special loan counsel, advisors, consultants and auditors retained in connection with the Loan Documents and the Related Transactions and advice in connection therewith). Borrowers shall reimburse Agent (and, with respect to clauses (c) and (d) below, all Lenders) for all fees, costs and expenses, including the fees, costs and expenses of counsel or other advisors (including environmental and management consultants and appraisers) for advice, assistance, or other representation in connection with:


        (a) the forwarding to Borrowers or any other Person on behalf of Borrowers by Agent of the proceeds of the Loans;

        (b) any amendment, modification or waiver of, or consent with respect to, any of the Loan Documents or Related Transactions Documents or advice in connection with the administration of the Loans made pursuant hereto or its rights hereunder or thereunder;

        (c) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent, any Lender, any Borrower or any other Person) in any way relating to the Collateral, any of the Loan Documents or any other agreement to be executed or delivered in connection therewith or herewith, whether as party, witness, or otherwise, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against any or all of the Borrowers or any other Person that may be obligated to Agent by virtue of the Loan Documents; including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided that in the case of reimbursement of counsel for Lenders other than Agent, such reimbursement shall be limited to one counsel for all such Lenders;

        (d) any attempt to enforce any remedies of Agent against any or all of the Credit Parties or any other Person that may be obligated to Agent or any Lender by virtue of any of the Loan Documents; including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided that in the case of reimbursement of counsel for Lenders other than Agent, such reimbursement shall be limited to one counsel for all such Lenders;

        (e) any work-out or restructuring of the Loans during the pendency of one or more Events of Default;

        (f) efforts to (i) monitor the Loans or any of the other Obligations,
(ii) evaluate, observe or assess any of the Credit Parties or their respective affairs, and (iii) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral; including all attorneys' and other professional and service providers' fees arising from such services, including those in connection with any appellate proceedings; and all expenses, costs, charges and other fees incurred by such counsel and others in any way or respect arising in connection with or relating to any of the events or actions described in this Section 11.3 shall be payable, on demand, by


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Borrowers to Agent.  Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals, court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

        11.4. No Waiver. Agent's or any Lender's failure, at any time or times, to require strict performance by the Credit Parties of any provision of this Agreement and any of the other Loan Documents shall not waive, affect or diminish any right of Agent or such Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver of an Event of Default shall not suspend, waive or affect any other Event of Default whether the same is prior or subsequent thereto and whether the same or of a different type. Subject to the provisions of Section 11.2, none of the undertakings, agreements, warranties, covenants and representations of any Credit Party contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by any Credit Party shall be deemed to have been suspended or waived by Agent or any Lender, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of Agent and the applicable required Lenders, and directed to Borrowers specifying such suspension or waiver.

        11.5. Remedies. Agent's and Lenders' rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies which Agent or any Lender may have under any other agreement, including the other Loan Documents, by operation of law or otherwise Recourse to the Collateral shall not be required.

        11.6. Severability. Wherever possible, each provision of this Agreement and the other Loan Documents shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

        11.7. Conflict of Terms. Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

        11.8. Confidentiality. Agent and each Lender agree to use commercially reasonable efforts (equivalent to the efforts Agent or such Lender applies to maintaining the confidentiality of its own confidential information) to maintain as confidential all confidential information provided to them by the Credit Parties and designated as confidential for a period of two (2) years following receipt thereof, except that Agent and any Lender may disclose such information (a) to Persons employed or engaged by Agent or such Lender in evaluating, approving, structuring or administering the Loans and the Commitments; (b) to any bona fide assignee or participant or potential assignee or participant or to any direct or indirect contractual counterparties in swap agreements or professional advisors of such swap counterparties that has agreed to comply with the covenant contained in this Section 11.8 (and any such bona fide assignee or participant or potential assignee or participant or

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


direct or indirect contractual counterparties in swap agreements or professional advisors of such swap counterparties may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any Governmental Authority or reasonably believed by Agent or such Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, in the opinion of Agent's or such Lender's counsel, required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any Litigation to which Agent or such Lender is a party; or (f) which ceases to be confidential through no fault of Agent or such Lender.

        11.9. GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THE LOAN DOCUMENTS AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH CREDIT PARTY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN COOK COUNTY, CITY OF CHICAGO, ILLINOIS SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE CREDIT PARTIES, AGENT AND LENDERS PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, PROVIDED, THAT AGENT, LENDERS AND THE CREDIT PARTIES ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF COOK COUNTY, CITY OF CHICAGO, ILLINOIS AND, PROVIDED, FURTHER NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT. EACH CREDIT PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH CREDIT PARTY HEREBY WAIVES ANY OBJECTION WHICH SUCH CREDIT PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH CREDIT PARTY AT THE ADDRESS SET FORTH IN ANNEX I OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH CREDIT PARTY'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

        11.10. Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may

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


be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 11.10), (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated on Annex I or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrower Representative or Agent) designated on Annex I to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

        11.11. Section Titles. The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

        11.12. Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

        11.13. WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG AGENT, LENDERS AND ANY CREDIT PARTY ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

        11.14. Press Releases. Each Credit Party executing this Agreement agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of GE Capital or its affiliates or referring to this Agreement, the other Loan Documents or the Related Transactions Documents without at least two (2) Business Days' prior notice to GE Capital and without the prior written consent of GE Capital unless (and only to the extent that) such Credit Party or Affiliate is required to do so under law and then, in any event, such Credit Party or Affiliate will consult with GE Capital before issuing such press release or other public disclosure

Each Credit Party consents to the publication by Agent or any Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement. Agent may provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

        11.15. Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Borrower for liquidation or reorganization, should any Borrower become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Borrower's assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

        11.16. Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Agreement and, specifically, the provisions of Sections 11.9 and 11.13, with its counsel

        11.17. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

        11.18. Effect on Prior Credit Agreement; Continuing Loans. This Agreement amends and restates the Prior Credit Agreement in its entirety and supersedes the terms and provisions thereof. Nevertheless, the Credit Parties acknowledge that the Continuing Loans in the respective amounts set forth on Disclosure Schedule (11.18) remain outstanding, and the parties agree that (i) such Loans are continuing Obligations hereunder governed by the terms and provisions hereof; (ii) the Liens securing payment thereof are continuing in all respects, and (iii) this Agreement shall not be deemed to evidence a novation, or repayment and refunding, of the Continuing Loans. All references in the Loan Documents (entered into pursuant to the Prior Credit Agreement) to the "Credit Agreement" or the "Agreement" shall be deemed to refer to this Agreement, without further amendment of those Loan Documents.

12.     CROSS-GUARANTY

        12.1. Cross-Guaranty. Each Borrower hereby agrees that such Borrower is jointly and severally liable for, and hereby absolutely and unconditionally guarantees to Agent and Lenders and their respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations owed or hereafter owing to Agent and Lenders by each other Borrower. Each Borrower agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, and that its obligations under this Section 12 shall be absolute and unconditional, irrespective of, and unaffected by,

        (a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or any other agreement, document or instrument to which any Borrower is or may become a party;

        (b) the absence of any action to enforce this Agreement (including this Section 12) or any other Loan Document or the waiver or consent by Agent and Lenders with respect to any of the provisions thereof;

        (c) the existence, value or condition of, or failure to perfect its Lien against, any security for the Obligations or any action, or the absence of any action, by Agent and Lenders in respect thereof (including the release of any such security);

        (d) the insolvency of any Credit Party; or

        (e) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor,

it being agreed by each Borrower that its obligations under this Section 12 shall not be discharged until the payment and performance, in full, of the Obligations has occurred. Each Borrower shall be regarded and shall be in the same position, as principal debtor with respect to the Obligations guaranteed hereunder

        12.2. Waivers by Borrowers. Each Borrower expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel Agent or Lenders to marshall assets or to proceed in respect of the Obligations guaranteed hereunder against any other Credit Party, any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, such Borrower. It is agreed among each Borrower, Agent and Lenders that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this Section 12 and such waivers, Agent and Lenders would decline to enter into this Agreement.

        12.3. Benefit of Guaranty. Each Borrower agrees that the provisions of this Section 12 are for the benefit of Agent and Lenders and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Borrower and Agent or Lenders, the obligations of such other Borrower under the Loan Documents.

        12.4. Subordination of Subrogation, Etc. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, and except as set forth in Section 12.7, each Borrower hereby expressly and irrevocably subordinates to payment of the Obligations any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor until the Obligations are indefeasibly paid in full in cash. Each Borrower acknowledges and agrees that this subordination is intended to benefit Agent and Lenders and shall not limit or otherwise affect such Borrower's liability hereunder or the enforceability of this Section 12 and that Agent, Lenders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 12.4.

        12.5. Election of Remedies. If Agent or any Lender may, under applicable law, proceed to realize its benefits under any of the Loan Documents giving Agent or such Lender a Lien upon any Collateral, whether owned by any Borrower or by any other Person, either by judicial foreclosure or by nonjudicial sale or enforcement, Agent or any Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Section 12. If, in the exercise of any of its rights and remedies, Agent or any Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Borrower or any other Person, whether because of any applicable laws pertaining to "election of remedies" or the like, each Borrower hereby consents to such action by Agent or such Lender and waives any claim based upon such action, even if such action by Agent or such Lender shall result in a full or partial loss of any rights of subrogation which each Borrower might otherwise have had but for such action by Agent or such Lender. Any election of remedies which results in the denial or impairment of the right of Agent or any Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower's obligation to pay the full amount of the Obligations. In the event Agent or any Lender shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or the Loan Documents, Agent or such Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by Agent or such Lender but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Agent, Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this
Section 12, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

        12.6. Limitation. Notwithstanding any provision herein contained to the contrary each Borrower's liability under this Section 12 (which liability is in any event in addition to amounts for which such Borrower is primarily liable under Section 1) shall be limited to an amount not to exceed as of any date of determination the greater of:

        (a) the net amount of all Loans advanced to any other Borrower under this Agreement and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower; and

        (b) the amount which could be claimed by Agent and Lenders from such Borrower under this Section 12 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Borrower's right of contribution and indemnification from each other Borrower under Section 12 7.

        12.7.  Contribution with Respect to Guaranty Obligations.

        (a) To the extent that any Borrower shall make a payment under this
Section 12 of all or any of the Obligations (other than Loans made to that Borrower for which it is primarily liable) (a "Guarantor Payment") which, taking into account all other Guarantor Payments then previously or concurrently made by any other Borrower, exceeds the amount which such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Borrower's "Allocable Amount" (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Borrowers as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Obligations and termination of the Commitments, such Borrower shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

        (b) As of any date of determination, the "Allocable Amount" of any Borrower shall be equal to the maximum amount of the claim which could then be recovered from such Borrower under this Section 12 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

        (c) This Section 12.7 is intended only to define the relative rights of Borrowers and nothing set forth in this Section 12.7 is intended to or shall impair the obligations of Borrowers, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including Section 12.1. Nothing contained in this Section
12.7 shall limit the liability of any Borrower to pay the Loans made directly or indirectly to that Borrower and accrued interest, Fees and expenses with respect thereto for which such Borrower shall be primarily liable.

        (d) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Borrower to which such contribution and indemnification is owing.

        (e) The rights of the indemnifying Borrowers against other Credit Parties under this Section 12.7 shall be exercisable upon the full and indefeasible payment of the Obligations and the termination of the Commitments.

        12.8.  Liability Cumulative.  The liability of Borrowers under this
Section 12 is in addition to and shall be cumulative with all liabilities of each Borrower to Agent and Lenders under this Agreement and the other Loan Documents to which such Borrower is a party or in respect of any Obligations or obligation of the other Borrower, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.


                            [signature page follows]

     IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.


                                    SELFIX, INC.


                                    By: ____________________________________

                                    Title: _________________________________



                                    TAMOR CORPORATION


                                    By: ____________________________________

                                    Title: _________________________________



                                    SHUTTERS, INC.


                                    By: ____________________________________

                                    Title: _________________________________



                                    SEYMOUR HOUSEWARES CORPORATION


                                    By: ____________________________________

                                    Title: _________________________________

                                    GENERAL ELECTRIC CAPITAL CORPORATION,
                                    as Agent and Lender


                                    By:_________________________________

                                    Title:______________________________



                                    KEY CORPORATE CAPITAL INC., as Lender

                                    By:_________________________________

                                    Title:______________________________



                                    LASALLE NATIONAL BANK, as Lender

                                    By:_________________________________

                                    Title:______________________________



                                    BANK POLSKA KASA OPIEKI S.A. - PEKAO S.A.
                                    GROUP, NEW YORK BRANCH, as Lender

                                    By:_________________________________

                                    Title:______________________________



                                    KZH-ING-2 CORPORATION, as Lender

                                    By:_________________________________

                                    Title:______________________________

                                    THE ING CAPITAL SENIOR SECURED HIGH INCOME
                                    FUND, L.P., as Lender,

                                    By:
                                         ING Capital Advisors, Inc.,
                                         as Investment Advisor

                                    By:_________________________________

                                    Title:______________________________




                                    ING HIGH INCOME PRINCIPAL PRESERVATION FUND
                                    HOLDINGS, LDC, as Lender,

                                    By:
                                         ING Capital Advisors, Inc.,
                                         as Investment Advisor

                                    By:_________________________________

                                    Title:______________________________

     The following Person is a signatory to this Agreement in its capacity as a Credit Party and not as a Borrower.


                                        HOME PRODUCTS INTERNATIONAL, INC.

                                        By:_________________________________

                                        Title:______________________________

                               ANNEX A (Recitals)
                                       to
                                CREDIT AGREEMENT

                                  DEFINITIONS

     Capitalized terms used in the Loan Documents shall have (unless otherwise provided elsewhere in the Loan Documents) the following respective meanings and all section references in the following definitions shall refer to Sections of the Agreement:

     "Account Debtor" shall mean any Person who may become obligated to any Credit Party under, with respect to, or on account of, an Account.

     "Accounts" shall mean all "accounts," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party and, in any event, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to any Credit Party, whether arising out of goods sold or services rendered by it or from any other transaction (including any such obligations which may be characterized as an account or contract right under the Code), (b) all of each Credit Party's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services,
(c) all of each Credit Party's rights to any goods represented by any of the foregoing (including all unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all monies due or to become due to any Credit Party, under all purchase orders and contracts for the sale of goods or the performance of services or both by such Credit Party or in connection with any other transaction (whether or not yet earned by performance on the part of such Credit Party) now or hereafter in existence, including the right to receive the proceeds of said purchase orders and contracts, and (e) all collateral security and guarantees of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing.

     "Acquisition" shall have the meaning assigned to it in the recitals to the Agreement, and shall include the issuance of common stock of Holdings with a value of at least $14.2 million as part of the consideration therefor.

     "Acquisition Agreement" shall mean collectively (i) the Purchase Agreement and (ii) all other documents, agreements and instruments entered into in connection with the Acquisition.

     "Advance" shall mean any Revolving Credit Advance or Swing Line Advance, as the context may require.

     "Affiliate" shall mean, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the Stock having ordinary voting power in the election of directors of such Persons, (b) each Person that controls, is controlled by or is under common control with such Person, (c) each of such Person's officers, directors, joint venturers and partners and (d) in the case of Borrowers, the immediate family members, spouses and lineal descendants of individuals who are Affiliates of any Borrower. For the purposes of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; provided; however, that the term "Affiliate" shall specifically exclude Agent and each Lender.

     "Agent" shall mean GE Capital or its successor appointed pursuant to
Section 9.7.

     "Aggregate Borrowing Base" shall mean, as of any date of determination, an amount equal to the sum of the Selfix Borrowing Base, the Tamor Borrowing Base, the Shutters Borrowing Base and the Seymour Borrowing Base.

     "Agreement" shall mean the Amended and Restated Credit Agreement by and among Borrowers, the other Credit Parties named therein, GE Capital, as Agent and Lender and the other Lenders signatory from time to time to the Agreement.

     "Appendices" shall have the meaning assigned to it in the recitals to the Agreement.

     "Applicable Margins" means collectively the Applicable Revolver Index Margin, the Applicable Term Loan A Index Margin, the Applicable Term Loan B Index Margin, the Applicable Revolver LIBOR Margin and the Applicable Term Loan A LIBOR Margin and the Applicable Term Loan B LIBOR Marin.

     "Applicable Revolver Index Margin" shall mean the per annum interest rate margin from time to time in effect and payable in addition to the Index Rate applicable to the Revolving Loan, as determined by reference to Section 1.5(a) of the Agreement.

     "Applicable Revolver LIBOR Margin" shall mean the per annum interest rate from time to time in effect and payable in addition to the LIBOR Rate applicable to the Revolving Loan, as determined by reference to Section 1.5(a) of the Agreement.

     "Applicable Term Loan A Index Margin" shall mean the per annum interest rate from time to time in effect and payable in addition to the Index Rate applicable to Term Loan A, as determined by reference to Section 1.5(a) of the Agreement.

     "Applicable Term Loan A LIBOR Margin" shall mean the per annum interest rate from time to time in effect and payable in addition to the LIBOR Rate applicable to Term Loan A, as determined by reference to Section 1.5(a) of the Agreement.

     "Applicable Term Loan B Index Margin" shall mean the per annum interest rate from time to time in effect and payable in addition to the Index Rate applicable to Term Loan B, as determined by reference to Section 1.5(a) of the Agreement.

     "Applicable Term Loan B LIBOR Margin" shall mean the per annum interest rate from time to time in effect and payable in addition to the LIBOR Rate applicable to Term Loan B, as determined by reference to Section 1.5(a) of the Agreement.

     "Assignment Agreement" shall have the meaning assigned to it in Section 9.1(a).

     "Borrower Accounts" shall have the meaning assigned to it in Annex C.

     "Borrower Representative" shall mean Selfix in its capacity as Borrower Representative pursuant to the provisions of Section 1.1 (c).

     "Borrowers" and "Borrower" shall have the respective meanings assigned thereto in the recitals to the Agreement.

     "Borrowing Availability" shall have the meaning assigned to it in Section 1.1(a)(i).

     "Borrowing Base" shall mean, as to each Borrower, as of any date of determination by Agent, from time to time, an amount equal to the sum at such time of:

     (a) eighty-five percent (85%) of the book value of such Borrower's Eligible Accounts, less any Reserves established by Agent at such time; and

     (b) fifty percent (50%) of the book value of such Borrower's
   Eligible Inventory valued on a first-in, first-out basis (at the lower of cost or market), less any Reserves established by Agent at such time.

     "Borrowing Base Certificate" shall mean a certificate to be executed and delivered from time to time by each Borrower in the form attached to the Agreement as Exhibit 4.1(b).

     "Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of Illinois and in reference to LIBOR Loans shall mean any such day that is also a LIBOR Business Day.

     "Capital Expenditures" shall mean, with respect to any Person, all expenditures (by the issuance of securities, the expenditure of cash or the incurrence of Indebtedness) by such Person during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP.

     "Capital Lease" shall mean, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

     "Capital Lease Obligation" shall mean, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

     "Cash Management Systems" shall have the meaning assigned to it in Section 1.8.

     "Change of Control" means any of the following: (a) any person or group of persons (within the meaning of the Securities and Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of 20% or more of the issued and outstanding shares of capital Stock of Holdings having the right to vote for the election of directors of Holdings under ordinary circumstances other than the Ragir Family Trusts; (b) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of Holdings (together with any new directors whose election by the board of directors of Holdings or whose nomination for election by the stockholders of Holdings was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose elections or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office, (c) Holdings shall cease to own and control all of the economic and voting rights associated with all of the outstanding capital Stock of the Borrowers.

     "Charges" shall mean all federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of any Credit Party, (b) any Credit Party's ownership or use of any properties or other assets, or (e) any other aspect of any Credit Party's business.

     "Chattel Paper" shall mean any "chattel paper," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located.

     "Closing Checklist" shall mean the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Agreement, the other Loan Documents and the transactions contemplated thereunder, substantially in the form attached hereto as Annex D.

     "Closing Date" shall mean December 29, 1997.

     "Code" shall mean the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of Illinois provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Agent's or any Lender's security interest in any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of Illinois, the term "Code" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

     "Collateral" shall mean the property covered by the Security Agreement, the Mortgages and the other Collateral Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Agent, on behalf of itself and Lenders, to secure the Obligations.

     "Collateral Documents" shall mean the Security Agreement, the Pledge Agreements, the Guaranties, the Mortgages, the Patent Security Agreement, the Trademark Security Agreement and all similar agreements entered into guaranteeing payment of, or granting a Lien upon property as security for payment of, the Obligations.

     "Collateral Reports" shall mean the reports with respect to the Collateral referred to in Annex F.

     "Collection Account" shall mean that certain account of Agent, account number 502-328-54 in the name of Agent at Bankers Trust Company in New York, New York.

     "Commitment Termination Date" shall mean the earliest of (a) December __, 2002, (b) the date of termination of Lenders' obligations to make Advances and/or incur Letter of Credit Obligations or permit existing Loans to remain outstanding pursuant to Section 8.2(b), and (c) the date of indefeasible prepayment in full by Borrowers of the Loans and the cancellation and return (or stand-by guarantee) of all Letters of Credit or the cash collateralization of all Letter of Credit Obligations pursuant to Annex B, and the permanent reduction of the Revolving Loan Commitment and the Swing Line Commitment to zero dollars ($0).

     "Commitments" shall mean (a) as to any Lender, the aggregate of such Lender's Revolving Loan Commitment (including without duplication the Swing Line Lender's Swing Line Commitment) and Term Loan Commitment as set forth on Annex J to the Agreement or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate of all Lenders' Revolving Loan Commitments (including without duplication the Swing Line Lender's Swing Line Commitment) and Term Loan Commitments, which aggregate commitment shall be One Hundred Thirty Million Dollars ($130,000,000) on the Closing Date, as such amount may be adjusted, if at all, from time to time in accordance with the Agreement.

     "Compliance Certificate" shall have the meaning assigned to it in Annex E.

     "Concentration Accounts" shall have the meaning assigned to it in Annex C.

     "Continuing Loans" shall mean the Loans and Letter of Credit Obligations under the Prior Credit Agreement existing on the Closing Date and listed on Disclosure Schedule (11.8) to the Agreement.

     "Contracts" shall mean all "contracts," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, in any event, including all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or

Instruments) in or under which any Credit Party may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

     "Control Letter" means a letter agreement between Agent and (i) the issuer of uncertificated securities with respect to uncertificated securities in the name of any Credit Party, (ii) a securities intermediary with respect to securities, whether certificated or uncertificated, securities entitlements and other financial assets held in a securities account in the name of any Credit Party, (iii) a futures commission merchant or clearing house with respect to commodity accounts and commodity contracts held by any Credit Party, whereby, among other things, the issuer, securities intermediary or futures commission merchant disclaims any security interest in the applicable financial assets, acknowledges the Lien of Agent, on behalf of itself and Lenders, on such financial assets, and agrees to follow the instructions or entitlement orders of Agent without further consent by the affected Credit Party.

     "Credit Parties" shall mean Holdings and each Borrower.

     "Default" shall mean any event which, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

     "Default Rate" shall have the meaning assigned to it in Section 1.5(d).

     "Disbursement Accounts" shall have the meaning assigned to it on Annex C.

     "Disclosure Schedules" shall mean the Schedules prepared by Borrowers and denominated as Disclosure Schedules 1.4 through 6.7 in the Index to the Agreement.

     "Documents" shall mean any "documents," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located.

     "Dollars" or "$" shall mean lawful currency of the United States of America.

     "EBITA" shall mean, with respect to any Person for any fiscal period, EBITDA excluding the add-back of depreciation.

     "EBITDA" shall mean, with respect to any Person for any fiscal period, an amount equal to (a) consolidated net income of such Person for such period, minus (b) the sum of (i) income tax credits, (ii) interest income, (iii) gain from extraordinary items for such period, (iv) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities), and (v) any other non-cash gains which have been added in determining consolidated net income, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication, plus (c) the sum of (i) any provision for income taxes, (ii) Interest Expense,
(iii) loss from extraordinary items for such period, (iv) the amount of noncash charges (including depreciation and amortization) for such period, (v) amortized debt discount for such period, and (vi) the

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

amount of any deduction to consolidated net income as the result of any grant to any members of the management of such Person of any Stock, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication. For purposes of this definition, the following items shall be excluded in determining consolidated net income of a Person: (1) the income (or deficit) of any other Person accrued prior to the date it became a Subsidiary of, or was merged or consolidated into, such Person or any of such Person's Subsidiaries,
(2) the income (or deficit) of any other Person (other than a Subsidiary) in which such Person has an ownership interest, except to the extent any such income has actually been received by such Person in the form of cash dividends or distributions; (3) the undistributed earnings of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary;
(4) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period; (5) any write-up of any asset; (6) any net gain from the collection of the proceeds of life insurance policies; (7) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of such Person, (8) in the case of a successor to such Person by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets, and (9) any deferred credit representing the excess of equity in any Subsidiary of such Person at the date of acquisition of such Subsidiary over the cost to such Person of the investment in such Subsidiary

     "Eligible Accounts" shall have the meaning assigned to it in Section 1.6 of the Agreement .

     "Eligible Inventory" shall have the meaning assigned to it in Section 1.7 of the Agreement.

     "Environmental Laws" shall mean all applicable federal, state, local and foreign laws, statutes, ordinances, codes, rules standards and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C.
Section 9601 et seq.) ("CERCLA"); the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C. Section 5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136 et seq.); the Solid Waste Disposal Act (42 U.S.C. Section 6901 et seq.); the Toxic Substance Control Act (15 U.S.C. Section 2601 et seq.); the Clean Air Act (42 U.S.C.
Section 7401 et seq.); the Federal Water Pollution  Control Act (33 U.S.C.
Section 1251 et seq.); the Occupational Safety  and Health Act (29 U.S.C.
Section 651 et seq.); and the Safe Drinking Water Act (42 U.S.C. Section 300(f) et seq.), each as from time to time amended, and any and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership


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

notification or approval statutes.

     "Environmental Liabilities" shall mean, with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including any arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

     "Environmental Permits" shall mean all permits, licenses, authorizations, certificates, approvals, registrations or other written documents required by any Governmental Authority under any Environmental Laws.

     "Equipment" shall mean all "equipment," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located and, in any event, including all such Credit Party's machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment with software and peripheral equipment (other than software constituting part of the Accounts), and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling, stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, all whether now owned or hereafter acquired, and wherever situated, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time, and any regulations promulgated thereunder.

     "ERISA Affiliate" shall mean, with respect to any Credit Party, any trade or business (whether or not incorporated) which, together with such Credit Party, are treated as a "controlled group of corporation," a group of trades or businesses under "common control," or an "affiliated service group" within the meaning of Sections 414(b), (c), (m) or (o) of the IRC.

     "ERISA Event" shall mean, with respect to any Credit Party or any ERISA Affiliate, (a) any event described in Section 4043(c) of ERISA with respect to a Title IV Plan; (b) the withdrawal of any Credit Party or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any Credit Party or any ERISA

Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (f) the failure by any Credit Party or ERISA Affiliate to make when due required contributions to a Multiemployer Plan or Title IV Plan unless such failure is cured within 30 days; (g) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 of ERISA; or (i) the loss of a Qualified Plan's qualification or tax exempt status.

     "ESOP" shall mean a Plan which is intended to satisfy the requirements of
Section 4975(e)(7) of the IRC.

     "Event of Default" shall have the meaning assigned to it in Section 8.1.

     "Excess Cash Flow" shall mean, without duplication, with respect to any Fiscal Year of Borrowers and their Subsidiaries, consolidated net income plus
(a) depreciation, amortization and Interest Expense to the extent deducted in determining consolidated net income, minus (b) Capital Expenditures during such Fiscal Year (excluding the portion thereof financed from sources other than the Credit Agreement) minus (c) Interest Expense paid or accrued (excluding any original issue discount, interest paid in kind or amortized debt discount, to the extent included in determining Interest Expense) and scheduled principal payments paid or payable in respect of Funded Debt, plus or minus (as the case may be), (d) extraordinary gains or losses which are cash items not included in the calculation of net income, minus (e) mandatory prepayments paid in cash pursuant to Section 1.3 other than mandatory prepayments made pursuant to Sections 1.3(b)(i), 1.3(b)(iv) or 1.3(d), plus (f) taxes deducted in determining consolidated net income to the extent not paid for in cash.

     "Federal Funds Rate" shall mean, for any day, a floating rate equal to the weighted average of the rates on overnight Federal funds transactions among members of the Federal Reserve System, as determined by Agent.

     "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any successor thereto.

     "Fees" shall mean any and all fees payable to Agent or any Lender pursuant to the Agreement or any of the other Loan Documents.

     "Financial Statements" shall mean the consolidated and consolidating income statements, statements of cash flows and balance sheets of Holdings and Borrowers delivered in accordance with Section 3.4 of the Agreement and Annex E to the Agreement.

     "Fiscal Month" shall mean any of the monthly accounting periods of Borrowers.


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

     "Fiscal Quarter" shall mean any of the quarterly accounting periods of Borrowers, ending generally on the Saturday closest to the last day of March, June, September and December of each year.

     "Fiscal Year" shall mean any of the annual accounting periods of Borrowers ending in December of each year.

     "Fixed Charges" shall mean, with respect to any Person for any fiscal period, the aggregate of all Interest Expense paid or accrued during such period (other than Interest Expense with respect to the Subordinated Notes not paid in cash), plus scheduled payments of principal with respect to Indebtedness during such period or within seven (7) days thereafter.

     "Fixed Charge Coverage Ratio" shall mean, with respect to any Person for any fiscal period, the ratio of (i) EBITDA less the sum of Capital Expenditures and income taxes paid in cash during such period to (ii) Fixed Charges.

     "Fixtures" shall mean any "fixtures" as such term is defined in the Code, now owned or hereafter acquired by any Credit Party.

     "Forecasts" means Borrowers' budgeted consolidated and consolidating: (a) balance sheets; (b) profit and loss statements; (c) cash flow statements; and
(d) capitalization statements, all prepared on a Subsidiary by Subsidiary or division by division basis, if applicable, and otherwise consistent with the historical Financial Statements of the Borrowers, together with appropriate supporting details and a statement of underlying assumptions.

     "Funded Debt" shall mean, with respect to any Person, all Indebtedness for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness and which by its terms matures more than one year from, or is directly or indirectly renewable or extendible at such Person's option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from the date of creation thereof, and specifically including Capital Lease Obligations, current maturities of long-term debt, revolving credit and short-term debt extendible beyond one year at the option of the debtor, and also including, in the case of Borrowers, the Obligations.

     "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect on the Closing Date, consistently applied as such term is further defined in Annex G to the Agreement.

     "GE Capital Fee Letter" shall mean that certain letter, dated as of December 11, 1997, between GE Capital and the Borrowers with respect to certain Fees to be paid from time to time by Borrowers to GE Capital.

     "General Intangibles" shall mean any "general intangibles," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, and, in any event, including all right, title and interest which such Credit Party may now or hereafter have in or under any Contract, all customer lists, Licenses, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Credit Party or any computer bureau or service company from time to time acting for such Credit Party.

     "Goods" shall mean any "goods" as such term is defined in the Code, now or hereafter acquired by any Credit Party.

     "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Guaranteed Indebtedness" shall mean, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation ("primary obligations") of any other Person (the "primary obligor") in any manner, including any obligation or arrangement of such Person (a) to purchase or repurchase any such primary obligation, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) to indemnify the owner of such primary obligation against loss in respect thereof. The amount of any Guaranteed Indebtedness at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is made and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness; or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

     "Guaranties" shall mean, collectively, the Holdings Guaranty, and any other guaranty executed by any Guarantor in favor of Agent and Lenders in respect of the Obligations.

     "Guarantors" shall mean Holdings, and each other Person, if any, which executes a guarantee or other similar agreement in favor of Agent in connection with the transactions

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

contemplated by the Agreement and the other Loan Documents.

     "Hazardous Material" shall mean any substance, material or waste which is regulated by or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance which is (a) defined as a "solid waste," "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "pollutant," "contaminant," "hazardous constituent," "special waste," "toxic substance" or other similar term or phrase under any Environmental Laws, (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB's), or any radioactive substance.

     "Holdings" shall mean Home Products International, Inc., a Delaware corporation.

     "Holdings Guaranty" shall mean the guaranty of payment of the Obligations dated as of the Closing Date, executed and delivered by Holdings.

     "Holdings Pledge Agreement" shall mean the Pledge Agreement dated as of the Closing Date executed by Holdings in favor of Agent on behalf of itself and Lenders, pledging all of the Stock of its Subsidiaries and all Intercompany Notes owing to or held by it.

     "Housewares" shall mean Houseware Sales, Inc., a Massachusetts corporation.

     "Indebtedness" of any Person shall mean without duplication (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property payment for which is deferred six (6) months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are not overdue by more than six (6) months unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers' acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (h) all indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, and (i) the Obligations.

     "Indemnified Liabilities" shall have the meaning assigned to it in Section 1.13.

     "Index Rate" shall mean, for any day, a floating rate equal to the higher of (i) the rate publicly quoted from time to time by The

Wall Street Journal as the "base rate on corporate loans at large U.S. money center commercial banks" (or, if The Wall Street Journal ceases quoting a base rate of the type described, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled "Selected Interest Rates" as the Bank prime loan rate or its equivalent), and (ii) the Federal Funds Rate plus fifty (50) basis points per annum. Each change in any interest rate provided for in the Agreement based upon the Index Rate shall take effect at the time of such change in the Index Rate.

     "Index Rate Loan" shall mean a Loan or portion thereof bearing interest by reference so the Index Rate.

     "Instruments" shall mean any "instrument," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all notes and other, without limitation, evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

     "Intellectual Property" shall mean any and all Licenses, Patents, Trademarks, trade secrets and customer lists.

     "Intercompany Notes" shall have the meaning assigned to it in Section 6.3.

     "Interest Coverage Ratio" shall mean, with respect to any Person for any period, the ratio of (i) EBITDA less Capital Expenditures to (ii) Interest Expense.

     "Interest Expense" shall mean, with respect to any Person for any fiscal period, interest expense (whether cash or non-cash, excluding interest on the Subordinated Notes paid by the issuance of Subordinated Notes) of such Person determined in accordance with GAAP for the relevant period ended on such date, including, in any event, interest expense with respect to any Funded Debt of such Person; provided, however, that "Interest Expense" shall not include (a) any fees and expenses incurred on or prior to the Closing Date in connection with the Related Transactions that are amortized and included in interest expense under GAAP or (b) any success fee described on Schedule 3.2 to Note Purchase Agreement dated as of the date hereof among Credit Parties, GE Capital, individually and as agent for itself and the other note purchasers that are signatories thereto, and the note purchasers that are signatory thereto, that is accrued or paid and included in interest expense under GAAP.

     "Interest Payment Date" means (a) as to any Index Rate Loan, the first Business Day of each month to occur while such Loan is outstanding, (b) as to any LIBOR Loan, the last day of the applicable LIBOR Period, provided that, in addition to the foregoing, each of (x) the date upon which all of the Commitments have been terminated and the Loans have been paid in full and (y) the Commitment Termination Date shall be deemed to be an "Interest Payment Date" with respect to any interest which is then accrued under the Agreement.

     "Inventory" shall mean any "inventory," as such term is defined in the Code, now or hereafter owned or acquired by any Credit Party, wherever located, and, in any event, including inventory, merchandise, goods and

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

other personal property which are held by or on behalf of any Credit Party for sale or lease or are furnished or are to be furnished under a contract of service, or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in such Credit Party's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including other supplies.

     "Investment Property" shall have the meaning ascribed thereto in Section 9-115 of the Code in those jurisdictions in which such definition has been adopted and shall include (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of any Credit Party, including the rights of any Credit Party to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts held by any Credit Party; (iv) all commodity contracts held by any Credit Party; and (v) all commodity accounts held by any Credit Party.

     "IRC" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

     "IRS" shall mean the Internal Revenue Service, or any successor thereto

     "L/C Issuer" shall have the meaning assigned to such term in Annex B.

     "Lenders" shall mean GE Capital, the other Lenders named on the signature page of the Agreement, and, if any such Lender shall decide to assign all or any portion of the Obligations, such term shall include such assignee

     "Letter of Credit Fee" has the meaning ascribed thereto in Annex B.

     "Letter of Credit Obligations" shall mean all outstanding obligations incurred by Agent and Lenders at the request of Borrower Representative, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of a reimbursement agreement or guaranty by Agent with respect to any Letter of Credit. The amount of such Letter of Credit Obligations shall equal the maximum amount which may be payable by Agent or Lenders thereupon or pursuant thereto.

     "Letters of Credit" shall mean commercial or standby letters of credit issued for the account of any Borrower by any L/C Issuer, and bankers' acceptances issued by any Borrower, for which Agent and Lenders have incurred Letter of Credit Obligations.

     "Leverage Ratio" shall mean, with respect to any Person as of any date of determination the ratio of (a) Funded Debt, to (b) EBITA.

     "LIBOR Business Day" shall mean a Business Day on which banks in the city of London are generally open for interbank or foreign exchange transactions.

     "LIBOR Loan" shall mean a Loan or any portion thereof bearing interest by reference to the LIBOR Rate.

     "LIBOR Period" shall mean, with respect to any LIBOR Loan, each period commencing on a LIBOR Business Day selected by Borrower Representative pursuant to the Agreement and ending one, two or three months thereafter, as set forth in Borrower Representative's irrevocable notice to Agent as set forth in
Section 1.5(e); provided that the foregoing provision relating to LIBOR Periods is subject to the following:

     (a) if any LIBOR Period would otherwise end on a day that is not a LIBOR Business Day, such LIBOR Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month in which event such LIBOR Period shall end on the immediately preceding LIBOR Business Day;

     (b) any LIBOR Period that would otherwise extend beyond the Commitment Termination Date shall end two (2) LIBOR Business Days prior to such date;

     (c) any LIBOR Period pertaining to a LIBOR Loan that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall end on the last LIBOR Business Day of a calendar month;

     (d) Borrower Representative shall select LIBOR Periods so as not to require a payment or prepayment of any LIBOR Loan during a LIBOR Period for such Loan; and

     (e) Borrower Representative shall select LIBOR Periods so that there shall be no more than five (5) separate LIBOR Loans in existence at any one time.

     "LIBOR Rate" shall mean for each LIBOR Period, a rate of interest determined by Agent equal to:

     (a) the offered rate for deposits in United States Dollars for the applicable LIBOR Period which appears on Telerate Page 3750 as of 11 :00 a.m., London time, on the second full LIBOR Business Day next preceding the first day of each LIBOR Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used); divided by

     (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day which is two (2) LIBOR Business Days prior to the beginning of such LIBOR Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve system or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board which are required to be maintained by a member bank of the Federal Reserve System (such rate to be adjusted to the nearest one sixteenth of one percent (1/16th of 1%) or, if there is not a nearest one sixteenth of one percent (1/16th of 1%), to the next highest one sixteenth of one percent (1/16th of 1%).

     If such interest rates shall cease to be available from Telerate News Service, the LIBOR Rate shall be determined from such financial reporting service or other information as shall be mutually acceptable to Agent and Borrower Representative.

     "License" shall mean any Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any Credit Party.

     "Lien" shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

     "Litigation" shall have the meaning assigned to it in Section 3.13.

     "Loan Account" shall have the meaning assigned to it in Section 1.12.

     "Loan Documents" shall mean the Agreement, the Notes, the Collateral Documents and all other agreements, instruments, documents and certificates identified in the Closing Checklist executed and delivered to, or in favor of, Agent and/or Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Credit Party, or any employee of any Credit Party, and delivered to Agent or any Lender in connection with the Agreement or the transactions contemplated hereby. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to such Agreement as the same may be in effect at any and all times such reference becomes operative. Notwithstanding the foregoing, the term "Loan Document" shall exclude documents that evidence or govern the Subordinated Debt.

     "Loans" shall mean the Revolving Loan, the Swing Line Loan and the Term Loans.

     "Material Adverse Effect" shall mean a material adverse effect on (a) the business, assets, operations, prospects or financial or other condition of the Credit Parties considered as a whole, (b) the Borrowers' ability to pay any of the Loans or any of the other Obligations in accordance with the terms of the Agreement, (c) the Collateral or Agent's Liens, on behalf of itself and Lenders, on the Collateral or the priority of such Liens, or (d) Agent's or any Lender's material rights and remedies under the Agreement and the other Loan Documents Without limiting the foregoing, any event or occurrence which results or could reasonably be expected to result in losses, costs or liabilities in excess of (i) $3,500,000 prior to payment in full of the Subordinated Debt or
(ii) $7,500,000 thereafter shall be deemed to have had Material Adverse Effect.

     "Maximum Amount" shall mean, at any particular time, an amount equal to the Revolving Loan Commitment of all Lenders, which shall equal $20,000,000 as of the Closing Date.

     "Maximum Lawful Rate" shall have the meaning assigned to it in Section 1.5(f).

     "Mexican Subsidiary" shall mean Seymour S.A. de C.V., a wholly owned Subsidiary of Seymour.

     "Mortgaged Properties" shall have the meaning assigned to it in Annex D.

     "Mortgages" shall mean each of the mortgages, deeds of trust, leasehold mortgages, leasehold deeds of trust, collateral assignments of leases or other real estate security documents delivered by any Credit Party to Agent with respect to the Mortgaged Properties, all in form and substance satisfactory to Agent.

     "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
Section 4001(a(3) of ERISA, to which any Credit Party or ERISA Affiliate is making, is obligated to make, or has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

     "Net Borrowing Availability" shall mean as of any date of determination
(a) as to all Borrowers, the lesser of (i) the Maximum Amount and (ii) the Aggregate Borrowing Base, in each case less the sum of the aggregate Revolving Loan and Swing Line Loan then outstanding, or (b) as to an individual Borrower, the lesser of (i) the Maximum Amount less the sum of the Revolving Loan and Swing Line Loan outstanding to all other Borrowers and (ii) that Borrower's separate Borrowing Base, less the sum of the Revolving Loan and Swing Line Loan outstanding to that Borrower.

     "Net Worth" shall mean, with respect to any Person as of any date of determination, the book value of the assets (including, but not limited to all general intangibles and goodwill) of such Person, minus (a) reserves applicable thereto, and minus (b) all of such Person's liabilities on a consolidated basis (including accrued and deferred income taxes), will be determined in accordance with GAAP.

     "Notes" shall mean the Revolving Notes, the Swing Line Notes and the Term Notes, collectively.

     "Notice of Conversion/Continuation" shall have the meaning assigned to it in Section 1.5(e).

     "Notice of Revolving Credit Advance" shall have the meaning assigned to it in Section 1.1(a).

     "Obligations" shall mean all loans, advances, debts, liabilities and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Credit Party to Agent or any Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under the Agreement or any of the other Loan Documents. This term includes all principal, interest (including all interest which accrues after the commencement of any case or proceeding in bankruptcy after the insolvency of, or for the reorganization of any Credit Party, whether or not allowed in such proceeding), Fees, Charges, expenses, attorneys' fees and any other sum chargeable to any Credit Party under the Agreement or any of the other Loan Documents. Notwithstanding the foregoing, the term "Obligations" shall exclude any portion of the Subordinated Debt.

     "Overadvance" shall have the meaning assigned to it in Section
1.1(a)(iii).

     "Patent License" shall mean rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right with respect to any invention on which a Patent is in existence.

     "Patent Security Agreements" shall mean the Patent Security Agreements made in favor of Agent, on behalf of itself and Lenders, by each applicable Credit Party.

     "Patents" shall mean all of the following in which any Credit Party now holds or hereafter acquires any interest: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or Territory thereof, or any other country, and (b) all reissues, continuations, continuations-in-part or extensions thereof.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

     "Permitted Encumbrances" shall mean the following encumbrances: (a) Liens for taxes or assessments or other governmental Charges not yet due and payable;
(b) pledges or deposits of money securing obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation; (c) pledges or deposits of money securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Credit Party is a party as lessee made in the ordinary course of business; (d) deposits of money securing statutory obligations of any Credit Party; (e) inchoate and unperfected workers', mechanics' or similar liens arising in the ordinary course of business, so long as such Liens attach only to Equipment, Fixtures and/or Real Estate; (f) carriers', warehousemen's, suppliers' or other similar possessory liens arising in the ordinary course of business and not past due, so long as such Liens attach only to Inventory; (g) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Credit Party is a party; (h) any attachment or judgment lien not constituting an Event of Default under Section 8.1 (j); (i) Zoning restrictions, easements, licenses, or other similar restrictions on the use of any Real Estate or other minor irregularities in title (including leaseholding title) thereto, so long as the same do not materially impair the use, value, or marketability of such Real Estate; (j) presently existing or hereinafter created Liens in favor of Agent, on behalf of Lenders; (k) "silent" second Liens securing payment of the Subordinated Debt, (l) the Lien of the Jackson County Bank on the 5.33 acres located at South Airport Road, Seymour, Indiana pursuant to a Mortgage dated October 8, 1997 between A&R Leasing, Inc. and Jackson County Bank securing payment of $1,880,000 of Indebtedness; and (m) Liens expressly permitted under clauses (b), (c) and (d) of Section 6.7 of the Agreement.

     "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

     "Plan" shall mean, at any time, an employee benefit plan, as defined in
Section 3(3) of ERISA, which any Credit Party maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any Credit Party.

     "Pledge Agreements" shall mean the Pledge Agreement executed and delivered by Holdings as of the Closing Date, the Pledge Agreement executed and delivered by Seymour as of the Closing Date and any pledge agreements entered into after the Closing Date by any Credit Party (as required by the Agreement or any other Loan Document).

     "Prior Credit Agreement" shall have the meaning assigned to it in the recitals to the Agreement.

     "Prior Lender" shall mean Jackson National Life Insurance Company.

     "Prior Loan Documents" shall have the meaning assigned to it in the recitals to the Agreement.

     "Proceeds" shall mean "proceeds," as such term is defined in the Code and, in any event, shall include (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Credit Party from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Credit Party from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of governmental authority), (c) any claim of any Credit Party against third parties (i) for past, present or future infringement of any Patent or Patent License, or (ii) for past, present or future infringement or dilution of any Trademark or Trademark License, or for injury to the goodwill associated with any Trademark or Trademark License, (d) any recoveries by any Credit Party against third parties with respect to any litigation or dispute concerning any of the Collateral, and (e) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral, upon disposition or otherwise.

     "Pro Forma" shall have the meaning assigned to it in Section 3.4(b).

     "Pro Rata Share" shall mean with respect to all matters relating to any Lender (a) with respect to the Revolving Loan or the Swing Line Loan, the percentage obtained by dividing (i) the Revolving Loan Commitment, including the Swing Line Commitment of that Lender by (ii) the aggregate Revolving Loan Commitments, including the Swing Line Commitment of all Lenders, as any such percentages may be adjusted by assignments permitted pursuant to Section 9 1;
(b) with respect to the Term Loans, the percentage obtained by dividing (i) the Term Loan Commitment of that Lender by (ii) the aggregate Term Loan Commitments of all Lenders, as any such percentages may be adjusted by assignments permitted pursuant to Section 9 1; (c) with respect to all Loans, the percentage obtained by dividing (i) the aggregate Commitments of that Lender by
(ii) the aggregate Commitments of all Lenders, as any such percentages may be adjusted by assignments permitted pursuant to Section 9 1, and (d) with respect to all Loans after the Commitment Termination Date, the percentage obtained by dividing (i) the aggregate outstanding principal balance of the Loans held by that Lender by the outstanding principal balance of all Loans held by all Lenders.

     "Purchase Agreement" shall have the meaning assigned to it in the recitals to the Agreement.

     "Qualified Plan" shall mean a Plan which is intended to be tax-qualified under Section 401(a) of the IRC.

     "Qualified Public Offering" shall mean a firm underwritten public offering of common stock registered on form S-1, S-2 or S-3 under the Securities Act of 1933, as amended, by a nationally recognized investment banking firm, resulting in net proceeds to the issuer of at least $10,000,000, and after giving effect to which the issuer shall be qualified for listing on the NASDAQ National Market, the American Stock Exchange or the New York Stock Exchange.

     "Ratable Share" means as to each Borrower that percentage of the principal of each Term Loan for which that Borrower is primarily liable as set forth on Disclosure Schedule

(1.1(b)(v)) to the Agreement.

     "Real Estate" shall have the meaning assigned to it in Section 3 6.

     "Refinancing" shall mean the repayment in full by Borrowers of the Prior Lender Obligations on the Closing Date.

     "Refunded Swing Line Loan" shall have the meaning assigned to it in
Section 1.1(c)(iii).

     "Related Transactions" means each borrowing under the Revolving Loan and the Term Loans on the Closing Date, the Acquisition, the Refinancing, the issuance of the Subordinated Notes, the payment of all fees, costs and expenses associated with all of the foregoing and the execution and delivery of all of the Related Transactions Documents.

     "Related Transactions Documents" shall mean the Loan Documents, the Acquisition Agreement, and the Subordinated Notes.

     "Release" shall mean any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

     "Requisite Lenders" shall mean (a) Lenders having more than sixty-six and two-thirds percent (66 2/3%) of the Commitments of all Lenders, or (b) if the Commitments have been terminated, more than sixty-six and two-thirds percent (66 2/3%) of the aggregate outstanding amount of all Loans (with the Swing Line Loan being attributed to the Lender making such Loan) and Letter of Credit Obligations; provided that so long as all of the Commitments are held by GE Capital and LaSalle National Bank, "Requisite Lenders" shall mean both of such Lenders.

     "Requisite Revolving Lenders" shall mean (a) Lenders having more than sixty-six and two-thirds percent (66 2/3%) of the Revolving Loan Commitments of all Lenders, or (b) if the Revolving Loan Commitments have been terminated, more than sixty-six and two-thirds percent (66 2/3%) of the aggregate outstanding amount of the Revolving Loan (with the Swing Line Loan being attributed to the Lender making such Loan) and Letter of Credit Obligations.

     "Reserves" shall mean, with respect to the Borrowing Base of any Borrower
(a) reserves established by Agent from time to time against Eligible Inventory pursuant to Section 5.9, (b) reserves established pursuant to Section 5.4(c), and (c) such other reserves against Eligible Accounts or Eligible Inventory of any Borrower which Agent may, in its reasonable credit judgment, establish from time to time. Without limiting the generality of the foregoing, Reserves established to ensure the payment of accrued Interest Expenses, Environmental Liabilities or Indebtedness shall be deemed to be a reasonable exercise of Agent's credit judgment.

     "Restricted Payment" shall mean (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of a Person's Stock, (b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of a Person's Stock or any other payment or distribution made in respect thereof, either directly or indirectly, (c) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any Subordinated Debt; (d) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock of such Person now or hereafter outstanding (other than by means of cancellation of Subordinated Debt); (e) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares of such Person's Stock or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission; (f) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Person; and (g) any payment of management fees (or other fees of a similar nature) by such Person to any Stockholder of such Person or their Affiliates.

     "Retiree Welfare Plan" shall mean, at any time, a Plan that is a "welfare plan" as defined in Section 3(1) of ERISA, that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant's termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant.

     "Revolving Credit Advance" shall have the meaning assigned to it in
Section 1.1(a)(i).

     "Revolving Lenders" shall mean, as of any date of determination, Lenders having a Revolving Loan Commitment.

     "Revolving Loan" shall mean as the context may require, at any time, the sum of (i) the aggregate amount of Revolving Credit Advances outstanding to any Borrower or to all Borrowers plus (ii) the aggregate Letter of Credit Obligations incurred on behalf of any Borrower or all Borrowers.

     "Revolving Loan Commitment" shall mean (a) as to any Lender, the aggregate commitment of such Lender to make Revolving Credit Advances (including without duplication Swing Line Advances) and/or incur Letter of Credit Obligations as set forth on Annex J to the Agreement or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make Revolving Credit Advances (including without duplication Swing Line Advances) and/or incur Letter of Credit Obligations, which aggregate commitment shall be Twenty Million ($20,000,000) on the Closing Date, as such amount may be adjusted, if at all, from time to time in accordance with the Agreement.

     "Revolving Note" shall have the meaning assigned to it in Section
1.1(a)(ii).

     "Security Agreement" shall mean the Security Agreement of even date herewith entered into among Agent, on behalf of itself and Lenders, and each Credit Party that is a signatory thereto.

     "Selfix" means Selfix, Inc., a Delaware corporation.

     "Sellers" shall mean the shareholders of Seymour Sales on the Closing
Date.

     "Seymour" shall mean Seymour Housewares Corporation, a Delaware corporation.

     "Seymour Sales" shall have the meaning assigned to it in the recitals to the Agreement.

     "Shutters" means Shutters, Inc., an Illinois corporation.

     "Seymour Pledge Agreement" shall mean the Pledge Agreement dated as of the Closing Date executed by Seymour in favor of Agent on behalf of itself and Lenders, pledging all of the Stock of the Mexican Subsidiary.

     "Solvent" shall mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including continent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probably liability of such Person on its debts as the become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities (such as litigation, guarantees and pension plan liabilities) at any time shall be computed as the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can be reasonably be expected to become an actual or matured liability.

     "Stock" shall mean all shares, options, warrants, general or limited partnership interests or other equivalents (regardless of how designated) of or in a corporation, partnership or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3all-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

     "Subordinated Debt" shall mean the Indebtedness of Borrowers evidenced by the Subordinated Notes and any other Indebtedness of any Credit Party subordinated to the Obligations in a manner and form satisfactory to Agent and Lenders in their sole discretion, as to right and time of payment and as to any other rights and remedies thereunder.

     "Subordinated Notes" shall mean those certain Senior Subordinated Notes due on the ninth anniversary of the date hereof issued by Borrowers, jointly and severally, in the original principal amount of $10,000,000, and all payment-in-kind notes issued to pay interest with respect thereto.

     "Subsidiary" shall mean, with respect to any Person, (a) any corporation of which an aggregate of more than fifty percent (50%) of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of fifty percent (50%) or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) or of which any such Person is a general partner or may exercise the powers of a general partner.

     "Supermajority Revolving Lenders" shall mean (a) Lenders having eighty percent (80%) or more of the Revolving Loan Commitments of all Lenders, or (b) if the Revolving Loan Commitments have been terminated, eighty percent (80%) or more of the aggregate outstanding amount of the Revolving Loan (with the Swing Line Loan being attributed to the Lender making such Loan) and Letter of Credit Obligations.

     "Swing Line Advance" has the meaning assigned to it in Section 1.1 (c)(i).

     "Swing Line Availability" has the meaning assigned to it in Section
1.1(c).

     "Swing Line Commitment" shall mean, as to the Swing Line Lender, the commitment of the Swing Line Lender to make Swing Line Loans as set forth on Annex J to the Agreement, which commitment constitutes a subfacility of the Revolving Loan Commitment of the Swing Line Lender.

     "Swing Line Lender" shall mean GE Capital.

     "Swing Line Loan" shall mean as the context may require, at any time, the aggregate amount of Swing Line Advances outstanding to any Borrower or to all Borrowers.

     "Swing Line Loan Participation Certificate" shall mean a certificate delivered pursuant to Section 1.1(c)(iv).

     "Swing Line Note" has the meaning assigned to it in Section 1.1(c)(ii).

     "Tamor" means Tamor Corporation, a Massachusetts corporation.

     "Taxes" shall mean taxes, levies, imposts, deductions, Charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of Agent or a Lender by the jurisdictions under the laws of which Agent and Lenders are organized or any political subdivision thereof.

     "Term A Lenders" shall mean those Lenders having Term Loan A Commitments.

     "Term B Lenders" shall mean those Lenders having Term Loan B Commitments.

     "Term Lenders" shall mean those Lenders having Term Loan Commitments.

     "Term Loan A" shall have the meaning assigned to it in Section 1.1(b).

     "Term Loan A Commitment" shall mean (a) as to any Lender with a Term Loan A Commitment, the commitment of such Lender to make its Pro Rata Share of Term Loan A as set forth on Annex J to the Agreement or in the most recent Assignment Agreement executed by such Lender, and (b) as to all Lenders with a Term Loan A Commitment, the aggregate commitment of all Lenders to make the Term Loan A, which aggregate commitment shall be Fifty Million Dollars ($50,000,000) on the Closing Date.

     "Term Loan B Commitment" shall mean (a) as to any Lender with a Term Loan B Commitment, the commitment of such Lender to make its Pro Rata Share of Term Loan B as set forth on Annex J to the Agreement or in the most recent Assignment Agreement executed by such Lender, and (b) as to all Lenders with a Term Loan B Commitment, the aggregate commitment of all Lenders to make Term Loan B, which aggregate commitment shall be Sixty Million Dollars ($60,000,000) on the Closing Date.

     "Term Loan B" shall have the meaning assigned to it in Section 1.1(b)(2).

     "Term Loan Commitment" shall mean, collectively, the Term Loan A Commitment and the Term Loan B Commitment.

     "Term Loans" shall mean all Term A Loans and all Term B Loans.

     "Term Note A" shall have the meaning assigned to it in Section 1.1(b)(1).

     "Term Note B" shall have the meaning assigned to it in Section 1.1(b)(2).

     "Term Notes" shall mean all Term A Notes and all Term B Notes.

     "Termination Date" shall mean the date on which the Loans have been indefeasibly repaid in full and all other Obligations under the Agreement and the other Loan Documents have been completely discharged and Letter of Credit Obligations have been cash collateralized, cancelled or backed by stand-by letters of credit in accordance with Annex B, and none of Borrowers shall have any further right to borrow any monies under the Agreement.

     "Title IV Plan" shall mean an employee pension benefit plan, as defined in
Section 3 (2) of ERISA (other than a Multiemployer Plan), which is covered by Title IV of ERISA, which any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to, or has maintained, contributed to or had an obligation to contribute to, on behalf of participants who are or were employed by any of them.

     "Trademark License" shall mean rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right to use any Trademark.

     "Trademark Security Agreements" shall mean the Trademark Security Agreements made in favor of Agent, on behalf of Lenders, by each applicable Credit Party.

     "Trademarks" shall mean all of the following now owned or hereafter acquired by any Credit Party: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

     "Unfunded Pension Liability" shall mean, at any time, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan, and (b) for a period of five (5) years following a transaction which might reasonably be expected to be covered by
Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by any Credit Party or any ERISA Affiliate as a result of such transaction.

     All other undefined terms contained in any of the Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code as in effect in the State of Illinois to the extent the same are used or defined therein. Unless otherwise specified, references in the Agreement or any of the Appendices to a Section, subsection or clause refer to such Section, subsection or clause as contained in the Agreement. The words "herein," "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole, including all Annexes, Exhibits and Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in the Agreement or any such Annex, Exhibit or Schedule.

     Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Whenever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of any Credit Party, such words are intended to signify that such Credit Party has actual knowledge or awareness of a particular fact or circumstance or that such Credit Party, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance.

                            ANNEX B (Section 1.2)
                                     to
                              CREDIT AGREEMENT

                              LETTERS OF CREDIT

     (a) Issuance. Subject to the terms and conditions of the Agreement, Agent and Revolving Lenders agree to incur, from time to time prior to the Commitment Termination Date, upon the request of Borrower Representative on behalf of the applicable Borrower and for such Borrower's account, Letter of Credit Obligations by causing Letters of Credit to be issued (by a bank or other legally authorized Person selected by or acceptable to Agent in its sole discretion (each, an "L/C Issuer")) for such Borrower's account and guaranteed by Agent, provided, however, that if the L/C Issuer is a Revolving Lender, then such Letters of Credit shall not be guaranteed by Agent but rather each Revolving Lender shall, subject to the terms and conditions hereinafter set forth, purchase (or be deemed to have purchased) risk participations in all such Letters of Credit issued with the written consent of Agent, as more fully described in paragraph (b)(ii) below. The aggregate amount of all such Letter of Credit Obligations shall not at any time exceed the least of (i) Fifteen Million ($15,000,000) (the "L/C Sublimit"), and (ii) the Maximum Amount less the aggregate outstanding principal balance of the Revolving Credit Advances and the Swing Line Loan, and (iii) the Aggregate Borrowing Base less the aggregate outstanding principal balance of the Revolving Credit Advances and the Swing Line Loan. Furthermore, the aggregate amount of any Letter of Credit Obligations incurred on behalf of any Borrower shall not at any time exceed such Borrower's separate Borrowing Base less the aggregate principal balance of the Revolving Credit Advances and the Swing Line Loan to such Borrower. Except for two IRB Letters of Credit outstanding on the Closing Date that have an Expiry Date of April 1, 1998, no such Letter of Credit shall have an expiry date which is more than one year following the date of issuance thereof, and neither Agent nor Revolving Lenders shall be under any obligation to incur Letter of Credit Obligations in respect of, or purchase risk participations in, any Letter of Credit having an expiry date which is later than the Commitment Termination Date.

     (b) (i) Advances Automatic; Participations. In the event that Agent or any Revolving Lender shall make any payment on or pursuant to any Letter of Credit Obligation, such payment shall then be deemed automatically to constitute a Revolving Credit Advance to the applicable Borrower under Section 1.1(a) of the Agreement regardless of whether a Default or Event of Default shall have occurred and be continuing and notwithstanding any Borrower's failure to satisfy the conditions precedent set forth in Section 2, and each Revolving Lender shall be obligated to pay its Pro Rata Share thereof in accordance with the Agreement. The failure of any Revolving Lender to make available to Agent for Agent's own account its Pro Rata Share of any such Revolving Credit Advance or payment by Agent under or in respect of a Letter of Credit shall not relieve any other Revolving Lender of its obligation hereunder to make available to Agent its Pro Rata Share thereof, but no Revolving Lender shall be responsible for the failure of any other Revolving Lender to make available such other Revolving Lender's Pro Rata Share of any such payment.

     (ii) If it shall be illegal or unlawful for any Borrower to incur Revolving Credit Advances as contemplated by paragraph (b)(i) above because of an Event of Default described in Section 8.1(h) or (i) or otherwise or if it shall be illegal or unlawful for any Revolving Lender to be deemed to have assumed a ratable share of the reimbursement obligations owed to an L/C Issuer, or if the L/C Issuer is a Revolving Lender, then (i) immediately and without further action whatsoever, each Revolving Lender shall be deemed to have irrevocably and unconditionally purchased from Agent (or such L/C Issuer, as the case may be) an undivided interest and participation equal to such Revolving Lender's Pro Rata Share (based on the Revolving Loan Commitments) of the Letter of Credit Obligations in respect of all Letters of Credit then outstanding and (ii) thereafter, immediately upon issuance of any Letter of Credit, each Revolving Lender shall be deemed to have irrevocably and unconditionally purchased from Agent (or such L/C Issuer, as the case may be) an undivided interest and participation in such Revolving Lender's Pro Rata Share (based on the Revolving Loan Commitments) of the Letter of Credit Obligations with respect to such Letter of Credit on the date of such issuance. Each Revolving Lender shall fund its participation in all payments or disbursements made under the Letters of Credit in the same manner as provided in the Agreement with respect to Revolving Credit Advances.

     (c) Cash Collateral. If Borrowers are required to provide cash collateral for any Letter of Credit Obligations pursuant to the Agreement prior to the Commitment Termination Date, each Borrower will pay to Agent for the benefit of Revolving Lenders cash or cash equivalents acceptable to Agent ("Cash Equivalents") in an amount equal to 105% of the maximum amount then available to be drawn under each applicable Letter of Credit outstanding for the benefit of such Borrower. Such funds or Cash Equivalents shall be held by Agent in a cash collateral account (the "Cash Collateral Account") maintained at a bank or financial institution acceptable to Agent. The Cash Collateral Account shall be in the name of the applicable Borrower and shall be pledged to, and subject to the control of, Agent, for the benefit of Agent and Lenders, in a manner satisfactory to Agent. Each Borrower hereby pledges and grants to Agent, on behalf of Lenders, a security interest in all such funds and Cash Equivalents held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all amounts due in respect of the Letter of Credit Obligations and other Obligations, whether or not then due. The Agreement, including this Annex B, shall constitute a security agreement under applicable law.

     If any Letter of Credit Obligations, whether or not then due and payable, shall for any reason be outstanding on the Commitment Termination Date, Borrowers shall either (i) provide cash collateral therefor in the manner described above, or (ii) cause all such Letters of Credit and guaranties thereof to be canceled and returned, or (iii) deliver a stand-by letter (or letters) of credit in guaranty of such Letter of Credit Obligations, which stand-by letter (or letters) of credit shall be of like tenor and duration as, and in an amount equal to 105% of the aggregate maximum amount then available to be drawn under, the Letters of Credit to which such outstanding Letter of Credit Obligations relate and shall be issued by a Person, and shall be subject to such terms and conditions as are be satisfactory to Agent in its sole discretion.

     From time to time after funds are deposited in the Cash Collateral Account by any Borrower, whether before or after the Commitment Termination Date, Agent may apply such
                                      B-2
funds or Cash Equivalents then held in the Cash Collateral Account to the payment of any amounts, in such order as Agent may elect, as shall be or shall become due and payable by such Borrower to Lenders with respect to such Letter of Credit Obligations of such Borrower and, upon the satisfaction in full of all Letter of Credit Obligations of such Borrower, to any other Obligations of any Borrower then due and payable.

     No Borrower nor any Person claiming on behalf of or through any Borrower shall have any right to withdraw any of the funds or Cash Equivalents held in the Cash Collateral Account, except that upon the termination of all Letter of Credit Obligations and the payment of all amounts payable by Borrowers to Lenders in respect thereof, any funds remaining in the Cash Collateral Account shall be applied to other Obligations when due and owing and upon payment in full of such Obligations, an remaining, amount shall be paid to Borrowers or as otherwise required by law.

     (d) Fees and Expenses. Borrowers agree to pay to Agent for the benefit of Revolving, Lenders, as compensation to such Lenders for Letter of Credit Obligations incurred hereunder, (x) all costs and expenses incurred by Agent or any Lender on account of such Letter of Credit Obligations, and (y) for each month during which any Letter of Credit Obligation shall remain outstanding, a fee (the "Letter of Credit Fee") in an amount equal to two percent (2.0%) per annum multiplied by the maximum amount available from time to time to be drawn under the applicable Letter of Credit. Such fee shall be paid to Agent for the benefit of the Revolving Lenders in arrears, on the first day of each month.
In addition, Borrowers shall pay to any L/C Issuer, on demand, such fees (including all per annum fees), charges and expenses of such L/C Issuer in respect of the issuance. negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued.

     (e) Request for Incurrence of Letter of Credit Obligations. Borrower Representative shall give Agent at least two (2) Business Days prior written notice requesting the incurrence of any Letter of Credit Obligation, specifying the date such Letter of Credit Obligation is to be incurred, identifying the beneficiary and the Borrower to which such Letter of Credit Obligation relates and describing the nature of the transactions proposed to be supported thereby. The notice shall be accompanied by the form of the Letter of Credit (which shall be acceptable to the L/C Issuer) to be guarantied. Notwithstanding anything contained herein to the contrary, Letter of Credit applications by Borrower Representative and approvals by Agent may be made and transmitted pursuant to electronic codes and security measures mutually agreed upon and established by and among Borrower Representative, Agent and the L/C Issuer.

     (f) Obligation Absolute. The obligation of Borrowers to reimburse Agent and Revolving Lenders for payments made with respect to any Letter of Credit Obligation shall be absolute, unconditional and irrevocable without necessity of presentment, demand, protest or other formalities, and the obligations of each Revolving Lender to make payments to Agent with respect to Letters of Credit shall be unconditional and irrevocable. Such obligations of Borrowers and Revolving Lenders shall be paid strictly in accordance with the terms hereof under all circumstances including the following circumstances:

     (i) any lack of validity or enforceability of any Letter of Credit or the Agreement or the other Loan Documents or any other agreement;

     (ii) the existence of any claim, set-off, defense or other right which any Borrower or any of their respective Affiliates or any Lender may at any time have against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom, any such transferee may be acting), Agent, any Lender, or any other Person, whether in connection with the Agreement, the Letter of Credit, the transactions contemplated herein or therein or any unrelated transaction (including any underlying transaction between any Borrower or any of their respective Affiliates and the beneficiary for which the Letter of Credit was procured);

     (iii) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

     (iv) payment by Agent or any L/C Issuer under any Letter of Credit or guaranty thereof against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit or such guaranty;

     (v) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or

     (vi) the fact that a Default or an Event of Default shall have occurred and be continuing.

     (g) Indemnification; Nature of Lenders' Duties. In addition to amounts payable as elsewhere provided in the Agreement, Borrowers hereby agree to pay and to protect, indemnify, and save harmless Agent and each Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including attorneys' fees and allocated costs of internal counsel) which Agent or any Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit or guaranty thereof, or (ii) the failure of Agent or any Lender seeking indemnification or of any L/C Issuer to honor a demand for payment under any Letter of Credit or guaranty thereof as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, in each case other than to the extent solely as a result of the gross negligence or willful misconduct of Agent or such Lender (as finally determined by a court of competent jurisdiction).

     As between Agent and any Lender and Borrowers, Borrowers assume all risks of the acts and omissions of, or misuse of any Letter of Credit by beneficiaries of any Letter of Credit. In furtherance and not in limitation of the foregoing, to the fullest extent permitted by law neither Agent nor any Lender shall be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document issued by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason, (iii) for failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to demand payment under such Letter of Credit, provided that, in the case of any payment by Agent under any Letter of Credit or guaranty thereof, Agent shall be liable to the extent such payment was made solely as a result of its gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction) in determining that the demand for payment under such Letter of Credit or guaranty thereof complies on its face with any applicable requirements for a demand for payment under such Letter of Credit or guaranty thereof; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Letter of Credit or guaranty thereof or of the proceeds thereof; (vii) for the credit of the proceeds of any drawing under any Letter of Credit or guaranty thereof; and (viii) for any consequences arising from causes beyond the control of Agent or any Lender. None of the above shall affect, impair, or prevent the vesting of any of Agent's or any Lender's rights or powers hereunder or under the Agreement.

     Nothing contained herein shall be deemed to limit or to expand any waivers, covenant or indemnities made by Borrowers in favor of any L/C Issuer in any letter of credit application, reimbursement agreement or similar document, instrument or agreement between or among Borrowers and such L/C Issuer.

                             ANNEX C (Section 1.8)
                                       to
                                CREDIT AGREEMENT

                            CASH MANAGEMENT SYSTEMS

     Each Borrower shall, and shall cause its Subsidiaries to, establish and maintain the Cash Management Systems described below:

     (a) On or before the Closing Date and until the Termination Date, each Borrower shall (i) establish lock boxes ("Lock Boxes") at one or more of the banks set forth on Disclosure Schedule (3.19), and shall request in writing and otherwise take such reasonable steps to ensure that all Account Debtors forward payment directly to such Lock Boxes, and (ii) deposit and cause its Subsidiaries to deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all cash, checks, drafts or other similar items of payment relating to or constituting payments made in respect of any and all Collateral (whether or not otherwise delivered to a Lock Box) into bank accounts in such Borrower's name or any such Subsidiary's name (collectively, the "Borrower Accounts") at banks set forth on Disclosure Schedule (3.19) (each, a "Relationship Bank"). On or before the Closing Date, each Borrower shall have established a concentration account in its name (each a "Concentration Account" and collectively, the "Concentration Accounts") at the bank or banks which shall be designated as the Concentration Account bank for each such Borrower on Disclosure Schedule (3.19) (each a "Concentration Account Bank" and collectively, the "Concentration Account Banks"), which banks shall be satisfactory to Agent.

     (b) On or before the Closing Date (or such later date as Agent shall consent to in writing), each Concentration Account Bank, each bank where a Disbursement Account is located and all other Relationship Banks, shall have entered into tri-party blocked account agreements with Agent, for the benefit of itself and Lenders, and the applicable Borrower and Subsidiaries thereof, as applicable, in form and substance acceptable to Agent, which shall become operative on or prior to the Closing Date. Each such blocked account agreement shall provide, among other things, that (i) all items of payment deposited in such account and proceeds thereof deposited in the applicable Concentration Account are held by such bank as agent or bailee-in-possession for Agent, on behalf of Lenders, (ii) the bank executing such agreement has no rights of setoff or recoupment or any other claim against such account, as the case may be, other than for payment of its service fees and other charges directly related to the administration of such account and for returned checks or other items of payment, and (iii) from and after the Closing Date (A) with respect to banks at which a Borrower Account is located, such bank agrees to forward immediately all amounts in each Borrower Account to such Borrower's Concentration Account Bank and to commence the process of daily sweeps from such Borrower Account into the applicable Concentration Account and (B) with respect to each Concentration Account Bank, such bank agrees to immediately forward all amounts received in the applicable Concentration Account to the Collection Account through daily sweeps from such Concentration Account into the Collection Account. No Borrower shall, or shall cause or permit any Subsidiary thereof to, accumulate or maintain cash in disbursement or payroll accounts as of any date of determination in excess of checks outstanding against such accounts as of that date and amounts necessary to meet minimum balance requirements.

     (c) So long as no Default or Event of Default has occurred and is continuing, Borrowers may amend Disclosure Schedule (3.19) to add or replace a Relationship Bank, Lock Box or Borrower Account or to replace any Concentration Account or any Disbursement Account, provided, however, that (i) Agent shall have consented in writing in advance to the opening of such account or Lock Box with the relevant bank and (ii) prior to the time of the opening of such account or Lock Box, the applicable Borrower and/or the Subsidiaries thereof, as applicable, and such bank shall have executed and delivered to Agent a tri-party blocked account agreement, in form and substance satisfactory to Agent. Borrowers shall close any of their accounts (and establish replacement accounts in accordance with the foregoing sentence) promptly and in any event within thirty (30) days of notice from Agent that the creditworthiness of any bank holding an account is no loner acceptable in Agent's reasonable judgment, or as promptly as practicable and in any event within sixty (60) days of notice from Agent that the operating performance, funds transfer and/or availability procedures or performance with respect to accounts or lockboxes of the bank holding such accounts or Agent's liability under any tri-party blocked account agreement with such bank is no loner acceptable in Agent's reasonable judgment.

     (d) The Lock Boxes, Borrower Accounts, Disbursement Accounts and the Concentration Accounts shall be cash collateral accounts, with all cash, checks and other similar items of payment in such accounts securing payment of the Loans and all other Obligations, and in which each Borrower and each Subsidiary thereof shall have ranted a Lien to Agent, on behalf of itself and Lenders, pursuant to the Security Agreement.

     (e) All amounts deposited in the Collection Account shall be deemed received by Agent in accordance with Section 1.10 of the Agreement and shall be applied (and allocated) by Agent in accordance with Section 1.11 of the Agreement. In no event shall any amount be so applied unless and until such amount shall have been credited in immediately available funds to the Collection Account.

     (f) Each Borrower may maintain, in its name, an account (each a "Disbursement Account" and collectively, the "Disbursement Accounts") at a bank acceptable to Agent into which Agent shall, from time to time, deposit proceeds of Revolving Credit Advances and Swing Line Advances made to such Borrower pursuant to Section 1.1 for use by such Borrower solely in accordance with the provisions of Section 1.4.

     (g) Each Borrower shall and shall cause its Affiliates, officers, employees, agents, directors or other Persons acting for or in concert with such Borrower (each a "Related Person") to (i) hold in trust for Agent, for the benefit of itself and Lenders, all checks, cash and other items of payment received by such Borrower or any such Related Person, and (ii) within one (1) Business Day after receipt by such Borrower or any such Related Person of any checks, cash or other items or payment, deposit the same into a Borrower Account of such Borrower. Each Borrower and each Related Person thereof acknowledges and agrees that all cash, checks or items of payment constituting proceeds of Collateral are the property of Agent and Lenders. All proceeds of the sale or other disposition of any Collateral, shall be deposited directly into the applicable Borrower Accounts.

                            ANNEX D (Section 2.1(a))
                                       to
                                CREDIT AGREEMENT

                    SCHEDULE OF ADDITIONAL CLOSING DOCUMENTS

                                    ANNEX D




================================================================================



                         SCHEDULE OF CLOSING DOCUMENTS


               $130,000,000 AMENDED AND RESTATED CREDIT AGREEMENT

                         Dated as of December __, 1997

                                     among

                                 SELFIX, INC.,
                               TAMOR CORPORATION,
                              SHUTTERS, INC., and
                        SEYMOUR HOUSEWARES CORPORATION,

                                 as Borrowers,

                   THE OTHER CREDIT PARTIES SIGNATORY HERETO,

                               as Credit Parties,

                          THE LENDERS SIGNATORY HERETO
                               FROM TIME TO TIME,

                                  as Lenders,
                                      and

                     GENERAL ELECTRIC CAPITAL CORPORATION,

                              as Agent and Lender


================================================================================

                                RELEVANT PARTIES




A.   Selfix, Inc. ("Selfix")

B.   Tamor Corporation ("Tamor")

C.   Shutters, Inc. ("Shutters")

D.   Seymour Housewares Corporation ("Seymour")

E.   Home Products International, Inc. ("Holdings")

F.   General Electric Capital Corporation, as Agent ("GECC")

G.   Seymour Sales ("Seymour Sales")

H.   Key Corporate Capital, Inc. ("Key Corp..")

I.   KZH-ING-2 Corporation ("KZH")

J.   The ING Capital Senior Secured High Income Fund, L.P. ("ING - Senior")

K. The ING Capital High Income Principal Preservation Fund Holdings, LDC ("ING - Principal")

L.   Archimedes Funding, L.L.C. ("Archimedes")

M.   LaSalle National Bank ("LaSalle")

N.   Bank Polska Kasa Opieki S.A. - Pekao S.A. Group ("PKO")

O.   HP II Acquisition ("HPII")

                                   LAW FIRMS

A. Latham & Watkins ("L&W")

B. Much Shelist Freed Denenberg Ament Bell & Rubenstein, P.C. ("MS")

C. Simpson & Thatcher ("S&T")

================================================================================
                                                          Responsible
                                                             Party
--------------------------------------------------------------------------------
1. CREDIT DOCUMENTS - SENIOR SECURED FACILITY
--------------------------------------------------------------------------------
   1.1 Credit Agreement by and among the
       Credit Parties and GECC                                 L&W
--------------------------------------------------------------------------------
   1.2 Annexes to Credit Agreement
--------------------------------------------------------------------------------
       Annex A -- Definitions                                  L&W
--------------------------------------------------------------------------------
       Annex B -- Letters of Credit                            L&W
--------------------------------------------------------------------------------
       Annex C -- Cash Management Systems                      L&W
--------------------------------------------------------------------------------
       Annex D -- Schedule of Additional
       Closing Documents                                       L&W
--------------------------------------------------------------------------------
       Annex E -- Financial Statements and
       Projections - Reporting                                 L&W
--------------------------------------------------------------------------------
       Annex F -- Collateral Reports                           L&W
--------------------------------------------------------------------------------
       Annex G -- Financial Covenants                          GECC
--------------------------------------------------------------------------------
       Annex H -- Lender's Wire Transfer                       GECC
       Information
--------------------------------------------------------------------------------
       Annex I -- Notice Addresses                             L&W
--------------------------------------------------------------------------------
       Annex J -- Commitments as of Closing Date               L&W
--------------------------------------------------------------------------------
   1.3 Exhibits to Credit Agreement
--------------------------------------------------------------------------------
       Exhibit 1.1(a)(i) Form of Notice of
       Revolving Credit Advance                                L&W
--------------------------------------------------------------------------------
       Exhibit 1.1(a)(ii) Form of Revolving Note               L&W
--------------------------------------------------------------------------------
       Exhibit 1.1(b)(i) Form of Term Note                     L&W
================================================================================

================================================================================
                                                           Responsible
                                                              Party
--------------------------------------------------------------------------------
       Exhibit 1.1(c)(ii) Form of Swing Line                   L&W
       Note
--------------------------------------------------------------------------------
       Exhibit 1.5(e) Form of Notice of
       Conversion/Continuation                                 L&W
--------------------------------------------------------------------------------
       Exhibit 4.1(b) Form of Borrowing Base                   L&W
       Certificate
--------------------------------------------------------------------------------
       Exhibit 9.1(a) Form of Assignment                       L&W
       Agreement
--------------------------------------------------------------------------------
   1.4 Schedules to Credit Agreement
--------------------------------------------------------------------------------
       Schedule 1.1 - Responsible Individual                   L&W
--------------------------------------------------------------------------------
       Schedule 1.1(b)(v) - Ratable Shares                     GECC
--------------------------------------------------------------------------------
       Schedule 1.4 - Sources and Uses; Funds Flow
       Memorandum                                              MS
--------------------------------------------------------------------------------
       Schedule 3.2 - Executive Offices; FEIN                  MS
--------------------------------------------------------------------------------
       Schedule 3.4(A) - Financial Statements               Borrowers
--------------------------------------------------------------------------------
       Schedule 3.4(B) - Pro Forma                          Borrowers
--------------------------------------------------------------------------------
       Schedule 3.4(C) - Forecasts                          Borrowers
--------------------------------------------------------------------------------
       Schedule 3.6 - Real Estate and Leases                   MS
--------------------------------------------------------------------------------
       Schedule 3.7 - Labor Matters                            MS
--------------------------------------------------------------------------------
       Schedule 3.8 - Ventures, Subsidiaries and
       Affiliates; Outstanding Stock                           MS
--------------------------------------------------------------------------------
       Schedule 3.11 - Tax Matters                             MS
--------------------------------------------------------------------------------
       Schedule 3.12 - ERISA Plans                             MS
--------------------------------------------------------------------------------
       Schedule 3.13 - Litigation                              MS
--------------------------------------------------------------------------------
       Schedule 3.15 - Intellectual Property                   MS
================================================================================

================================================================================
                                                           Responsible
                                                              Party
--------------------------------------------------------------------------------
       Schedule 3.17 - Hazardous Materials                     MS
--------------------------------------------------------------------------------
       Schedule 3.18 - Insurance - Seymour                     MS
--------------------------------------------------------------------------------
       Schedule 3.19 - Deposit and Disbursement                MS
       Accounts
--------------------------------------------------------------------------------
       Schedule 3.20 - Government Contracts                    MS
--------------------------------------------------------------------------------
       Schedule 3.22 - Material Agreements                     MS
--------------------------------------------------------------------------------
       Schedule 5.1 - Trade Names                              MS
--------------------------------------------------------------------------------
       Schedule 6.2 - Investments                              MS
--------------------------------------------------------------------------------
       Schedule 6.3 - Indebtedness                             MS
--------------------------------------------------------------------------------
       Schedule 6.4(a) - Transactions with Affiliates          MS
--------------------------------------------------------------------------------
       Schedule 6.7 - Existing Liens                           MS
--------------------------------------------------------------------------------
       Schedule 11.18 - Continuing Loans                       MS
--------------------------------------------------------------------------------
   1.5 Notes of Borrowers (as defined in the
       Credit Agreement)
--------------------------------------------------------------------------------
       (a) Revolving Notes in favor of
--------------------------------------------------------------------------------
           (i)   GECC                                          L&W
--------------------------------------------------------------------------------
           (ii)  PKO                                           L&W
--------------------------------------------------------------------------------
           (iii) Key Corp.                                     L&W
--------------------------------------------------------------------------------
           (iv)  LaSalle                                       L&W
--------------------------------------------------------------------------------
       (b) Term A Notes in favor of
--------------------------------------------------------------------------------
           (i) GECC                                            L&W
--------------------------------------------------------------------------------
           (ii) PKO                                            L&W
================================================================================

================================================================================
                                                           Responsible
                                                              Party
--------------------------------------------------------------------------------

           (iii) KZH                                           L&W
--------------------------------------------------------------------------------
           (iv) LaSalle                                        L&W
--------------------------------------------------------------------------------
           (v) ING - Senior                                    L&W
--------------------------------------------------------------------------------
           (vi) ING - Principal                                L&W
--------------------------------------------------------------------------------
           (vii) Key Corp.                                     L&W
--------------------------------------------------------------------------------
       (c) Term B Notes in favor of
--------------------------------------------------------------------------------
           (i)   ING - Senior                                  L&W
--------------------------------------------------------------------------------
           (ii)  ING - Principal                               L&W
--------------------------------------------------------------------------------
           (iii) KZH                                           L&W
--------------------------------------------------------------------------------
           (iv) Key Corp.                                      L&W
--------------------------------------------------------------------------------
           (v) GECC                                            L&W
--------------------------------------------------------------------------------
       (d) Swing Line Note in favor of GECC                    L&W
--------------------------------------------------------------------------------
   1.6 Security Agreement of Credit Parties                    L&W
--------------------------------------------------------------------------------
       Schedule I - Filing Jurisdictions                       MS
--------------------------------------------------------------------------------
       Schedule II - Instruments                               MS
--------------------------------------------------------------------------------
       Schedule III-A - Office Locations of                    MS
       Collateral and Records concerning Selfix's
       Collateral
--------------------------------------------------------------------------------
       Schedule III - B - Office Locations of                  MS
       Collateral and Records concerning Tamor's
       collateral
--------------------------------------------------------------------------------
       Schedule III - C - Office Locations of                  MS
       Collateral and Records concerning
       Shutter's collateral
================================================================================

================================================================================
                                                           Responsible
                                                              Party
--------------------------------------------------------------------------------
        Schedule III - D - Office Locations of
        Collateral and Records concerning
        Seymour's collateral                                   MS
--------------------------------------------------------------------------------
        Schedule IV - Patents and Trademarks                   MS
--------------------------------------------------------------------------------
        Exhibit A - Power of Attorney                          L&W
--------------------------------------------------------------------------------
        (a)  Selfix                                            L&W
--------------------------------------------------------------------------------
        (b)  Tamor                                             L&W
--------------------------------------------------------------------------------
        (c)  Shutters                                          L&W
--------------------------------------------------------------------------------
        (d)  Seymour                                           L&W
--------------------------------------------------------------------------------
   1.7  UCC-1s in favor of GECC as listed on                   L&W
        Schedule A hereto
--------------------------------------------------------------------------------
        (a)  Search Results for Seymour                        L&W
--------------------------------------------------------------------------------
   1.8  UCC-3s in Termination Statements from
        Jackson National Life                                  MS
--------------------------------------------------------------------------------
   1.9  Payoff letter in favor of GECC                         MS
--------------------------------------------------------------------------------
   1.10 Trademark Security Agreement from Seymour              L&W
--------------------------------------------------------------------------------
   1.11 Patent Security Agreement from Seymour                 L&W
--------------------------------------------------------------------------------
   1.12 Reaffirmation of Holdings Guaranty                     L&W
--------------------------------------------------------------------------------
   1.13 Acquisition Agreement                                  MS
--------------------------------------------------------------------------------
   1.14 Initial Borrowing Base Certificate for
        Tamor, Selfix, Shutters and Seymour
--------------------------------------------------------------------------------
   1.15 Initial Notice of Revolving Credit Advance             MS
--------------------------------------------------------------------------------
   1.16 Letter of Direction from Selfix to GECC                MS
================================================================================

================================================================================
                                                           Responsible
                                                              Party
--------------------------------------------------------------------------------
   1.17 Lockbox Account Agreements with                        MS
        Northern Trust
--------------------------------------------------------------------------------
   1.18 Control Agreement                                      MS
--------------------------------------------------------------------------------
2. CORPORATE AND ORGANIZATION
   DOCUMENTS
--------------------------------------------------------------------------------
   2.1  Seymour
--------------------------------------------------------------------------------
        (a) Certificate of Good Standing (with                 MS
            verification of tax status) in the
            following states:
--------------------------------------------------------------------------------
            (i)  Indiana                                       MS
--------------------------------------------------------------------------------
            (ii) North Carolina                                MS
--------------------------------------------------------------------------------
        (b) Secretary's Certificate, certifying:               MS
--------------------------------------------------------------------------------
            (i)  Copy of Resolutions (broad                    MS
                 form) authorizing
                 execution and performance
                 of Loan Documents
--------------------------------------------------------------------------------
            (ii) Incumbency Certificate                        MS
--------------------------------------------------------------------------------
            (iii)Certificate of Incorporation and              MS
                 amendments thereto
--------------------------------------------------------------------------------
            (iv) By-laws                                       MS
--------------------------------------------------------------------------------
        (c) Certificate of Merger:  Seymour                    MS
            Sales into Seymour
--------------------------------------------------------------------------------
        (d) Officer's Certificate re: (a) no                   MS
            required consents or approvals, (b)
            no Material Adverse Effect, (c) no
            material adverse change, (d) no
            material Litigation, (e) no
            Restricted payments and (f) no
            material liabilities or decrease in
            assets
================================================================================

================================================================================
                                                           Responsible
                                                              Party
--------------------------------------------------------------------------------
   2.2  Tamor
--------------------------------------------------------------------------------
        (a) Certificate of Good Standing (with                 MS
            verification of tax status) in the
            following states
--------------------------------------------------------------------------------
            (i) Georgia                                        MS
--------------------------------------------------------------------------------
        (b) Secretary's Certificate, certifying:
--------------------------------------------------------------------------------
            (i)  Copy of Resolutions (broad                    MS
                 form) authorizing
                 execution and performance
                 of Loan Documents
--------------------------------------------------------------------------------
            (ii) Incumbency Certificate                        MS
--------------------------------------------------------------------------------
            (iii)No amendments to Articles or                  MS
                 By-laws since
                 February 27, 1997
--------------------------------------------------------------------------------
        (c) Officer's Certificate re: (a) no                   MS
            required consents or approvals, (b)
            no Material Adverse Effect, (c) no
            material adverse change, (d) no
            material Litigation, (e) no
            Restricted payments and (f) no
            material liabilities or decrease in
            assets
--------------------------------------------------------------------------------
   2.3  Selfix
--------------------------------------------------------------------------------
        (a) Certificate of Good Standing (with                 MS
            verification of tax status) in the
            following states
--------------------------------------------------------------------------------
            (i)  Illinois                                      MS
--------------------------------------------------------------------------------
        (b) Secretary's Certificate, to include
================================================================================

================================================================================
                                                           Responsible
                                                              Party
--------------------------------------------------------------------------------
            (i)  Copy of Resolutions (broad                    MS
                 form) authorizing
                 execution and performance
                 of Loan Documents
--------------------------------------------------------------------------------
            (ii) Incumbency Certificate                        MS
--------------------------------------------------------------------------------
            (iii)No amendments to Articles                     MS
                 or By-laws since
                 February 27, 1997
--------------------------------------------------------------------------------
        (c) Officer's Certificate re: (a) no                   MS
            required consents or approvals, (b)
            no Material Adverse Effect, (c) no
            material adverse change, (d) no
            material Litigation, (e) no
            Restricted payments and (f) no
            material liabilities or decrease in
            assets
--------------------------------------------------------------------------------
   2.4  Shutters
--------------------------------------------------------------------------------
        (a) Certificate of Good Standing (with                 MS
            verification of tax status) in the
            following states
--------------------------------------------------------------------------------
            (i)  Illinois                                      MS
--------------------------------------------------------------------------------
        (b) Secretary's Certificate, to include
--------------------------------------------------------------------------------
            (i)  Copy of Resolutions (broad                    MS
                 form) authorizing
                 execution and performance
                 of Loan Documents
--------------------------------------------------------------------------------
            (ii) Incumbency Certificate                        MS
--------------------------------------------------------------------------------
            (iii)No amendments to Articles                     MS
                 or By-laws since
                 February 27, 1997
================================================================================

================================================================================
                                                           Responsible
                                                              Party
--------------------------------------------------------------------------------
        (c) Officer's Certificate re: (a) no                   MS
            required consents or approvals, (b)
            no Material Adverse Effect, (c) no
            material adverse change, (d) no
            material Litigation, (e) no
            Restricted payments and (f) no
            material liabilities or decrease in
            assets
--------------------------------------------------------------------------------
   2.5  Holdings
--------------------------------------------------------------------------------
        (a) Certificate of Good Standing (with                 MS
            verification of tax status) in the
            following states
--------------------------------------------------------------------------------
        (b) Secretary's Certificate, to include
--------------------------------------------------------------------------------
            (i)  Copy of Resolutions (broad                    MS
                 form) authorizing
                 execution and performance
                 of Loan Documents
--------------------------------------------------------------------------------
            (ii) Incumbency Certificate                        MS
--------------------------------------------------------------------------------
            (iii)No amendments to Articles                     MS
                 or By-laws since
                 February 27, 1997
--------------------------------------------------------------------------------
        (c) Officer's Certificate re: (a) no                   MS
            required consents or approvals, (b)
            no Material Adverse Effect, (c) no
            material adverse change, (d) no
            material Litigation, (e) no
            Restricted payments and (f) no
            material liabilities or decrease in
            assets
--------------------------------------------------------------------------------
        (d) Solvency Certificate                               MS
--------------------------------------------------------------------------------
   2.6  HP II Acquisition Corp.
================================================================================
                                     D-10

================================================================================
                                                           Responsible
                                                              Party
--------------------------------------------------------------------------------
        (a) Certificate of Good Standing (with                 MS
            verification of tax status) in the
            following states
--------------------------------------------------------------------------------
   3.0  Opinion of MS                                          MS
--------------------------------------------------------------------------------
   4.0  Subordinated Notes in favor of                         L&W
--------------------------------------------------------------------------------
            (i) GECC in the amount                             L&W
                of $5,000,000
--------------------------------------------------------------------------------
            (ii)Archimedes in the amount                       L&W
                of $5,000,000
--------------------------------------------------------------------------------
        (a) Note Purchase Agreement                            L&W
--------------------------------------------------------------------------------
                Schedule 3.2 - Success Fee                     L&W
--------------------------------------------------------------------------------
                Schedule 5.3 - Defaults                        MS
--------------------------------------------------------------------------------
                Schedule 5.4(B) -                              MS
                Capitalization
--------------------------------------------------------------------------------
                Schedule 5.7 - Audits and                      MS
                Investigations
--------------------------------------------------------------------------------
                Schedule 5.8 - Employee                        MS
                Matters
--------------------------------------------------------------------------------
                Schedule 5.11 - Pending                        MS
                and Threatened Litigation
--------------------------------------------------------------------------------
                Schedule 8.6 - Transactions                    MS
                with Affiliates
--------------------------------------------------------------------------------
                Exhibit 1.1 - Form of                          MS
                Senior Subordinated Note
--------------------------------------------------------------------------------
                Exhibit 7.1 - Officers'                        MS
                Certificate
--------------------------------------------------------------------------------
        (b) Subordinated Note Security                         MS
            Agreement
================================================================================

================================================================================
                                                           Responsible
                                                              Party
--------------------------------------------------------------------------------
                Schedule I - Filing Jurisdictions              MS
--------------------------------------------------------------------------------
                Schedule IIA - Location of                     MS
                Records and Certain Collateral
                of Selfix
--------------------------------------------------------------------------------
                Schedule IIB - Location of Records             MS
                and Certain Collateral of Tamor
--------------------------------------------------------------------------------
                Schedule IIC - Location of Records             MS
                and Certain Collateral of Shutters
--------------------------------------------------------------------------------
                Schedule IID - Location of                     MS
                Records and Certain Collateral of
                Seymour
--------------------------------------------------------------------------------
        (c)     UCC-1 Financing Statement in                   MS
                favor of GE Capital as Agent for
                Subordinated Lenders in each
                jurisdiction listed on Schedule B
                hereto
--------------------------------------------------------------------------------
        (d)     Holdings Subordinated Guaranty                 L&W
--------------------------------------------------------------------------------
    5.0 Amendment to existing Pledge Agreement                 L&W
--------------------------------------------------------------------------------
        (a)     Share certificates for stock of             Borrowers
                Seymour
--------------------------------------------------------------------------------
                (i)  Stock Powers                              MS
--------------------------------------------------------------------------------
    5.1 Seymour Pledge Agreement in favor of                   L&W
        GECC, as Agent
--------------------------------------------------------------------------------
        (a)     Share Certificates for Common               Borrowers
                Stock of Seymour S.A. de C.V.
--------------------------------------------------------------------------------
                (i)  Stock Powers                              MS
--------------------------------------------------------------------------------
        (b)     Share Certificates for Common               Borrowers
                Stock of Rose's Holdings, Inc.
--------------------------------------------------------------------------------
                (i)  Stock Powers                              MS
================================================================================

================================================================================
                                                           Responsible
                                                              Party
--------------------------------------------------------------------------------

        (c)     Share Certificates for Common of            Borrowers
                Stock Ames Department Stores,
                Inc.
--------------------------------------------------------------------------------
                (i)  Stock Powers                              MS
--------------------------------------------------------------------------------
        (d)     Share Certificates for Common               Borrowers
                Stock of Hills Stores Company
--------------------------------------------------------------------------------
                (i)  Stock Powers                              MS
--------------------------------------------------------------------------------
        (e)     Share Certificates for Preferred            Borrrowers
                Stock of Hills Stores Company
--------------------------------------------------------------------------------
                (i)  Stock Powers                              MS
--------------------------------------------------------------------------------
        (f)     Share Certificates for Common               Borrowers
                Stock of Federated Department
                Stores, Inc. (141 Shares)
--------------------------------------------------------------------------------
                (i)  Stock Powers                              MS
--------------------------------------------------------------------------------
        (g)     Share Certificates for Common               Borrowers
                Stock of Federated Department
                Stores, Inc. (39 Shares)
--------------------------------------------------------------------------------
                (i)  Stock Powers                              MS
--------------------------------------------------------------------------------
        (h)     Share  Certificates for Common              Borrowers
                Stock of Federated Department
                Stores, Inc. (66 Shares)
--------------------------------------------------------------------------------
                (i)  Stock  Powers                             MS
--------------------------------------------------------------------------------
        (i)     Stock Certificates for Common               Borrowers
                Stock of Best Products Co., Inc.
--------------------------------------------------------------------------------
                (i)  Stock Powers                              MS
--------------------------------------------------------------------------------
    5.2 Intercompany Notes in favor of Seymour                 L&W
--------------------------------------------------------------------------------
        (a) Tamor                                              L&W
================================================================================

================================================================================
                                                           Responsible
                                                              Party
--------------------------------------------------------------------------------
        (b) Shutters                                           L&W
--------------------------------------------------------------------------------
        (c) Selfix                                             L&W
--------------------------------------------------------------------------------
   6.0  Accountants Letter                                     L&W
--------------------------------------------------------------------------------
   7.0  Appointment of Agent for Service                       L&W
--------------------------------------------------------------------------------
   8.0  Fee Letter - Senior Debt                               L&W
--------------------------------------------------------------------------------
   8.1  Fee Letter - Subordinated Debt                         L&W
--------------------------------------------------------------------------------
   10.0 REAL ESTATE DOCUMENTS
--------------------------------------------------------------------------------
   10.1 Amendments to Landlord Waiver                          L&W
        and Consent with respect to following
        leaseholds
--------------------------------------------------------------------------------
        (a) West 47th Street                                   L&W
            Chicago, Illinois - Selfix
--------------------------------------------------------------------------------
        (b) 5555 South Archer Avenue                           L&W
            Chicago, Illinois - Selfix
--------------------------------------------------------------------------------
        (c) 3016 West Georgia Street                           L&W
            Louisiana, Missouri - Tamor
--------------------------------------------------------------------------------
            (i)   Estoppel Certificate                         MS
--------------------------------------------------------------------------------
            (ii)  Second Amendment to Lease                    MS
--------------------------------------------------------------------------------
        (d) 634 Crawford Street                                L&W
            Fitchburg, Massachusetts - Tamor
--------------------------------------------------------------------------------
        (e) 12130 Route 173                                    L&W
            Hebron, Illinois - Shutters
--------------------------------------------------------------------------------
   10.2 Landlord Waivers and Consents with respect             L&W
        to the following leaseholds
--------------------------------------------------------------------------------
        (a) South Airport Road                                 L&W
            Seymour, Indiana - Seymour
================================================================================

================================================================================
                                                           Responsible
                                                              Party
--------------------------------------------------------------------------------
            (i)   Landlord Certification                       L&W
--------------------------------------------------------------------------------
            (ii)  Memorandum of Lease                          MS
--------------------------------------------------------------------------------
            (iii) Non-Disturbance and                          MS
                  Attornment Agreement
--------------------------------------------------------------------------------
        (b) Leominster Lease - Tamor                           L&W
--------------------------------------------------------------------------------
            (i)   Landlord Certification                       L&W
--------------------------------------------------------------------------------
   10.3 Illinois Property                                      L&W
--------------------------------------------------------------------------------
        (a) Amendment to First Leasehold                       L&W
            Mortgage, Assignment of Rents
            and Security Agreement - 47th
            Street - Selfix
--------------------------------------------------------------------------------
            (i)   Title Policy for First                       L&W
                  Leasehold Mortgage
--------------------------------------------------------------------------------
        (b) Amendment to First Mortgage,                       L&W
            Assignment of Rents and Security
            Agreement -Hebron - Shutters
--------------------------------------------------------------------------------
            (i)   Title Policy for First Mortgage              L&W
--------------------------------------------------------------------------------
        (c) Second Leasehold Mortgage,                         L&W
            Assignment of Rents and Security
            Agreement - 47th Street - Selfix
--------------------------------------------------------------------------------
            (i)   Title Policy for Second                      L&W
                  Leasehold Mortgage
--------------------------------------------------------------------------------
            (ii)  Release of Prior Second                      L&W
                  Mortgage
--------------------------------------------------------------------------------
        (d) Second Mortgage, Assignment of                     L&W
            Rents and Security Agreement -
            Hebron - Shutters
================================================================================

================================================================================
                                                           Responsible
                                                              Party
--------------------------------------------------------------------------------
            (i)   Title Policy for Second                      L&W
                  Mortgage
--------------------------------------------------------------------------------
            (ii)  Release of Prior Second                      L&W
                  Mortgage
--------------------------------------------------------------------------------
   10.4 Missouri Property                                      L&W
--------------------------------------------------------------------------------
        (a) Amendment to First Leasehold                       L&W
            Deed of Trust, Assignment of
            Rents and Leases and Security
            Agreement -Louisiana, Missouri -
            Tamor
--------------------------------------------------------------------------------
            (i)   Title Policy for First Deed                  L&W
                  of Trust
--------------------------------------------------------------------------------
        (b) Second Leasehold Deed of Trust,                    L&W
            Assignment of Rents and Leases
            and Security Agreement -
            Louisiana, Missouri - Tamor
--------------------------------------------------------------------------------
            (i)   Title Policy for Second                      L&W
                  Deed of Trust
--------------------------------------------------------------------------------
            (ii)  Release of Prior Second                      L&W
                  Deed of Trust
--------------------------------------------------------------------------------
   10.5 Massachusetts Property                                 L&W
--------------------------------------------------------------------------------
        (a) Amendment to First Mortgage,                       L&W
            Assignment of Rents and Leases,
            Security Agreement and Fixture
            Filing-Leominster, Massachusetts -
            Tamor
--------------------------------------------------------------------------------
            (i)   Title Policy for First                       L&W
                  Mortgage
================================================================================

================================================================================
                                                           Responsible
                                                              Party
--------------------------------------------------------------------------------
        (b) Second Mortgage, Assignment of                     L&W
            Rents and Leases, Security
            Agreement and Fixture Filing -
            Leominster, Massachusetts -
            Tamor
--------------------------------------------------------------------------------
            (i)   Title Policy for Second                      L&W
                  Mortgage
--------------------------------------------------------------------------------
            (ii)  Release of Prior Second                      L&W
                  Mortgage
--------------------------------------------------------------------------------
   10.6 Georgia Property                                       L&W
--------------------------------------------------------------------------------
        (a) Amendment to First Deed to                         L&W
            Secure Debt, Assignment of Rents
            and Leases and Security
            Agreement - Thomasville, Georgia
            - Tamor
--------------------------------------------------------------------------------
            (i)   Title Policy for First                       L&W
                  Mortgage
--------------------------------------------------------------------------------
        (b) Second Deed to Secure Debt,                        L&W
            Assignment of Rents and Leases
            and Security Agreement -
            Thomasville, Georgia - Tamor
--------------------------------------------------------------------------------
            (i)   Title Policy for Second                      L&W
                  Mortgage
--------------------------------------------------------------------------------
            (ii)  Release of Prior Second                      L&W
                  Deed
--------------------------------------------------------------------------------
   10.7 Indiana Property                                       L&W
--------------------------------------------------------------------------------
        (a) Mortgage, Assignment of Rents                      L&W
            and Security Agreement and
            Financing Statement (Fixture
            Filing) - Seymour
================================================================================

================================================================================
                                                           Responsible
                                                              Party
--------------------------------------------------------------------------------
        (b) Signed, marked-up commitment                       MS
            for lender's policy of title
            insurance covering first priority
            mortgage (including appropriate
            endorsements) (final policies to be
            delivered post-closing)
--------------------------------------------------------------------------------
        (c) Survey (new or recertified and                  Borrowers
            sufficient to remove exceptions
            from title commitment)
--------------------------------------------------------------------------------
        (d) Second Mortgage, Assignment of                     L&W
            Rents and Security Agreement and
            Financing Statement (Fixture
            Filing) - Seymour
--------------------------------------------------------------------------------
        (e) Signed, marked-up commitment                       MS
            for lender's policy of title
            insurance covering second priority
            mortgage (including appropriate
            endorsements) (final policies to be
            delivered post-closing)
--------------------------------------------------------------------------------
        (f) Corrective Corporate Limited                       MS
            Warranty Deed re: South Leased
            Property
--------------------------------------------------------------------------------
   10.8 North Carolina Property
--------------------------------------------------------------------------------
        (a) Deed of Trust, Assignment of                       L&W
            Rents and Security Agreement -
            Seymour
--------------------------------------------------------------------------------
        (b) Signed, marked-up commitment                       MS
            for lender's policy of title
            insurance covering first priority
            mortgage (including appropriate
            endorsements) in favor of GECC
            as agent (final policies to be
            delivered post-closing)
================================================================================

================================================================================
                                                            Responsible
                                                               Party
--------------------------------------------------------------------------------
         (c) Survey (new or recertified and                  Borrowers
             sufficient to remove exceptions
             from title commitment)
--------------------------------------------------------------------------------
         (d) Second Deed of Trust Assignment                    L&W
             of Rents and Security Agreement -
             Seymour
--------------------------------------------------------------------------------
         (e) Signed, marked-up commitment                       MS
             for lender's policy of title
             insurance covering second priority
             mortgage (including appropriate
             endorsements) in favor of GECC
             as agent (final policies to be
             delivered post-closing)
--------------------------------------------------------------------------------
         (f) Request for Notice                                 L&W
--------------------------------------------------------------------------------
   10.9  Environmental Reports - Phase I
--------------------------------------------------------------------------------
         (a) Seymour                                         Borrowers
--------------------------------------------------------------------------------
   10.10 General Title Insurance Documents
--------------------------------------------------------------------------------
         (a) GAP Affidavits                                     MS
--------------------------------------------------------------------------------
         (b) Owner's Affidavits                                 MS
--------------------------------------------------------------------------------
         (c) Affidavits of No New                               MS
             Improvements to Survey
--------------------------------------------------------------------------------
11.FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
   11.1  Certificate of Chief Executive Officer or              L&W
         Chief Financial Officer of Home Products
         International, Inc.
--------------------------------------------------------------------------------
12.OTHER DOCUMENTS
--------------------------------------------------------------------------------
   12.1  Certificates or Policies of Insurance re
         Seymour                                                MS
================================================================================

================================================================================
                                                            Responsible
                                                               Party
--------------------------------------------------------------------------------
   12.2  Loss Payee Endorsement re Seymour's
         casualty insurance                                L&W/Borrowers
--------------------------------------------------------------------------------
   12.3  Government Approvals
         H-S-R early termination                             Borrowers
--------------------------------------------------------------------------------
   12.4  Evidence of $14.2 million stock issuance
         in connection with the Acquisition                  Borrowers
--------------------------------------------------------------------------------
   12.5  Solvency opinion of Valuation Research
--------------------------------------------------------------------------------
   12.6  Bailee Letters for the following locations:            MS
--------------------------------------------------------------------------------
         (a) North Carolina
--------------------------------------------------------------------------------
         (b) Virginia
--------------------------------------------------------------------------------
   12.7  Post-Closing Matters Agreement                         L&W
================================================================================

                                   SCHEDULE A

          UCC FINANCING STATEMENTS FILED AGAINST SEYMOUR HOUSEWARES CORPORATION UNDER THE AMENDED AND RESTATED CREDIT AGREEMENT

             DEBTOR                             JURISDICTION
             ------                             ------------
Seymour Housewares Corporation, a Delaware   Secretary of State, Texas
corporation
885 North Chestnut Street                    State Corporations Commission, Virginia
Seymour, Indiana 47274
                                             City of Richmond, Virginia

                                             Secretary of State, North Carolina

                                             Anson County, North Carolina

                                             Iredell County, North Carolina
                                             Iredell County, North Carolina (Fixtur Filing)

                                             Lincoln County, North Carolina

                                             Secretary of State, Indiana

                                             Jackson County, Indiana
                                             Jackson County, Indiana (Fixture Filing)

                                             Secretary of State, Illinois

                                             Secretary of State, South Carolina

                                             Fayette County, Kentucky

                                             Jefferson County, Kentucky

                                             Aken County, South Carolina

                                             Lancaster County, South Carolina

                                             Forsythe County, North Carolina

Tamor Corporation                            Secretary of State, Illinois
106 Carter Street
Leominster, Massachusetts  01453


                                   SCHEDULE B

          UCC FINANCING STATEMENTS FILED AGAINST SEYMOUR HOUSEWARES
       CORPORATION, SHUTTERS, INC., SELFIX, INC., AND TAMOR CORPORATION
                      UNDER THE NOTE PURCHASE AGREEMENT

             DEBTOR                                JURISDICTION
             ------                                ------------
Seymour Housewares Corporation, a Delaware   Secretary of State, Texas
corporation
                                             State Corporations Commission, Virginia

                                             City of Richmond, Virginia

                                             Secretary of State, North Carolina

                                             Iredell County, North Carolina
                                             Iredell County, North Carolina (Fixture Filing)

                                             Anson County, North Carolina

                                             Lincoln County, North Carolina

                                             Secretary of State, Indiana

                                             Jackson County, Indiana
                                             Jackson County, Indiana (Fixture Filing)

                                             Secretary of State, Illinois

                                             Secretary of State, South Carolina

                                             Fayette County, Kentucky

                                             Jefferson County, Kentucky

                                             Aken County, South Carolina

                                             Lancaster County, South Carolina

                                             Forsythe County, North Carolina

             DEBTOR                             JURISDICTION
             ------                             ------------
Tamor Corporation                            Secretary of State, Illinois
106 Carter Street
Leominster, Massachusetts 01452              Secretary of State, Missouri

                                             Pike County, Missouri
                                             Pike County, Missouri (Fixture Filing)

                                             Secretary of the Commonwealth,
                                             Massachusetts



Selfix, Inc.                                 Secretary of State, Illinois
4501 West 47th Street
Chicago, Illinois  60632                     Cook County, Illinois (Fixture Filing)


Shutters, Inc.                               Secretary of State, Illinois
12213 Route 173
Hebron, Illinois                             McHenry County, Illinois (Fixture Filing)


                            ANNEX E (SECTION 4.1(a))
                                       TO
                                CREDIT AGREEMENT

                  FINANCIAL STATEMENTS AND FORECASTS REPORTING

     Borrowers shall deliver or cause to be delivered to Agent or to Agent and Lenders as indicated, the following:

     (a) Monthly Financials. To Agent and Lenders, within thirty (30) days after the end of each Fiscal Month, financial information regarding Holdings and its Subsidiaries, certified by the Chief Financial Officer of Borrower Representative, consisting of consolidated and consolidating (i) unaudited balance sheets as of the close of such Fiscal Month and the related statements of income and cash flow for that portion of the Fiscal Year ending as of the close of such Fiscal Month; (ii) unaudited statements of income and cash flows for such Fiscal Month, setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Forecasts for such Fiscal Year, all prepared in accordance with GAAP (subject to normal year-end adjustments); and (iii) a summary of the outstanding balance of all Intercompany Notes as of the last day of that Fiscal Month. Such financial information shall be accompanied by the certification of the Chief Financial Officer of Borrower Representative that (i) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments) the financial position and results of operations of Borrowers and their Subsidiaries, on a consolidated and consolidating basis, in each case as at the end of such month and for the period then ended and (ii) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default shall have occurred and be continuing describing the nature thereof and all efforts undertaken to cure such Default or Event of Default;

     (b) Quarterly Financials. To Agent and Lenders, within forty-five (45) days after the end of each Fiscal Quarter, consolidated and consolidating financial information regarding Holdings and its Subsidiaries, certified by the Chief Financial Officer of Borrower Representative, including (i) unaudited balance sheets as of the close of such Fiscal Quarter and the related statements of income and cash flow for that portion of the Fiscal Year ending as of the close of such Fiscal Quarter and (ii) unaudited statements of income and cash flows for such Fiscal Quarter, in each case setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Forecasts for such Fiscal Year, all prepared in accordance with GAAP (subject to normal year-end adjustments). Such financial information shall be accompanied by (A) a statement in reasonable detail (each, a "Compliance Certificate" showing the calculations used in determining compliance with each of the financial covenants set forth on Annex G which is tested on a quarterly basis and (B) the certification of the Chief Financial Officer of Borrower Representative that (i) such financial information presents fairly in accordance with GAAP (subject to normal yearend adjustments) the financial position, results of operations and statements of cash flows of Holdings and its Subsidiaries, on both a consolidated and consolidating basis, as at the end of such Fiscal Quarter and for the period then ended, (ii) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default shall have occurred and be continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default In addition Borrowers shall deliver to Agent and Lenders, within forty-five (45) days after the end of each Fiscal Quarter, a management discussion and analysis which includes a comparison to budget for that Fiscal Quarter and a comparison of performance for that Fiscal Quarter to the corresponding period in the prior year;

     (c) Operating Plan. To Agent and Lenders, as soon as available, but not later than thirty (30) days after the end of each Fiscal Year, an annual operating plan for each Borrower, approved by the Board of Directors of such Borrower, for the following year, which will include a statement of all of the material assumptions on which such plan is based, will include monthly balance sheets and a monthly budget for the following year and will integrate sales, gross profits, operating expenses, operating profit, cash flow Forecasts and Borrowing Availability Forecasts all prepared on the same basis and in similar detail as that on which operating results are reported (and in the case of cash flow Forecasts, representing management's good faith estimates of future financial performance based on historical performance), and including plans for personnel, Capital Expenditures and facilities;

     (d) Annual Audited Financials. To Agent and Lenders, within ninety (90) days after the end of each Fiscal Year, audited Financial Statements for Holdings and its Subsidiaries on a consolidated and consolidating basis, consisting of balance sheets and statements of income and retained earnings and cash flows, setting forth in comparative form in each case the figures for the previous Fiscal Year and the figures contained in the Forecasts for such Fiscal Year, which Financial Statements shall be prepared in accordance with GAAP, certified without qualification, by an independent certified public accounting firm of national standing or otherwise acceptable to Agent. Such Financial Statements shall be accompanied by (i) a statement prepared in reasonable detail showing the calculations used in determining compliance with each of the financial covenants set forth on Annex G, (ii) a report from such accounting firm to the effect that, in connection with their audit examination, nothing has come to their attention to cause them to believe that a Default or Event of Default has occurred (or specifying those Defaults and Events of Default that they became aware of), it being understood that such audit examination extended only to accounting matters and that no special investigation was made with respect to the existence of Defaults or Events of Default, (iii) a letter addressed to Agent, on behalf of itself and Lenders, in form and substance reasonably satisfactory to Agent and subject to standard qualifications taken by nationally recognized accounting firms, signed by such accounting firm acknowledging that Agent and Lenders are entitled to rely upon such accounting firm's certification of such audited Financial Statements, (iv) the annual letters to such accountants in connection with their audit examination detailing contingent liabilities and material litigation matters, and (v) the certification of the Chief Executive Officer or Chief Financial Officer of Holdings that all such Financial Statements present fairly in accordance with GAAP the financial position, results of operations and statements of cash flows of Borrowers and their Subsidiaries on a consolidated and consolidating basis, as at the end of such year and for the period then ended, and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default shall have occurred and be continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default;

     (e) Management Letters. To Agent and Lenders, within five (5) Business Days after receipt thereof by any Credit Party, copies of all management letters, exception reports or similar letters or reports received by such Credit Party from its independent certified public accountants;

     (f) Default Notices. To Agent and Lenders, as soon as practicable, and in any event within five (5) Business Days after an executive officer of any Borrower has actual knowledge of the existence of any Default, Event of Default or other event which has had a Material Adverse Effect telephonic or telecopied notice specifying the nature of such Default or Event of Default or other event including the anticipated effect thereof, which notice, if given telephonically, shall be promptly confirmed in writing on the next Business Day;

     (g) SEC Filings and Press Releases. To Agent and Lenders, promptly upon their becoming available, copies of: (i) all Financial Statements, reports, notices and proxy statements made publicly available by an Credit Party to its security holders; (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by any Credit Party with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority; and (iii) all press releases and other statements made available by any Credit Party to the public concerning material adverse changes or developments in the business of any such Person;

     (h) Subordinated Debt and Equity Notices. To Agent and Lenders, as soon as practicable, copies of all material written notices given or received by any Credit Party with respect to any Subordinated Debt or Stock of such Person, and within two (2) Business Days after any Credit Party obtains knowledge of any matured or unmatured event of default with respect to any Subordinated Debt notice of such event of default;

     (i) Supplemental Schedules. To Agent and Lenders, supplemental disclosures, if any, required by Section 5.6 of the Agreement;

     (j) Litigation. To Agent and Lenders in writing, promptly upon learning thereof, notice of any Litigation commenced or threatened against any Credit Party that (i) seeks damages in excess of $100,000, (ii) seeks injunctive relief, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets or against any Credit Party or ERISA Affiliate in connection with any Plan, (iv) alleges criminal misconduct by any Credit Party, or (v) alleges the violation of any law regarding, or seeks remedies in connection with any Environmental Liabilities,

     (k) Insurance Notices. To Agent and Lenders, disclosure of losses or casualties required by Section 5 4 of the Agreement;

     (l) To Agent and Lenders, copies of (i) any and all default notices received under or with respect to any leased location or public warehouse where Collateral is located, and (ii) such other notices or documents as Agent may request in its reasonable discretion; and

     (m) Other Documents. To Agent and Lenders, such other financial and other information respecting any Credit Party's business or financial condition as Agent or any Lender shall from time to time, request.

                           ANNEX F (Section 4.1 (b))
                                       to
                                CREDIT AGREEMENT

                               COLLATERAL REPORTS

     Borrowers shall deliver or cause to be delivered the following:

     (a) To Agent and any Lender that has requested copies thereof in writing, on the first Business Day of each Fiscal Month as of the last day of the prior Fiscal Month, a Borrowing Base Certificate with respect to each Borrower, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion; provided, however, if Agent or Requisite Lenders request in writing that each Borrower deliver a weekly Borrowing Base Certificate, Borrowers shall deliver to Agent and any Lender that has requested copies thereof in writing, the Borrowing Base Certificate and supporting detail and documentation described above on the first Business Day of each week as of the last day of the prior week;

     (b) To Agent, upon its request, and in no event less frequently than five
(5) Business Days after the end of each Fiscal Month (together with a copy of all or any part of such delivery requested by any Lender in writing after the Closing Date), each of the following:

     (i) with respect to each Borrower, a summary of Inventory by location and type with a supporting perpetual Inventory report, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion; and

     (ii) with respect to each Borrower, a monthly trial balance showing Accounts outstanding aged from invoice due date as follows: 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 days or more, accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

     (c) To Agent, at the time of delivery of each of the monthly Financial Statements delivered pursuant to Annex E, a reconciliation of the Accounts trial balance and month-end Inventory reports of each Borrower to such Borrower's general ledger and monthly Financial Statements delivered pursuant to such Annex E, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

     (d) To Agent, at the time of delivery of each of the annual Financial Statement delivered pursuant to Annex E, (i) a listing of government contracts of each Borrower subject to the Federal Assignment of Claims Act of 1940; and
(ii) a list of any applications for the registration of any Patent, or Trademark with the United States Patent and Trademark Office or any similar office or agency which any Credit Party thereof has filed in the prior Fiscal Quarter;

     (e) Each Borrower, at its own expense, shall deliver to Agent the results of each physical verification, if any, which such Borrower or any of its Subsidiaries may in their discretion have made, or caused any other Person to have made on their behalf, of all or any portion of their Inventory (and, if a Default or an Event of Default shall have occurred and be continuing, each Borrower shall, upon the request of Agent, conduct, and deliver the results of, such physical verifications as Agent may require);

     (f) Each Borrower, at its own expense, shall deliver to Agent such appraisals of its assets as Agent may request at any time after the occurrence and during the continuance of a Default or an Event of Default, such appraisals to be conducted by an appraiser, and in form and substance, satisfactory to Agent; and

     (g) Such other reports, statements and reconciliations with respect to the Borrowing Base or Collateral of any or all Credit Parties as Agent shall from time to time request in its reasonable discretion.

                             ANNEX G (Section 6.10)
                                       to
                                CREDIT AGREEMENT

                              FINANCIAL COVENANTS

     Borrowers shall not breach or fail to comply with any of the following financial covenants, each of which shall be calculated in accordance with GAAP consistently applied:

     (a) Maximum Capital Expenditures. Holdings and its Subsidiaries on a consolidated basis (a) shall not make Capital Expenditures in excess of $12,000,000 during the Fiscal Year ending in December of 1998, (b) shall not make Capital Expenditures in excess of $13,000,000 during the Fiscal Year ending in December of 1999, and (c) shall not make Capital Expenditures in excess of $13,500,000 during any Fiscal Year thereafter.

     (b) Minimum Fixed Charge Coverage Ratio. Holdings and its Subsidiaries shall have on a consolidated basis at the end of each Fiscal Quarter set forth below, a Fixed Charge Coverage Ratio for the 12-month period then ended (or with respect to the Fiscal Quarters ending on or before September 30,1998, the period commencing on December 28, 1997 and ending on the last day of such Fiscal Quarter) of not less than the following:

1.15 to 1.0  for each Fiscal Quarter ending in June, 1998; September, 1998;
             December, 1998; and March 1999;
1.14 to 1.0  for each Fiscal Quarter ending in June, 1999; September, 1999; and
             December, 1999;
1.13 to 1.0  for each Fiscal Quarter ending in March, 2000; June, 2000;
             September, 2000; December, 2000; March, 2001; June 30, 2001;
             September, 2001; and December, 2001;
1.17 to 1.0  for Fiscal Quarter ending in March, 2002;
1.20 to 1.0  for each Fiscal Quarter ending in June, 2002; September, 2002;
             December, 2002; March, 2003; June, 2003; September, 2003;
             December, 2003; and March, 2004;
1.0 to 1.0   for each Fiscal Quarter ending in June, 2004; September, 2004;
             December 2004; March, 2005; June, 2005; September, 2005; December,
             2005; and March, 2006;
1.10 to 1.0  for the Fiscal Quarter ending in June, 2006; and
             each Fiscal Quarter ending thereafter.

     (c) Minimum EBITA. Holdings and its Subsidiaries on a consolidated basis shall have, at the end of each Fiscal Quarter set forth below, EBITA for the twelve month period then ending (or with respect to the Fiscal Quarters ending on or before September 30, 1998, the period commencing on December 28, 1997 and ending on the last day of such Fiscal Quarter) of not less than the following:

         Period                        EBITA
         ------                        -----
March of 1998                       $ 5,600,000

June of 1998                        $13,900,000

September of 1998                   $20,800,000

December of 1998                    $27,800,000

March of 1999                       $28,700,000

June of 1999                        $29,500,000

September of 1999                   $30,300,000

December of 1999                    $31,100,000

March of 2000                       $32,200,000

June of 2000                        $33,300,000

September of 2000                   $34,400,000

December of 2000                    $35,500,000

March of 2001                       $35,900,000

June of 2001                        $36,300,000

September of 2001                   $36,800,000

December of 2001                    $37,200,000

March of 2002                       $37,700,000

June of 2002                        $38,200,000

September of 2002                   $38,600,000

December of 2002                    $39,100,000

March of 2003                       $39,600,000

June of 2003                        $40,100,000

September of 2003                   $40,600,000

December of 2003                    $41,100,000

March of 2004                       $41,600,000

June of 2004                        $42,100,000

September of 2004                   $42,600,000

December of 2004                    $43,100,000

March of 2005                       $43,600,000

June of 2005                        $44,200,000

September of 2005                   $44,700,000

December of 2005                    $45,300,000

March of 2006                       $45,800,000

June of 2006                        $46,400,000

September of 2006                   $47,000,000

December of 2006                    $47,500,000

and each Fiscal Quarter thereafter  $47,500,000


     (d) Minimum Net Worth. Holdings and its Subsidiaries on a consolidated basis shall maintain at all times Net Worth equal to or greater than $55,200,000 measured as of the last day of each Fiscal Quarter and increased by an amount equal to fifty percent (50%) of the cumulative positive net income of Holdings and its Subsidiaries on a consolidated basis from the Closing Date through the last day of that Fiscal Quarter.

     (e) Minimum Interest Coverage Ratio. Holdings and its Subsidiaries on a consolidated basis shall have at the end of each Fiscal Quarter set forth below, an Interest Coverage Ratio for the 12-month period then ended (or with respect to the Fiscal Quarters ending on or before September 30, 1997, the period commencing on December 28, 1997 and ending on the last day of such Fiscal Quarter) of not less than the following:

        2.0  to 1.0  for each Fiscal Quarter ending in March of 1998; June of 1998; September of 1998; and December of 1998
        2.3 to 1.0   for the Fiscal Quarter ending in March of 1999
        2.5 to 1.0   for the Fiscal Quarter ending in June of 1999
        2.6 to 1.0   for the Fiscal Quarter ending in September of 1999
        2.7 to 1.0   for the Fiscal Quarter ending in December of 1999
        2.9 to 1.0   for the Fiscal Quarter ending in March of 2000
        3.1 to 1.0   for the Fiscal Quarter ending in June of 2000
        3.3 to 1.0   for the Fiscal Quarter ending in September 2000
        3.5 to 1.0   for the Fiscal Quarter ending in December of 2000
        3.7 to 1.0   for the Fiscal Quarter ending in March of 2001
        3.9 to 1.0   for the Fiscal Quarter ending in June of 2001
        4.0 to 1.0   for the Fiscal Quarter ending in September of 2001
        4.4 to 1.0   for the Fiscal Quarter ending in December of 2001
        4.7 to 1.0   for the Fiscal Quarter ending in March of 2002
        5.0 to 1.0   for the Fiscal Quarter ending in June of 2002
        5.3 to 1.0   for the Fiscal Quarter ending in September of 2002
        5.8 to 1.0   for the Fiscal Quarter ending in December of 2002
        6.2 to 1.0   for the Fiscal Quarter ending in March of 2003
        6.6 to 1.0   for the Fiscal Quarter ending in June of 2003
        7.1 to 1.0   for the Fiscal Quarter ending in September of 2003
        7.7 to 1.0   for the Fiscal Quarter ending in December of 2003
        9.0 to 1.0   for the Fiscal Quarter ending in March of 2004
        10.0 to 1.0  for the Fiscal Quarter ending in June of 2004 and each Fiscal Quarter end thereafter.

     Unless otherwise specifically provided herein, any accounting term used in the Agreement shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. If any "Accounting Changes" (as defined below) occur and such changes result in a change in the calculation of the financial covenants, standards or terms used in the Agreement or any other Loan Document, then Borrowers, Agent and Lenders agree to enter into negotiations in order to amend such provisions of the Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating Borrowers' and their Subsidiaries' financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made; provided however that the agreement of Requisite Lenders to any required amendments of such provisions shall be sufficient to bind all Lenders. "Accounting Changes" means (a) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions), (b) changes in accounting principles concurred in by any Borrower's certified public accountants; (c) purchase accounting adjustments under A.P.B.16 and/or
17 and EITF 88-16, and the application of the accounting principles set forth in FASB 109, including the establishment of reserves pursuant thereto and any subsequent reversal (in whole or in part) of such reserves; and (d) the reversal of any reserves established as a result of purchase accounting adjustments. All such adjustments resulting from expenditures made subsequent to the Closing Date (including capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made and deducted as part of the calculation of EBITDA in such period. If Agent, Borrowers and Requisite Lenders agree upon the required amendments, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained in the Agreement or in any other Loan Document shall, only to the extent of such Accounting Change, refer to GAAP, consistently applied after giving effect to the implementation of such Accounting. Change If Agent, Borrowers and Requisite Lenders cannot agree upon the required amendments within thirty (30) days following the date of implementation of any Accounting Change, then all Financial Statements delivered and all calculations of financial covenants and other standards and terms in accordance with the Agreement and the other Loan Documents shall be prepared, delivered and made without regard to the underlying Accounting Change.

                            ANNEX H (SECTION 9.9(a))
                                       TO
                                CREDIT AGREEMENT

                           WIRE TRANSFER INFORMATION

Name General Electric Capital Corporation
Bank: Bankers Trust Company
New York, New York
ABA No 021001033
Account No: 50232854
Account Name: GECC/CF Depositor
Reference: Selfix Inc.
Reference Number:  CFC 4075

                            ANNEX I (SECTION 11.10)
                                       TO
                                CREDIT AGREEMENT

                                NOTICE ADDRESSES

(A)   If to Agent or GE Capital, at

      General Electric Capital Corporation
      Merchant Banking Group
      10 South LaSalle Street, Suite 2700
      Chicago, Illinois 60603
      Attention: Selfix Account Manager
      Telecopier No: (312) 419-5992
      Telephone No: (312) 419-0985

      with copies to:

      Latham & Watkins
      5800 Sears Tower
      Chicago, Illinois 60603
      Attention: David G. Crumbaugh
      Telecopier No (312) 993-9767
      Telephone No: (312) 876-7660

      and

      General Electric Capital Corporation
      201 High Ride Road
      Stamford, Connecticut 06927-5100
      Attention: Corporate Counsel
      Telecopier No: (203) 316-7889
      Telephone No: (203) 316-7552

(B)   If to any Borrower, to Borrower Representative, at

      Selfix, Inc.
      4501 West 47th Street
      Chicago, Illinois 60632
      Attention: James Tennant
      Telecopier No: (773) 890-8901
      Telephone No: (773) 890-8916
      with copies to:

      Much, Shelist, Freed, Denenberg,
      Ament, Bell & Rubenstein
      200 N. LaSalle Street
      Suite 2100
      Chicago, Illinois 60601
      Attention: Jefrey C. Rubenstein
      Telecopier No: (312) 621-1750
      Telephone No: (312) 346-3100

                                    ANNEX J
                                       to
                                CREDIT AGREEMENT

                                  COMMITMENTS


LENDER                                REVOLVING LOAN  TERM LOAN A  TERM LOAN B
------                                --------------  -----------  -----------

General Electric Capital Corporation   4,500,000*      12,000,000   28,500,000

Key Corporate Capital, Inc.            7,000,000       14,000,000    9,000,000

KZH-ING-2 Corporation                                   2,500,000    7,500,000

The ING Capital Senior Secured High
Income Fund, L.P.                                       2,500,000    7,500,000

ING High Income Principal
Preservation Fund Holdings, LDC                         2,500,000    7,500,000

LaSalle National Bank                  7,000,000       13,000,000

Bank Polska Kasa Opieki S.A. -
Pekao S.A. Group, New York Branch      1,500,000        3,500,000
                                      ----------       ----------   ----------
                                      20,000,000       50,000,000   60,000,000

*Including a Swing Line Commitment of $2,000,000


                                      I-2